Exhibit 4.1/A

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                          ABN AMRO MORTGAGE CORPORATION

                                    Depositor

                                       and

                          ABN AMRO MORTGAGE GROUP, INC.

                                    Servicer


                                       and

                               JPMORGAN CHASE BANK

                                     Trustee

                          -----------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2001



                          -----------------------------


                                 $1,508,878,376

                       Mortgage Pass-Through Certificates

                                  SERIES 2001-8


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

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      -----
                                    ARTICLE I

                                   DEFINITIONS



                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.1    Conveyance of Trust Fund.................................................................76
Section 2.2    Acceptance by Trustee....................................................................80
Section 2.3    Representations and Warranties of the Depositor..........................................82
Section 2.4    Authentication and Delivery of Certificates; Designation of
                  Certificates as REMIC Regular and Residual Interests..................................86
Section 2.5    Designation of Startup Day...............................................................90
Section 2.6    No Contributions.........................................................................90
Section 2.7    Representations and Warranties of the Servicer...........................................90

                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF LOANS

Section 3.1    Servicer to Act as Servicer; Administration of the Loans.................................91
Section 3.2    Collection of Certain Loan Payments; Custodial Account for P&I...........................94
Section 3.3    Permitted Withdrawals from the Custodial Account for P&I.................................96
Section 3.4    Taxes, Assessments and Similar Items; Escrow Accounts....................................98
Section 3.5    Maintenance of Insurance.................................................................98
Section 3.6    Enforcement of Due-on-Sale Clauses; Assumption
                  and Substitution Agreements..........................................................100
Section 3.7    Realization upon Defaulted Loans........................................................101
Section 3.8    Trustee to Cooperate; Release of Mortgage Files.........................................103
Section 3.9    Servicing Compensation..................................................................104
Section 3.10   Reports to the Trustee; Custodial Account for P&I Statements............................104
Section 3.11   Annual Statement as to Compliance.......................................................105
Section 3.12   Annual Independent Public Accountants' Servicing Report.................................105
Section 3.13   Access to Certain Documentation and Information Regarding the Loans.....................105
Section 3.14   [Reserved]..............................................................................105
Section 3.15   Sale of Defaulted Loans and REO Properties..............................................106



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



Section 3.16      Delegation of Duties.................................................................107
Section 3.17      [Reserved]...........................................................................107
Section 3.18      [Reserved]...........................................................................107
Section 3.19      Appointment of a Special Servicer....................................................107
Section 3.20      Allocation of Realized Losses........................................................108

                                           ARTICLE IV

                            PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                                     STATEMENTS AND REPORTS

Section 4.1    Distributions to Certificateholders.....................................................112
Section 4.2    Statements to Certificateholders........................................................113
Section 4.3    Advances by the Servicer; Distribution Reports to the Trustee...........................115
Section 4.4    Nonrecoverable Advances.................................................................116
Section 4.5    Foreclosure Reports.....................................................................116
Section 4.6    Adjustment of Servicing Fees with Respect to Payoffs....................................117
Section 4.7    Prohibited Transactions Taxes and Other Taxes...........................................117
Section 4.8    Tax Administration......................................................................118
Section 4.9    Equal Status of Servicing Fee...........................................................118
Section 4.10   Appointment of Paying Agent and Certificate Administrator...............................118

                                            ARTICLE V

                                        THE CERTIFICATES

Section 5.1    The Certificates........................................................................119
Section 5.2    Certificates Issuable in Classes; Distributions of
                  Principal and Interest; Authorized Denominations.....................................125
Section 5.3    Registration of Transfer and Exchange of Certificates...................................126
Section 5.4    Mutilated, Destroyed, Lost or Stolen Certificates.......................................127
Section 5.5    Persons Deemed Owners...................................................................127
Section 5.6    Temporary Certificates..................................................................127
Section 5.7    Book-Entry for Book-Entry Certificates..................................................128
Section 5.8    Notices to Clearing Agency..............................................................129
Section 5.9    Definitive Certificates.................................................................129
Section 5.10   Office for Transfer of Certificates.....................................................130


                                       ii



                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.1    Liability of the Depositor and the Servicer.............................................130
Section 6.2    Merger or Consolidation of the Depositor or the Servicer................................130
Section 6.3    Limitation on Liability of the Servicer and Others......................................130
Section 6.4    Servicer Not to Resign..................................................................131

                                           ARTICLE VII

                                             DEFAULT

Section 7.1    Events of Default.......................................................................132
Section 7.2    Other Remedies of Trustee...............................................................133
Section 7.3    Directions by Certificateholders and Duties of Trustee
                  During Event of Default..............................................................134
Section 7.4    Action upon Certain Failures of Servicer and upon Event of Default......................134
Section 7.5    Appointment of Successor Servicer.......................................................134
Section 7.6    Notification to Certificateholders......................................................136

                                          ARTICLE VIII

                                     CONCERNING THE TRUSTEE

Section 8.1    Duties of Trustee.......................................................................136
Section 8.2    Certain Matters Affecting Trustee.......................................................138
Section 8.3    Trustee Not Required to Make Investigation..............................................139
Section 8.4    Trustee Not Liable for Certificates or Loans............................................139
Section 8.5    Trustee May Own Certificates............................................................140
Section 8.6    Servicer to Pay Trustee's Fees and Expenses.............................................140
Section 8.7    Eligibility Requirements for Trustee....................................................141
Section 8.8    Resignation and Removal of Trustee......................................................141
Section 8.9    Successor Trustee.......................................................................142
Section 8.10   Merger or Consolidation of Trustee......................................................142
Section 8.11   Appointment of Co-Trustee or Separate Trustee...........................................142
Section 8.12   Appointment of Custodians...............................................................144
Section 8.13   Authenticating Agent....................................................................144
Section 8.14   Bloomberg...............................................................................145
Section 8.15   Reports to Securities and Exchange Commission...........................................145
Section 8.16   Calculation of LIBOR....................................................................145


                                       iii

                                   ARTICLE IX

                                   TERMINATION

Section 9.1    Termination upon Purchase by the Depositor or Liquidation of All Loans..................146
Section 9.2    Trusts Irrevocable......................................................................148
Section 9.3    Additional Termination Requirements.....................................................148

                           ARTICLE X

                   MISCELLANEOUS PROVISIONS

Section 10.1   Amendment............................................................................148
Section 10.2   Recordation of Agreement.............................................................150
Section 10.3   Limitation on Rights of Certificateholders...........................................150
Section 10.4   Governing Law; Jurisdiction..........................................................151
Section 10.5   Notices..............................................................................151
Section 10.6   Severability of Provisions...........................................................152


                                    EXHIBITS

Exhibit A    -   Forms of Certificates
Exhibit B    -   Form of Residual Certificate
Exhibit C    -   [Reserved]
Exhibit D    -   Schedule of Loans
Exhibit E    -   Fields of Loan Information
Exhibit F    -   Form of Transferor Certificate for Privately Offered Certificates
Exhibit G    -   Form of Transferee Certificate for Privately Offered Certificates
Exhibit H    -   [Reserved]
Exhibit I    -   Form of Transferor Certificate
Exhibit J    -   Form of Transferee Affidavit and Agreement
Exhibit K    -   Form of Additional Matter Incorporated into the Form of the Certificates
Exhibit L    -   Form of Rule 144A Investment Representation
Exhibit M    -   [Reserved]
Exhibit N    -   [Reserved]
Exhibit O    -   [Reserved]
Exhibit P    -   Targeted Principal Balances
Exhibit Q    -   Bloomberg Data
Exhibit R    -   Form of Special Servicing Agreement

         This Pooling and Servicing Agreement, dated and effective as of December 1, 2001 (this "Agreement"), is executed by and among ABN AMRO Mortgage Corporation, as depositor (the "Depositor"), ABN AMRO Mortgage Group, Inc., as servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                              PRELIMINARY STATEMENT

         The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Servicer are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         The Certificates issued hereunder, other than the Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates have been offered for sale pursuant to a Prospectus, dated December 10, 2001, and a Prospectus Supplement, dated December 21, 2001 of the Depositor (together, the "Prospectus"). The Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 and Class 2B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated December 21, 2001. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the "Certificates" described therein.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Loans and other related assets in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." Component R-1 of the Class R Certificate will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". Component R-2 of the Class R Certificate will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with the Class R-2 Component, constitute the entire beneficial interests in REMIC II. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible



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maturity  date" for each of the REMIC I Regular  Interests and for each Class of
Certificates shall be (i) with respect to the Class A and Subordinate Certificates, the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Loan in the related Loan Group or Loan Groups that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity, and (ii) with respect to the Class R Certificate, the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Loan in the Mortgage Pool that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. The following table sets forth the designation, Remittance Rate, initial Class Principal Balance, and Last Scheduled Distribution Date for each Class of Certificates comprising the beneficial interests in REMIC II and the Class R Certificate:


                                            Initial Class           Last
                                            Principal               Scheduled
                      Remittance            or Notional             Distribution
Designation           Rate (1)              Balance                 Date*
-----------           ----------            ------------            ------------

Class IA-1               6.50%       $150,000,000        January 25, 2032
Class IA-2               6.25%        100,000,000        January 25, 2032
Class IA-3            Variable(2)      50,000,000        January 25, 2032
Class IA-4            Variable(3)      50,000,000        January 25, 2032
Class IA-5               6.75%         38,632,000        January 25, 2032
Class IA-6               6.75%         30,000,000        January 25, 2032
Class IA-7               6.75%(4)      42,500,000        January 25, 2032
Class IIA-1              6.50%        111,500,000        January 25, 2032
Class IIA-2              6.50%         29,869,000        January 25, 2032
Class IIA-3              6.50%(5)      17,400,000        January 25, 2032
Class IIA-4              6.50%         10,000,000        January 25, 2032
Class IIIA-1             6.50%        100,000,000        January 25, 2032
Class IIIA-2             6.50%         16,140,000        January 25, 2032
Class IIIA-3             6.50%          9,204,000        January 25, 2032
Class IIIA-4             6.50%(6)      17,500,000        January 25, 2032
Class IVA-1              6.25%        175,000,000        January 25, 2032
Class IVA-2              6.00%         90,000,000        January 25, 2032
Class IVA-3           Variable(7)      50,000,000        January 25, 2032
Class IVA-4           Variable(8)      50,000,000        January 25, 2032
Class IVA-5              6.50%         18,268,000        January 25, 2032
Class IVA-6              6.50%         28,123,000        January 25, 2032
Class IVA-8              6.50%(9)      53,000,000        January 25, 2032
Class IVA-9              6.00%         10,000,000        January 25, 2032
Class IVA-10             6.00%         12,500,000        January 25, 2032
Class VA-1               6.25%         25,000,000        January 25, 2017
Class VA-2               6.50%         88,854,000        January 25, 2017
Class VA-3               6.50%(10)         85,738        January 25, 2017
Class VIA-1              6.00%         68,549,000        January 25, 2017



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



                                       Initial Class     Last
                                       Principal         Scheduled
                      Remittance       or Notional       Distribution
Designation           Rate (1)         Balance           Date*
-----------           ----------       ------------      ------------

Class VIA-2              6.25%         68,549,000        January 25, 2017
Class 1A-P               0.00%(11)      4,064,339        January 25, 2032
Class 2A-P               0.00%(12)      3,477,237        January 25, 2017
Class 1A-X                (13)         31,699,357        January 25, 2032
Class 2A-X                (14)          3,828,585        January 25, 2017
Class 1M                  (15)         18,630,000        January 25, 2032
Class 2M              Variable(16)      1,936,000        January 25, 2017
Class 1B-1                (17)          7,523,000        January 25, 2032
Class 1B-2                (18)          5,604,000        January 25, 2032
Class 1B-3                (19)          2,410,000        January 25, 2032
Class 1B-4                (20)          2,490,000        January 25, 2032
Class 1B-5                (21)          2,499,285        January 25, 2032
Class 2B-1            Variable(16)        645,000        January 25, 2017
Class 2B-2            Variable(16)        515,000        January 25, 2017
Class 2B-3            Variable(16)        257,000        January 25, 2017
Class 2B-4            Variable(16)        257,000        January 25, 2017
Class 2B-5            Variable(16)        265,414        January 25, 2017
Class 1A-7                (22)         42,717,000        January 25, 2032
Class R+                 6.75%                100(23)    January 25, 2032


--------------

* The Distribution Date in the month after the maturity date for the latest maturing Loan.
+    The Class R Certificate is entitled to receive the Residual
     Distribution Amount and Excess Liquidation Proceeds.
(1) Interest distributed to the Certificates (other than the Principal Only Components) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Remittance Rate.
(2) Interest will accrue on the Class IA-3 Certificates at an initial interest rate of 2.75% and after the first Distribution Date at a rate per annum of 0.65% above LIBOR, determined monthly as described herein, subject to a maximum rate of 8.50% and a minimum rate of 0.65%.
(3) Interest will accrue on the Class IA-4 Certificates at an initial interest rate of 5.75% and after the first Distribution Date at a rate per annum of 7.85% minus LIBOR, determined monthly as described herein, subject to a maximum rate of 7.85% and a minimum rate of 0.00%. The Class IA-4 Certificates will accrue interest on the Class IA-4 Notional Amount (as defined herein).
(4) The Class IA-7 Certificates will generally not be entitled to receive any distributions of principal, Principal Prepayments or Liquidation Proceeds until the Distribution Date in January 2007.



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(5)   The Class IIA-3  Certificates will generally not be entitled to receive any distributions of principal, Principal Prepayments or Liquidation Proceeds until the Distribution Date in January 2007.
(6) The Class IIIA-4 Certificates will generally not be entitled to receive any distributions of principal, Principal Prepayments or Liquidation Proceeds until the Distribution Date in January 2007.
(7) Interest will accrue on the Class IVA-3 Certificates at an initial interest rate of 2.41% and after the first Distribution Date at a rate per annum of 0.50% above LIBOR, determined monthly as described herein, subject to a maximum rate of 8.50% and a minimum rate of 0.50%.
(8) Interest will accrue on the Class IVA-4 Certificates at an initial interest rate of 6.09% and after the first Distribution Date at a rate per annum of 8.00% minus LIBOR, determined monthly as described herein, subject to a maximum rate of 8.00% and a minimum rate of 0.00%. The Class IVA-4 Certificates will accrue interest on the Class IVA-4 Notional Amount (as defined herein).
(9) The Class IVA-8 Certificates will generally not be entitled to receive any distributions of principal, Principal Prepayments or Liquidation Proceeds until the Distribution Date in January 2007.
(10) The Class VA-3 Certificates will accrue interest on the Class VA-3 Notional Amount (as defined herein).
(11) For purposes of calculating distributions, the Class 1A-P Certificates will each be comprised of two Components having the designation, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation           Principal Balance      Remittance Rate
           -----------          ------------------      ---------------
        Component 1A-P-1             $2,484,052             0.00%(A)
        Component 1A-P-2              $1,580,287            0.00%(B)


        (A) Component 1A-P-1 will not be entitled to distributions of interest and will only receive principal in respect of the Group III Loans with Pass-Through Rates that are less than 6.50% per annum.
        (B) Component 1A-P-2 will not be entitled to distributions of interest and will only receive principal in respect of the Group IV Loans with Pass-Through Rates that are less than 6.50% per annum.

(12) For purposes of calculating distributions, the Class 2A-P Certificates will each be comprised of two Components having the designation, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance        Remittance Rate
           -----------          -----------------        ---------------
        Component 2A-P-1              $859,493               0.00%(A)
        Component 2A-P-2            $2,617,744               0.00%(B)

        (A) Component 2A-P-1 will not be entitled to distributions of interest and will only receive principal in respect of the Group V Loans with Pass-Through Rates that are less than 6.45% per annum.


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



         (B) Component 2A-P-2 will not be entitled to distributions of interest and will only receive principal in respect of the Group VI Loans with Pass-Through Rates that are less than 6.125% per annum.

(13) For purposes of calculating distributions, the Class 1A-X Certificates will each be comprised of four Components having the designation, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Notional Balance          Remittance Rate
           -----------          ----------------          ---------------
        Component 1A-X-1            $8,012,983               6.50%(A)
        Component 1A-X-2            $8,843,611               6.50%(B)
        Component 1A-X-3            $4,800,874               6.50%(C)
        Component 1A-X-4           $10,041,889               6.50%(D)

        (A) Component 1A-X-1 will accrue interest on the Component 1A-X-1 Notional Amount (as defined herein).
        (B) Component 1A-X-2 will accrue interest on the Component 1A-X-2 Notional Amount (as defined herein).
        (C) Component 1A-X-3 will accrue interest on the Component 1A-X-3 Notional Amount (as defined herein).
        (D) Component 1A-X-4 will accrue interest on the Component 1A-X-4 Notional Amount (as defined herein).

(14) For purposes of calculating distributions, the Class 2A-X Certificates will each be comprised of two Components having the designation, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 2A-X-1             $2,360,794              6.50%(A)
        Component 2A-X-2             $1,467,790              6.50%(B)

        (A) Component 2A-X-1 will accrue interest on the Component 2A-X-1 Notional Amount (as defined herein).
        (B) Component 2A-X-2 will accrue interest on the Component 2A-X-2 Notional Amount (as defined herein).

(15) For purposes of calculating distributions, the Class 1M Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
         Component 1M-1              $6,155,000              6.75%
         Component 1M-2              $2,613,000              6.50%
         Component 1M-3              $2,572,000              6.50%
         Component 1M-4              $7,290,000              6.50%

(16) The interest rate on these Classes of Certificates will vary from 6.45% to 6.125% per annum. The initial interest rate on each Class of these Certificates will be approximately 6.27% per annum.



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


(17) For purposes of calculating distributions, the Class 1B-1 Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 1B-1-1            $2,759,000                6.75%
        Component 1B-1-2            $1,045,000                6.50%
        Component 1B-1-3              $803,000                6.50%
        Component 1B-1-4            $2,916,000                6.50%

(18) For purposes of calculating distributions, the Class 1B-2 Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 1B-2-1            $1,910,000                6.75%
        Component 1B-2-2              $784,000                6.50%
        Component 1B-2-3              $723,000                6.50%
        Component 1B-2-4            $2,187,000                6.50%

(19) For purposes of calculating distributions, the Class 1B-3 Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 1B-3-1           $849,000                  6.75%
        Component 1B-3-2           $348,000                  6.50%
        Component 1B-3-3           $241,000                  6.50%
        Component 1B-3-4           $972,000                  6.50%

(20) For purposes of calculating distributions, the Class 1B-4 Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 1B-4-1            $849,000                  6.75%
        Component 1B-4-2            $348,000                  6.50%
        Component 1B-4-3            $321,000                  6.50%
        Component 1B-4-4            $972,000                  6.50%

(21) For purposes of calculating distributions, the Class 1B-5 Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:


                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 1B-5-1            $850,139                  6.75%
        Component 1B-5-2            $351,349                  6.50%
        Component 1B-5-3            $323,532                  6.50%
        Component 1B-5-4            $974,264                  6.50%

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


(22) For purposes of calculating distributions, the Class 1A-7 Certificates will each be comprised of two Components having the designation, initial Component Principal Balances and Remittance Rates set forth below:

                                Initial Component
           Designation          Principal Balance         Remittance Rate
           -----------          -----------------         ---------------
        Component 1A-7-1           $10,441,000                6.50%(A)
        Component 1A-7-2           $32,276,000                6.50%(B)

        (A) On each Distribution Date prior to the Credit Support Depletion Date (as defined herein), an amount equal to the Component 1A-7-1 Accrual Amount will be added to the Component 1A-7-1 Component Principal Balance, and such amount will be distributed as principal to Component 1A-7-1 and to other Classes of the Class IIIA Certificates as described herein and will not be distributed as interest to Component 1A-7-1.
        (B) On each Distribution Date prior to the Credit Support Depletion Date (as defined herein), an amount equal to the Component 1A-7-2 Accrual Amount will be added to the Component 1A-7-2 Component Principal Balance, and such amount will be distributed as principal to Component 1A-7-2 and to other Classes of the Class IVA Certificates as described herein and will not be distributed as interest to Component 1A-7-2.

(23) The Class R Certificate will be comprised of two components, component R-1, which represents the sole residual interest in REMIC I (as defined herein), and component R-2, which represents the sole residual interest in REMIC II (as defined herein).

                               W I T N E S S E T H
                               - - - - - - - - - -

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

         Accretion Directed Certificates: The Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IVA-1, Class IVA-2, Class IVA-3, Class IVA-5, Class IVA-6, Class IVA-9 and Class IVA-10 Certificates.

         Accretion Directed Components: Components 1A-7-1 and 1A-7-2 of the Class 1A-7 Certificates.

         Accrual Components: Components 1A-7-1 and 1A-7-2 of the Class 1A-7 Certificates.

         Adjustable Rate Certificates: The Class IA-3, Class IA-4, Class IVA-3 and Class IVA-4 Certificates.

         Advance:  An Advance made by the Servicer pursuant to Section 4.3.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer's Certificate of the Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

         Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of all Classes of Certificates.

         Aggregate Subordinate Percentage. will initially be approximately 1.52% and for any Distribution Date is equal to the following fraction:

        the aggregate Class Principal Balances of the Crossed Subordinate
            Certificates immediately prior to such Distribution Date
       ------------------------------------------------------------------
         the aggregate Scheduled Principal Balance of all of the Group V
         Loans and Group VI Loans immediately prior to such Distribution
               Date (exclusive of the sum of the Group V Discount
           Fractional Principal Amounts for such Distribution Date and the sum of the Group VI Discount Fractional Principal
                      Amounts for such Distribution Date).

         Aggregate Targeted Principal Balance: For any Distribution Date, the amount set forth in the table attached hereto as Exhibit P for such Distribution Date, for the aggregate Class Principal Balances of the Class IVA-9 and Class IVA-10 Certificates.

         Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

         ALTA:  The American Land Title Association, or any successor.

         Anniversary:  Each anniversary of the Cut-off Date.

         Appraised Value: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

         Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.13.

         Authorized Denomination: With respect to the Certificates (other than the Class IA-4 Certificates, Class IVA-4 Certificates, Class VA-3 Certificates, Class 1A-P Certificates, Class 2A-P Certificates, 1A-X Certificates, 2A-X Certificates, Senior Subordinate Certificates, Junior Subordinate Certificates and Class R Certificate), an initial Certificate Principal Balance equal to $25,000 each and integral multiples of $1 in excess thereof. With respect to the Class IA-4, Class IVA-4, Class 1A-X and Class 2A-X Certificates, an initial Class Notional Amount or Component Notional Amount, as applicable, equal to $500,000 each and integral multiples of $1 in excess thereof. With respect to the Class 1A-P and Class 2A-P Certificates, an initial Certificate Principal Balance equal to $150,000 each and integral multiples of $1 in excess thereof. With respect to the Class VA-3 Certificate, one Certificate with a Percentage Interest equal to 100%. With respect to the Senior Subordinate Certificates, an initial Certificate Principal Balance equal to $100,000 each and integral multiples of $1 in excess thereof. With respect to the Junior Subordinate Certificates, an initial Certificate Principal Balance equal to $250,000 each and integral multiples of $1 in excess thereof. With respect to the Class R Certificate, one Certificate with a Percentage Interest equal to 100%.

         Available Distribution Amount: As determined separately for each Loan Group, the sum of the following amounts:

                  (1) the total amount of all cash received by or on behalf of the Servicer with respect to such related Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds and Insurance Proceeds), except:

                           (a)      all Prepaid Monthly Payments;

                           (b) all  Curtailments  received  after the applicable
                  Prepayment Period (together with any interest payment received with such prepayments to the extent that it represents the payment of interest accrued on a related Loan subsequent to the applicable Prepayment Period);

                           (c) all Payoffs received after the applicable Prepayment Period (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on such Loan for the period subsequent to the applicable Prepayment Period);

                           (d) Insurance Proceeds and Liquidation Proceeds on such Loans received after the applicable Prepayment Period;

                           (e) all amounts in the Custodial Account for P & I which are due and reimbursable to the Servicer pursuant to the terms of this Agreement;

                           (f)  the Servicing Fee for each such Loan; and

                           (g)  Excess Liquidation Proceeds;

                  (2) to the extent advanced by the Servicer and not previously distributed, the amount of any Advance made by the Servicer to the Trustee with respect to such Distribution Date relating to such related Loans;

                  (3) to the extent advanced by the Servicer and not previously distributed, any amount payable as Compensating Interest by the Servicer on such Distribution Date relating to such related Loans; and

                  (4)  the  total   amount,   to  the  extent   not   previously
         distributed, of all cash received by the Distribution Date by the Trustee or the Servicer, in respect of a Purchase Obligation under
         Section 2.2 and Section 2.3 or any permitted repurchase of a Loan;

         provided that, on any Distribution Date on or after the date on which the aggregate Certificate Principal Balances of the Group V Certificates or the Group VI Certificates have been reduced to zero, the Group V or Group IV Available Distribution Amount, as applicable, to the extent attributable to principal (in excess of that needed to reduce such aggregate Certificate Principal Balances of the Group V Certificates or the Group IV Certificates to zero) for the Loan Group relating to such Certificates that have been paid in full, other than the portion thereof distributable to Component 2A-P-1 of the Class 2A-P Certificates or Component 2A-P-2 of the Class 2A-P Certificates, as applicable, shall be reduced by the Class Principal Balance of the remaining Group V Certificates or Group VI Certificates, as applicable, that have not been paid in full and such amount shall be added to the Available Distribution Amount for the Loan Group relating to such Certificates, provided further that on such Distribution Date either
         (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% times the initial Aggregate Subordinate Percentage, or
         (b) the average outstanding Principal Balance of the Loans in either Loan Group delinquent 60 days or more over the last six months, as a percentage of the corresponding Group V or Group VI Subordinate Amount, is greater than or equal to 50%.

         Bankruptcy Coverage: With respect to each Loan Group (or with respect to combined Loan Group V and Loan Group VI), as of the Cut-Off Date, $120,645 for Loan Group I, $100,000 for Loan Group II, $100,000 for Loan Group III, $134,453 for Loan Group IV and $100,000 for combined Loan Group V and Loan Group VI, and thereafter, the initial Bankruptcy Coverage amount for such Loan Group, less (a) any scheduled or permissible reduction in the applicable amount of Bankruptcy Coverage pursuant to this definition and (b) Bankruptcy Losses in any Loan Group or Loan Groups allocated to the related Certificates. The Bankruptcy Coverage for any Loan Group or Loan Groups may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the related Certificates by each Rating Agency.

         Bankruptcy Loss: A loss on a Loan arising out of (i) a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code, other than any such reduction that arises out of clause (ii) of this definition of "Bankruptcy Loss," including, without limitation, any such reduction that results in a permanent forgiveness of principal, or (ii) with respect to any Loan, a valuation, by a court of competent jurisdiction in a case under such Bankruptcy Code, of the related Mortgaged Property in an amount less than the then outstanding Principal Balance of such Loan.

         Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

         Book-Entry Certificates: The Class A Certificates, Class 1A-P Certificates, Class 2A-P Certificates, Class 1A-X Certificates, Class 2A-X Certificates and the Senior Subordinate Certificates, beneficial ownership and transfers of which shall be made through book entries as described in Section 5.7.

         Business Day:   Any day other than a  Saturday,  a Sunday,  or a day on
which banking institutions in Chicago, Illinois or New York, New York, are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibits A and B hereto. The additional matter appearing in Exhibit K shall be deemed incorporated into Exhibits A and B as though set forth at the end of Exhibit A and at the end of Exhibit B, as applicable.

         Certificate Account: The separate trust account created and maintained with the Trustee or any other bank or trust company acceptable to each Rating Agency which is incorporated or organized under the laws of the United States or any state thereof, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to each Rating Agency. Funds in the Certificate Account in respect of each of the Loan Groups and amounts withdrawn from the Certificate Account attributable to each of such Loan Groups shall be accounted for separately. If the Trustee has appointed a Certificate Administrator pursuant to Section 4.10, funds on deposit in the Certificate Account may be invested in Eligible Investments and reinvestment earnings thereon shall be paid to the Certificate Administrator as additional compensation for the Certificate Administrator's performance of the duties delegated to it by the Trustee. Funds deposited in the Certificate Account (exclusive of the Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 3.2, Section 3.3 and Section 4.1.

         Certificate Account Statement: With respect to the Certificate Account, a statement delivered by the Certificate Administrator to the Trustee pursuant to Section 3.10.

         Certificate Administrator: As defined in Section 4.10.

         Certificate Administrator and Trustee Fee: For each Loan, a fee per annum equal to 0.0100%, of the outstanding Principal Balance thereof which shall be paid by the Servicer to the Certificate Administrator and the Trustee.

         Certificate Distribution Amount: (I) For any Distribution Date prior to the Group I, Group II, Group III, Group IV or combined Group V and Group VI Credit Support Depletion Date, the applicable Available Distribution Amount for the related Group I, Group II, Group III, Group IV, Group V or Group VI Loans shall be distributed to the related Certificates in the following amounts and priority:

         (A) with respect to the Class IA Certificates, Group I Senior Component and the Class R Certificate, to the extent of the Group I Available Distribution Amount on such Distribution
                  Date:

                  (i) first, to the Class IA Certificates, Group I Senior Component and Class R Certificate, concurrently, the sum of the applicable Interest Distribution Amounts for such Classes and Component of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii) second, to the Class IA Certificates, Group I Senior Component and Class R Certificate, concurrently, the sum of the applicable Interest Distribution Amounts for such Classes and Component of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (iii) third, to the Class IA Certificates and Class R Certificate then entitled to principal, the Group I Senior Principal Amount as follows:

                           (a) first, to the Class R Certificate, until its Class Principal Balance has been reduced to zero;

                           (b) second, to the Class IA-7 Certificates, until their Class Principal Balance has been reduced to zero, the lesser of;

                                   (1) the Class IA-7 Lockout Principal Amount; and

                                   (2)  98.6% of the portion of the Group I
                                        Senior Principal Amount available under
                                        this clause (I)(A)(iii)(b);

                           (c) third, to the Class IA-1, Class IA--2 and Class IA-3 Certificates, pro rata, according to their outstanding Certificate Principal Balances, until their respective Class Principal Balances have been reduced to zero; and

                           (d) fourth, to the Class IA-5, Class IA-6 and Class IA-7 Certificates, sequentially, until their respective Class Principal Balances have been reduced to zero;

         (B) with respect to the Class IA Certificates, Group I Senior Components, Group I Subordinate Components and Class R
                  Certificate, to the extent of the Group I Available Distribution Amount remaining:

                  (i) first, to the Components 1M-1, 1B-1-1, 1B-2-1, 1B-3-1, 1B-4-1 and 1B-5-1, in their order of seniority, the following:

                        (a) their respective amounts of previously unpaid and then current Interest Distribution Amounts;

                        (b) their pro rata share, according to their respective Component Principal Balances, of the applicable Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Component Principal Balances have been reduced to zero;

                  (ii) second, to the Class IA Certificates, Group I Senior Components, Class R Certificate and Group I Subordinate Components in their order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class or Component, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(B)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Class IA Certificates or Class R Certificate or the Component Principal Balances of the Group I Senior Components or Group I Subordinate Components; and

                  (iii) third, to the Class R Certificate, the Group I Residual Distribution Amount;

         (C)      with respect to the Class IIA Certificates and Group II Senior
                  Components,   to  the   extent  of  the  Group  II   Available
                  Distribution Amount on such Distribution Date:

                  (i)    first,  to the  Class IIA  Certificates  and Group II
                         Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes and Components of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (ii) second, to the Class IIA Certificates and Group II Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (iii) third, to the Class IIA Certificates then entitled to principal, the Group II Senior Principal Amount as follows:

                         (a) first, to the Class IIA-3 Certificates, until their Class Principal Balance has been reduced to zero, the lesser of:

                              (1)  the Class IIA-3 Lockout Principal Amount; and

                              (2) 98.6% of the portion of the Group II Senior Principal Amount available under this clause
                                   (I)(C)(iii)(a); and

                         (b) second, to the Class IIA-1, Class IIA-2, Class IIA-4 and Class IIA-3 Certificates, sequentially, until their respective Class Principal Balances have been reduced to zero;

         (D) with respect to the Class IIA Certificates, Group II Senior Components, Group II Subordinate Components and Class R Certificate, to the extent of the Group II Available Distribution Amount remaining:

                  (i) first, to the Components 1M-2, 1B-1-2, 1B-2-2, 1B-3-2, 1B-4-2 and 1B-5-2, in their order of seniority, the following:

                         (a) their respective amounts of previously unpaid and then current Interest Distribution Amounts;

                         (b) their pro rata share, according to their respective Component Principal Balances, of the applicable Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Component Principal Balances have been reduced to zero;

                  (ii) second, to the Class IIA Certificates, Group II Senior Components and Group II Subordinate Components in their order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class or Component, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(D)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Class IIA Certificates or the Component Principal Balances of the Group II Senior Components or Group II Subordinate Components; and

                  (iii) third, to the Class R Certificate, the Group II Residual
                        Distribution Amount;

         (E) with respect to the Class IIIA Certificates and Group III Senior Components, to the extent of the Group III Available Distribution Amount on such Distribution Date:

                  (i) first, as principal to Component 1A-P-1 of the Class 1A-P Certificates, the sum of the Group III Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class IIIA Certificates and Group III Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes and Components (other than Component 1A-P-1 of the Class 1A-P

                        Certificates) of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts; provided, however, that the aggregate amount that would otherwise be payable to Component 1A-7-1 of the Class 1A-7 Certificates pursuant to this clause (I)(E)(ii) will be paid instead as principal as described in clause
                        (I)(E)(iii)(b) of this definition of "Certificate Distribution Amount";

                  (iii) third, (a) to the Class IIIA  Certificates and Group III
                        Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components (other than Component 1A-P-1 of the Class 1A-P Certificates) of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                        (b) the Component 1A-7-1 Accrual Amount as principal as follows:

                                 (1) first, to the Class IIIA-3, Certificates, until their Class Principal Balance has been reduced to zero; and

                                 (2)   second, concurrently as follows:

                                       (A)     30%   to   the    Class    IIIA-1
                                               Certificates,  until  their Class
                                               Principal    Balance   has   been
                                               reduced to zero; and

                                       (B)     70%   to   the    Class    IIIA-2
                                               Certificates,  until  their Class
                                               Principal    Balance   has   been
                                               reduced to zero; and

                                 (3) third, to the Class IIIA-2 Certificates, the Class IIIA-1 Certificates and Component 1A-7-1 of the Class 1A-7 Certificates, sequentially, until their respective Class Principal Balances or Component Principal Balance, as applicable, have been reduced to zero;

                  (iv) fourth, to the Class IIIA Certificates and Component 1A-7-1 of the Class 1A- 7 Certificates then entitled to principal, the Group III Senior Principal Amount as follows:

                           (a) first, to the Class IIIA-4 Certificates, until their Class Principal Balance has been reduced to zero, the lesser of:

                                 (1) the Class IIIA-4 Lockout Principal Amount; and

                                 (2) 98.6% of the portion of the Group III Senior Principal Amount available under this clause (I)(D)(iv)(a).

                           (b) second, to the Class IIIA-1, Class IIIA-2 and Class IIIA-3 Certificates and Component 1A-7-1 of the Class 1A-7 Certificates, sequentially, until their respective Class Principal Balances or Component Principal Balance, as applicable, have been reduced to zero;

                           (c) third, to the Class IIIA-4 Certificates, until their Class Principal Balance has been reduced to zero;

                  (v) fifth, to Component 1A-P-1 of the Class 1A-P Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date, the sum of the Group III Discount Fractional Principal Shortfalls payable to Component 1A-P-1 of the Class 1A-P Certificates on previous Distribution Dates pursuant to clause (I)(E)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates; and

                  (vi) sixth, to Component 1A-P-1 of the Class 1A-P Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date (less any amounts distributed to Component 1A-P-1 of the Class 1A-P Certificates pursuant to paragraph (I)(E)(v)), the sum of the Group III Discount Fractional Principal Shortfalls for such Distribution Date; provided that any amounts distributed in respect of the Group III Discount Fractional Principal Shortfalls pursuant to paragraph
                        (I)(E)(v) or this paragraph (I)(E)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction of the Component 1A-P-1 Component Principal Balance;

         (F) with respect to the Class IIIA Certificates, Group III Senior Components, Group III Subordinate Components and Class R Certificate, to the extent of the Group III Available Distribution Amount remaining:

                  (i) first, to the Components 1M-3, 1B-1-3, 1B-2-3, 1B-3-3, 1B-4-3 and 1B-5-3, in their order of seniority, the following:

                        (a) their respective amounts of previously unpaid and then current Interest Distribution Amounts;

                        (b) their pro rata share, according to their respective Component Principal Balances, of the applicable Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Component Principal Balances have been reduced to zero;

                  (ii) second, to the Class IIIA Certificates, Group III Senior Components and Group III Subordinate Components in their order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class or Component, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(F)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Class IIIA Certificates or the Component Principal Balances of the Group III Senior Components or Group III Subordinate Components; and

                  (iii) third, to the Class R Certificate, the Group III Residual Distribution Amount;

         (G)      with respect to the Class IVA Certificates and Group IV Senior
                  Components,   to  the   extent  of  the  Group  IV   Available
                  Distribution Amount on such Distribution Date:

                  (i) first, as principal to Component 1A-P-2 of the Class 1A-P Certificates, the sum of the Group IV Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class IVA Certificates and Group IV Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes and Components (other than Component 1A-P-2 of the Class 1A-P Certificates) of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts; provided, however, that the aggregate amount that would otherwise be payable to Component 1A-7-2 of the Class 1A-7 Certificates pursuant to this clause
                            (I)(G)(ii)  will be paid  instead  as  principal  as
                            described in clause (I)(G)(iii)(b) of this definition of "Certificate Distribution Amount";

                  (iii) third, (a) to the Class IVA Certificates and Group IV Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components (other than Component 1A-P-2 of the Class 1A-P Certificates) of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                            (b)   the   Component   1A-7-2   Accrual  Amount  as
                                  principal as follows:

                                 (1) first, to the Class IVA-6 and Class IVA-5 Certificates, sequentially, until their respective Class Principal Balances have been reduced to zero;

                                 (2) second, to the Class IVA-1, Class IVA-2, Class IVA-3, Class IVA-9 and Class IVA-10 Certificates, pro rata, according to their outstanding Certificate Principal Balances or, in the case of
                                        the  Class   IVA-9   and  Class   IVA-10
                                        Certificates,       their      aggregate
                                        outstanding    Certificates    Principal
                                        Balances, as follows:

                                        (A)    to the Class IVA-1  Certificates,
                                               until   their   Class   Principal
                                               Balance has been reduced to zero;

                                        (B)    to the Class IVA-2  Certificates,
                                               until   their   Class   Principal
                                               Balance has been reduced to zero;

                                        (C)    to the Class IVA-3  Certificates,
                                               until   their   Class   Principal
                                               Balance has been reduced to zero;

                                        (D)    to  the  Class  IVA-9  and  Class
                                               IVA-10 Certificates, sequentially
                                               as follows:

                                               (i)   first,  to the Class  IVA-9
                                                     and      Class       IVA-10
                                                     Certificates, to the extent
                                                     necessary   to  reduce  the
                                                     aggregate  Class  Principal
                                                     Balance of the Class  IVA-9
                                                     and      Class       IVA-10
                                                     Certificates    to    their
                                                     Aggregate          Targeted
                                                     Principal Balance set forth
                                                     in   Exhibit   P   attached
                                                     hereto,   sequentially   as
                                                     follows:

                                                     a.  40% to the  Class IVA-9
                                                         Certificates; and

                                                     b.  60% to the Class IVA-10
                                                         Certificates;

                                               (ii)  second,  to the Class IVA-9
                                                     and      Class       IVA-10
                                                     Certificates,       without
                                                     regard  to their  Aggregate
                                                     Targeted Principal Balances
                                                     set  forth  in   Exhibit  P
                                                     attached            hereto,
                                                     sequentially as follows:

                                                     a.  70% to the  Class IVA-9
                                                         Certificates; and

                                                     b.  30% to the Class IVA-10
                                                         Certificates;

                                               (iii) third,  to the Class  IVA-9
                                                     and      Class       IVA-10
                                                     Certificates, sequentially,
                                                     until   their    respective
                                                     Class  Principal   Balances
                                                     have been  reduced to zero;
                                                     and

                                 (3) third, to Component 1A-7-2 of the Class 1A-7 Certificates, until its Component Principal Balance has been reduced to zero;

                  (iv) fourth, to the Class IVA Certificates and Component 1A-7-2 of the Class 1A- 7 Certificates then entitled to principal, the Group IV Senior Principal Amount as follows:

                         (a) first, to the Class IVA-8 Certificates, until their Class Principal Balance has been reduced to zero, the lesser of:

                               (1)   the Class IVA-8 Lockout Principal Amount;
                                     and

                               (2) 98.6% of the portion of the Group IV Senior Principal Amount available under this clause (I)(G)(iv)(a);

                         (b) second, to the Class IVA-1, Class IVA-2, Class IVA-3, Class IVA-9 and IVA-10 Certificates, pro rata, according to their outstanding Certificate Principal Balances or, in the case of the Class IVA-9 and Class IVA-10 Certificates, their aggregate outstanding Certificates Principal Balances, as follows:

                               (1) to the Class IVA-1 Certificates, until their Class Principal Balance has been reduced to zero;

                               (2) to the Class IVA-2 Certificates, until their Class Principal Balances has been reduced to zero;

                               (3) to the Class IVA-3 Certificates, until their Class Principal Balance has been reduced to zero;

                               (4) to the Class IVA-9 and the Class IVA-10 Certificates, sequentially as follows:

                                      (A)    first,  to the  Class  IVA-9  and
                                             Class IVA-10 Certificates, to the
                                             extent  necessary  to reduce  the
                                             aggregate Class Principal Balance
                                             of  the  Class  IVA-9  and  Class
                                             IVA-10   Certificates   to  their
                                             Aggregate    Targeted   Principal
                                             Balances  set forth in  Exhibit P
                                             attached hereto,  sequentially as
                                             follows:

                                             (i)   40% to the  Class IVA-9
                                                   Certificates; and

                                             (ii)  60% to the Class IVA-10
                                                   Certificates;

                                      (B)    second,  to the  Class  IVA-9 and
                                             Class    IVA-10     Certificates,
                                             without regard to their Aggregate
                                             Targeted  Principal  Balance  set
                                             forth  in   Exhibit  P   attached
                                             hereto, sequentially as follows:

                                             (i)   70% to  the Class IVA-9
                                                   Certificates; and

                                             (ii)  30% to the Class IVA-10
                                                   Certificates;

                                        (C)    third,  to the  Class  IVA-9  and
                                               Class    IVA-10     Certificates,
                                               sequentially,     until     their
                                               respective     Class    Principal
                                               Balances  have  been  reduced  to
                                               zero; and

                           (c) third, to the Class IVA-5 Certificates, the Class IVA-6 Certificates, Component 1A-7-2 of the Class 1A-7 Certificates and the Class IVA-8 Certificates, sequentially, until their respective Class Principal Balances or Component Principal Balance, as applicable, have been reduced to zero;

                  (v) fifth, to Component 1A-P-2 of the Class 1A-P Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date, the sum of the Group IV Discount Fractional Principal Shortfalls payable to Component 1A-P-2 of the Class 1A-P Certificates on previous Distribution Dates pursuant to clause (I)(G)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates; and

                  (vi)      sixth,  to  Component   1A-P-2  of  the  Class  1A-P
                            Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date (less any amounts distributed to Component 1A-P-2 of the Class 1A-P Certificates pursuant to paragraph (I)(G)(v)), the sum of the Group IV Discount Fractional Principal Shortfalls for such Distribution Date; provided that any amounts distributed in respect of the Group IV Discount Fractional Principal Shortfalls pursuant to paragraph (I)(G)(v) or this paragraph (I)(G)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction of the Component 1A-P-2 Component Principal Balance;

         (H) with respect to the Class IVA Certificates, Group IV Senior Components, Group IV Subordinate Components and Class R Certificate, to the extent of the Group IV Available Distribution Amount remaining:

                  (i)       first,  to  the  Components  1M-4,  1B-1-4,  1B-2-4,
                            1B-3-4,   1B-4-4  and  1B-5-4,  in  their  order  of
                            seniority, the following:

                            (a) their  respective amounts of previously unpaid
                                and then current Interest Distribution Amounts;

                            (b) their  pro  rata  share,  according   to  their
                                respective Component Principal Balances, of the applicable Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Component Principal Balances have been reduced to zero;

                  (ii) second, to the Class IVA Certificates, Group IV Senior Components and Group IV Subordinate Components in their order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class or Component, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(H)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Class IVA Certificates or the Component Principal Balances of the Group IV Senior Components or Group IV Subordinate Components; and

                  (iii) third, to the Class R Certificate, the Group IV Residual Distribution Amount;

         (I)      with respect to the Class VA  Certificates  and Group V Senior
                  Components,   to  the   extent  of  the   Group  V   Available
                  Distribution Amount on such Distribution Date:

                  (i) first, as principal to Component 2A-P-1 of the Class 2A-P Certificates, the sum of the Group V Discount Fractional Principal Amounts for such Distribution Date;

                  (ii)     second,  to the  Class VA  Certificates  and  Group V
                           Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes and Components (other than Component 2A-P-1 of the Class 2A-P Certificates) of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (iii)    third,  to the  Class  VA  Certificates  and  Group V
                           Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components (other than Component 2A-P-1 of the Class 2A-P Certificates) of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (iv) fourth, to the Class VA-1 and Class VA-2 Certificates, the Group V Senior Principal Amount pro rata, according to their outstanding Certificate
                           Principal Balances, until their respective Class Principal Balances have been reduced to zero;

                  (v) fifth, to Component 2A-P-1 of the Class 2A-P Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date, the sum of the Group V Discount Fractional Principal Shortfalls payable to Component 2A-P-1 of the Class 2A-P Certificates on previous Distribution Dates pursuant to clause (I)(I)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates; and

                  (vi)      sixth,  to  Component   2A-P-1  of  the  Class  2A-P
                            Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date (less any amounts distributed to Component 2A-P-1 of the Class 2A-P Certificates pursuant to paragraph (I)(I)(v)), the sum of the Group V Discount Fractional Principal Shortfalls for such Distribution Date; provided that any amounts distributed in respect of the Group V Discount Fractional Principal Shortfalls pursuant to paragraph (I)(I)(v) or this paragraph (I)(I)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction of the Component 2A-P-1 Component Principal Balance;

         (J) with respect to the Class VA Certificates, Group V Senior Components, Crossed Subordinate Certificates and Class R Certificate, to the extent of the Group V Available Distribution Amount remaining:

                  (i) first, to the Class 2M, 2B-1, 2B-2, 2B-3, 2B-4 and 2B-5 Certificates, in their order of seniority, the following:

                           (a) their respective amounts of previously unpaid and then current Interest Distribution Amounts;

                           (b) their pro rata share, according to their respective Class Principal Balances, of the applicable Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Class Principal Balances have been reduced to zero;

                  (ii) second, to the Class VA Certificates, Group V Senior Components and Crossed Subordinate Certificates in their order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class or Component, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(J)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Class VA Certificates or Crossed Subordinate Certificates or the Component Principal Balances of the Group V Senior Components; and

                  (iii) third, to the Class R Certificate, the Group V Residual Distribution Amount;

         (K)      with respect to the Class VIA Certificates and Group VI Senior
                  Components,   to  the   extent  of  the  Group  VI   Available
                  Distribution Amount on such Distribution Date:

                  (i) first, as principal to Component 2A-P-2 of the Class 2A-P Certificates, the sum of the Group VI Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class VIA Certificates and Group VI Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes and Components (other than Component 2A-P-2 of the Class 2A-P Certificates) of Certificates remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

                  (iii)    third,  to the  Class VIA  Certificates  and Group VI
                           Senior Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components (other than Component 2A-P-2 of the Class 2A-P Certificates) of Certificates for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

                  (iv) fourth, to the Class VIA-1 and Class VIA-2 Certificates, the Group VI Senior Principal Amount, pro rata, according to their outstanding Certificate Principal Balances, until their respective Class Principal Balances have been reduced to zero;

                  (v) fifth, to Component 2A-P-2 of the Class 2A-P Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date, the sum of the Group VI Discount Fractional Principal Shortfalls payable to Component 2A-P-2 of the Class 2A-P Certificates on previous Distribution Dates pursuant to clause (I)(K)(vi) of this definition of "Certificate Distribution Amount" and remaining unpaid from such previous Distribution Dates; and

                  (vi) sixth, to Component 2A-P-2 of the Class 2A-P Certificates, up to the applicable Subordinate Principal Amount (determined without regard to the proviso of such definition) for such Distribution Date (less any amounts distributed to Component 2A-P-2 of the Class 2A-P Certificates pursuant to paragraph (I)(K)(v)), the sum of the Group VI Discount Fractional Principal Shortfalls for such
                           Distribution   Date;   provided   that  any  amounts
                           distributed  in  respect  of the  Group VI  Discount
                           Fractional    Principal   Shortfalls   pursuant   to
                           paragraph (I)(K)(v) or this paragraph (I)(K)(vi) of this definition of "Certificate Distribution Amount" shall not cause a further reduction of the Component 2A-P-2 Component Principal Balance;

         (L) with respect to the Class VIA Certificates, Group VI Senior Components, Crossed Subordinate Certificates and Class R Certificate, to the extent of the Group VI Available Distribution Amount remaining:

                  (i) first, to the Class 2M, 2B-1, 2B-2, 2B-3, 2B-4 and 2B-5 Certificates, in their order of seniority, the following:

                           (a) their respective amounts of previously unpaid and then current Interest Distribution Amounts;

                           (b) their pro rata share, according to their respective Class Principal Balances, of the applicable Subordinate Principal Amount allocable pursuant to the definition of "Subordinate Principal Amount" herein, until their Class Principal Balances have been reduced to zero;

                  (ii) second, to the Class VIA Certificates, Group VI Senior Components and Crossed Subordinate Certificates in their order of seniority, the amount of unreimbursed Realized Losses previously allocated to such Class or Component, if any, provided, that any amounts distributed in respect of losses pursuant to this paragraph (I)(L)(ii) of this definition of "Certificate Distribution Amount" shall not cause a further reduction in the Class Principal Balances of the Class VIA Certificates or Crossed Subordinate Certificates or the Component Principal Balances of the Group VI Senior Components; and

                  (iii) third, to the Class R Certificate, the Group VI Residual
                        Distribution Amount;

         (II) For any Distribution Date on or after the Group I, Group II, Group III, Group IV or combined Group V and Group VI Credit Support Depletion Date, the applicable Available Distribution Amount for the related Group I, Group II, Group III, Group IV, Group V or Group VI Loans shall be distributed to the applicable Senior Certificates and Senior Components in the following order of priority:

         (A) with respect to the Class IA Certificates, Group I Senior Components and Class R Certificate, to the extent of the Group I Available Distribution Amount on such Distribution Date:

                  (i) first, to the Class IA Certificates and Group I Senior Components and Class R Certificate, previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (ii) second, to the Class IA Certificates and Class R Certificate, the Group I Senior Principal Amount, pro rata, according to their respective Class Principal Balances;

                  (iii) third, to the Class IA Certificates, and Class R Certificate, pro rata, according to their respective Class Principal Balances or Component Principal Balances, as applicable, the amount of unreimbursed Realized Losses previously allocated to such Class or Component; and

                  (iv) fourth, to the Class R Certificate, the remainder, if any, of the Group I Available Distribution Amount for such Distribution Date.

         (B) with respect to the Class IIA Certificates, Group II Senior Components and Class R Certificate, to the extent of the Group II Available Distribution Amount on such Distribution Date:

                  (i) first, to the Class IIA Certificates and Group II Senior Components previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (ii) second, to the Class IIA Certificates, the Group II Senior Principal Amount, pro rata, according to their respective Class Principal Balances;

                  (iii) third, to the Class IIA Certificates pro rata, according to their respective Class Principal Balances or Component Principal Balances, as applicable, the amount of unreimbursed Realized Losses previously allocated to such Class or Component; and

                  (iv) fourth, to the Class R Certificate, the remainder, if any, of the Group II Available Distribution Amount for such Distribution Date.

         (C) with respect to the Class IIIA Certificates, Group III Senior Components and Class R Certificate, to the extent of the Group III Available Distribution Amount on such Distribution Date:

                  (i) first, to Component 1A-P-1 of the Class 1A-P Certificates the sum of the Group III Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class IIIA Certificates and Group III Senior Components (excluding Component 1A-P-1 of the Class 1A-P Certificates) (including the related Accrual Component), previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (iii) third, to the Class IIIA Certificates and Component 1A-7-1 of the Class 1A-7 Certificates, the Group III Senior Principal Amount, pro rata, according to their respective Class Principal Balances or Component Principal Balance;

                  (iv) fourth, to the Class IIIA Certificates and Component 1A-P-1 of the Class 1A- P Certificates and Component 1A-7-1 of the Class 1A-7 Certificates, pro rata, according to their respective Class Principal Balances or Component Principal Balances, as applicable, the amount of unreimbursed Realized Losses previously allocated to such Class or Component; and

                  (v) fifth, to the Class R Certificate, the remainder, if any, of the Group III Available Distribution Amount for such Distribution Date.

         (D) with respect to the Class IVA Certificates, Group IV Senior Components and Class R Certificate, to the extent of the Group IV Available Distribution Amount on such Distribution Date:

                  (i) first, to Component 1A-P-2 of the Class 1A-P Certificates the sum of the Group IV Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class IVA Certificates and Group IV Senior Components (excluding Component 1A-P-2 of the Class 1A-P Certificates)(including the related Accrual Component), previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (iii) third, to the Class IVA Certificates and Component 1A-7-2 of the Class 1A-7 Certificates, the Group IV Senior Principal Amount, pro rata, according to their respective Class Principal Balances or Component Principal Balance;

                  (iv) fourth, to the Class IVA Certificates and Component 1A-P-2 of the Class 1A- P Certificates and Component 1A-7-2 of the Certificates, pro rata, according to their respective Class Principal Balances or Component Principal Balances, as applicable, the amount of unreimbursed Realized Losses previously allocated to such Class or Component; and

                  (v) fifth, to the Class R Certificate, the remainder, if any, of the Group IV Available Distribution Amount for such Distribution Date.

         (E) with respect to the Class VA Certificates, Group V Senior Components and Class R Certificate, to the extent of the Group V Available Distribution Amount on such Distribution Date:

                  (i) first, to Component 2A-P-1 of the Class 2A-P Certificates the sum of the Group V Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class VA Certificates and Group V Senior Components (excluding Component 2A-P-1 of the Class 2A-P Certificates), previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (iii) third, to the Class VA Certificates, the Group V Senior Principal Amount, pro rata, according to their respective Class Principal Balances;

                  (iv) fourth, to the Class VA Certificates and Component 2A-P-1 of the Class 2A- P Certificates, pro rata, according to their respective Class Principal Balances or Component Principal Balances, as applicable, the amount of unreimbursed Realized Losses previously allocated to such Class or Component; and

                  (v) fifth, to the Class R Certificate, the remainder, if any, of the Group V Available Distribution Amount for such Distribution Date.

         (F) with respect to the Class VIA Certificates, Group VI Senior Components and Class R Certificate, to the extent of the Group VI Available Distribution Amount on such Distribution Date:

                  (i) first, to Component 2A-P-2 of the Class 2A-P Certificates the sum of the Group VI Discount Fractional Principal Amounts for such Distribution Date;

                  (ii) second, to the Class VIA Certificates and Group VI Senior Components (excluding Component 2A-P-2 of the Class 2A-P Certificates), previously unpaid and then current Interest Distribution Amounts, pro rata, according to such amount payable to the extent of amounts available;

                  (iii) third, to the Class VIA Certificates, the Group VI Senior Principal Amount, pro rata, according to their respective Class Principal Balances;

                  (iv) fourth, to the Class VIA Certificates and Component 2A-P-2 of the Class 2A- P Certificates, pro rata, according to their respective Class Principal Balances or Component Principal Balances, as applicable, the amount of unreimbursed Realized Losses previously allocated to such Class or Component; and

                  (v) fifth, to the Class R Certificate, the remainder, if any, of the Group VI Available Distribution Amount for such Distribution Date.

          Certificate Principal Balance: For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate.

          Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.3. Initially, the Certificate Registrar shall be LaSalle Bank National Association.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Certificate Administrator, the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee, the Certificate

Registrar and the Paying Agent may conclusively rely upon an Officer's Certificate to determine whether any Person is an Affiliate of the Depositor, the Certificate Administrator or the Servicer.

         Certificateholders' Report: As defined in Section 4.2(a).

         Class: All Certificates having the same priority and rights to payments from the applicable Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A and B.

         Class  A  Certificates:  The  Class  IA  Certificates,  and  Class  IIA
Certificates,   Class  IIIA  Certificates,  Class  IVA  Certificates,  Class  VA
Certificates and Class VIA Certificates collectively.

         Class IA Certificates: The Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6 and Class IA-7 Certificates, collectively, and designated as such on the face thereof in substantially the forms attached hereto as Exhibits A-1 through A-7, respectively.

         Class IA-3 Interest Rate: With respect to the initial Interest Accrual Period is 2.75% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.65% (subject to a maximum rate of 8.50% per annum and a minimum rate of 0.65% per annum).

         Class IA-4 Interest Rate: With respect to the initial Interest Accrual Period is 5.75% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 7.85% minus LIBOR (subject to a maximum rate of 7.85% per annum and a minimum rate of 0.00% per annum).

         Class IA-4 Notional Amount: As of the Closing Date, approximately $50,000,000, and thereafter, with respect to any Distribution Date will be equal to Class IA-3 Class Principal Balance.

         Class IA-7 Lockout Percentage: For any Distribution Date, a percentage (which cannot be greater than 100%) equal to: (i) the Class Principal Balance of the Class IA-7 certificates; divided by: (ii) the aggregate Scheduled Principal Balance of all Group I Loans immediately preceding such Distribution Date.

         Class IA-7 Lockout Principal Amount: For any Distribution Date will equal the sum of: (i) the product of: (a) 0% for each Distribution Date occurring in January 2002 through December 2006; (b) the Class IA-7 Lockout Percentage; and (c) the Principal Payment Amount; and (ii) the product of: (a) the Class IA-7 Lockout Percentage; (b) the Step Down Percentage; and (c) the sum of the following amounts with respect to the Group I Loans: (1) the Principal Prepayment Amount and (2) the Group I Senior Liquidation Amount.

         Class IIA Certificates: Class IIA-1, Class IIA-2, Class IIA-3 and Class IIA-4 Certificates, collectively, and designated as such on the face thereof in substantially the forms attached hereto as Exhibits A-8 through A-11, respectively.

         Class IIA-3 Lockout Percentage: For any Distribution Date, a percentage (which cannot be greater than 100%) equal to: (i) the Class Principal Balance of the Class IIA-3 certificates; divided by: (ii) the aggregate scheduled Principal Balance of all Group II Loans immediately preceding such Distribution Date.

         Class IIA-3 Lockout Principal Amount: For any Distribution Date will equal the sum of: (i) the product of: (a) 0% for each Distribution Date occurring in January 2002 through December 2006; (b) the Class IIA-3 Lockout Percentage; and (c) the Principal Payment Amount; and (ii) the product of: (a) the Class IIA-3 Lockout Percentage; (b) the Step Down Percentage; and (c) the sum of the following amounts with respect to the Group II Loans: (1) the Principal Prepayment Amount and (2) the Group II Senior Liquidation Amount.

         Class  IIIA  Certificates:  Class  IIIA-1  Certificates,  Class  IIIA-2
Certificates, Class IIIA-3 Certificates and Class IIIA-4 Certificates, collectively, and designated as such on the face thereof in substantially the forms attached hereto as Exhibits A-12 through A-15, respectively.

         Class IIIA-4 Lockout Percentage: For any Distribution Date, a percentage (which cannot be greater than 100%) equal to: (i) the sum of $7,000,000 and the Class Principal Balance of the Class IIIA-4 certificates; divided by: (ii) the aggregate scheduled Principal Balance of all Group III Loans immediately preceding such Distribution Date (exclusive of the Group III Discount Fraction of the Group III Discount Loans).

         Class IIIA-4 Lockout Principal Amount: For any Distribution Date will equal the sum of: (i) the product of: (a) 0% for Distribution Date occurring in January 2002 through December 2006; (b) the Class IIIA-4 Lockout Percentage; and
(c) the Principal Payment Amount (exclusive of the portion thereof attributable to the sum of the Group III Discount Fractional Principal Amounts for such Distribution Date); and (ii) the product of: (a) the Class IIIA-4 Lockout Percentage; (b) the Step Down Percentage; and (c) the sum of the following amounts with respect to the Group III Loans: (1) the Principal Prepayment Amount and (2) the Group III Senior Liquidation Amount.

         Class IVA Certificates: Class IVA-1 Certificates, Class IVA-2 Certificates, Class IVA-3 Certificates, Class IVA-4 Certificates, Class IVA-5
Certificates, Class IVA-6 Certificates, Class IVA-8 Certificates, Class IVA-9 Certificates and Class IVA-10 Certificates, collectively, and designated as such on the face thereof in substantially the forms attached hereto as Exhibits A-16 through A-24, respectively.

         Class IVA-3 Interest Rate: With respect to the initial Interest Accrual Period is 2.41% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to LIBOR plus 0.50% (subject to a maximum rate of 8.50% per annum and a minimum rate of 0.50% per annum).

         Class IVA-4 Interest Rate: With respect to the initial Interest Accrual Period is 6.09% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 8.00% minus LIBOR (subject to a maximum rate of 8.00% per annum and a minimum rate of 0.00% per annum).

         Class IVA-4 Notional Amount: As of the Closing Date, approximately $50,000,000, and thereafter, with respect to any Distribution Date will be equal to the Class IVA-3 Class Principal Balance.

         Class IVA-8 Lockout Percentage: For any Distribution Date, a percentage (which cannot be greater than 100%) equal to: (i) the sum of $21,600,000 and the Class Principal Balance of the Class IVA-8 certificates; divided by: (ii) the aggregate scheduled Principal Balance of all Group IV Loans immediately preceding such Distribution Date (exclusive of the Group IV Discount Fraction of the Group IV Discount Loans).

         Class IVA-8 Lockout Principal Amount: For any Distribution Date will equal the sum of: (i) the product of: (a) 0% for each Distribution Date occurring in January 2002 through December 2006; (b) the Class IVA-8 Lockout Percentage; and (c) the Principal Payment Amount (exclusive of the portion thereof attributable to the sum of the Group IV Discount Fractional Principal Amounts for such Distribution Date); and (ii) the product of: (a) the Class IVA-8 Lockout Percentage; (b) the Step Down Percentage; and (c) the sum of the following amounts with respect to the Group IV Loans: (1) the Principal Payment Amount (exclusive of the portion thereof attributable to the sum of the Group IV Discount Fractional Principal Amounts for such Distribution Date); and (2) the Group IV Senior Liquidation Amount.

         Class  VA   Certificates:   Class  VA-1,  Class  VA-2  and  Class  VA-3
Certificates and designated as such on the face thereof in substantially the form attached hereto as Exhibit A-25 through A-27, respectively.

         Class VA-3 Notional Amount: As of the Closing Date, approximately $85,738, and thereafter, with respect to any Distribution Date will be equal to the excess, if any, of the following amounts:

         (i) 3.076923076% multiplied by the Class Principal Balance of the Class VA-1 Certificates; over

         (ii) 0.7692307692% multiplied by the Class Principal Balance of the Class VA-2 Certificates.

         Class VIA Certificates: Class VIA-1 and Class VIA-2 Certificates and designated as such on the face thereof in substantially the form attached hereto as Exhibits A-28 through A-29, respectively.

         Class Notional Amount: With respect to the Class IA-4 Certificates, the Class IVA-4 Certificates and the Class VA-3 Certificates, the Class IA-4 Notional Amount, Class IVA-4 Notional Amount and Class VA-3 Notional Amount, respectively.

         Class Principal Balance: For any Class of Certificates (other than the Interest Only Certificates), the applicable initial Class Principal Balance set forth in the Preliminary Statement hereto, corresponding to the rights of such Class in payments of principal due to be passed through to Certificateholders from principal payments on the Loans, as reduced from time to time by (x) distributions of principal to Certificateholders of such Class and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class pursuant to Section 3.20 with respect to a given Distribution Date. For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates pursuant to Section 3.20 shall be deemed effective prior to the determination and distribution of principal on such Class pursuant to the definition of "Certificate Distribution Amount". Notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Group I Senior Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group I Loans less the Class Principal Balance of all other Classes of Group I Senior Certificates and Component Principal Balance of all other Components of Group I Subordinate Components and Group I Senior Components. Similarly, notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Group II Senior Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group II Loans less the Class Principal Balance of all other Classes of Group II Senior Certificates and Component Principal Balance of all other Components of Group II Subordinate Components and Group II Senior Components. Similarly, notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Group III Senior Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group III Loans less the Class Principal Balance of all other Classes of Group III Senior Certificates and Component Principal Balance of all other Components of Group III Subordinate Components and Group III Senior Components. Similarly, notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Class Group IV Senior Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group IV Loans less the Class Principal Balance of all other Classes of Group IV Senior Certificates and Component Principal Balance of all other Components of Group IV Subordinate Components and Group IV Senior Components. Similarly, notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of the Group V Senior Certificates and Crossed Subordinate Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group V Loans less the Class Principal Balance of all other Classes of the Group V Senior Certificates and Crossed Subordinate Certificates and Component Principal Balance of all other Components of Group V Senior Components. Similarly, notwithstanding the foregoing, the Class Principal Balance of the most subordinate Class of Group VI Senior Certificates and Crossed Subordinate Certificates outstanding at any time shall be equal to the aggregate Scheduled Principal Balance of all of the Group VI Loans less the Class Principal Balance of all other Classes of the Group VI Senior Certificates and Crossed Subordinate Certificates and Component Principal Balance of all other Components of Group VI Senior Components. The Class Principal Balance for the Class IA-1 Certificates shall be referred to as the "Class IA-1 Principal Balance", the Class

Principal Balance for the Class IA-2 Certificates shall be referred to as the "Class IA-2 Principal Balance" and so on. The Class Principal Balance of the Interest Only Certificates shall be zero.

         Class R Certificate: The Certificate designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit B, that is composed of Components R-1 and R-2 each of which has been designated as the sole class of "residual interests" in REMIC I and REMIC II, respectively, pursuant to
Section 2.1.

         Class R Certificateholder: The registered Holder of the Class R Certificate.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be DTC.

         Closing Date: December 21, 2001.

         Code: The Internal Revenue Code of 1986, as amended.

         Compensating Interest: For any Distribution Date, with respect to each Loan Group, as determined separately for each Loan Group, contained therein, the lesser of (i) the sum of (a) one- twelfth of one-half of the Servicing Fee Rate of the aggregate outstanding Principal Balance of each Loan Group, as applicable, on such Distribution Date and (b) the aggregate Payoff Earnings with respect to the applicable Loan Group, and (ii) the aggregate Uncollected Interest with respect to the applicable Loan Group.

         Component: A portion of the Class 1A-7, 1A-P, 2A-P, 1A-X, 2A-X, 1M, 1B-1, 1B-2, 1B-3, 1B-4 or 1B-5 Certificates representing parts of the entitlement of either such Class to principal and/or interest as described in the Preliminary Statement hereto and the remainder of this Agreement and hereafter referred to as Component 1A-7-1, 1A-7-2, 1A-P-1, 1A-P-2, 2A-P-1, 2A-P-2, 1A-X-1, 1A-X-2, 1A-X-3, 1A-X-4, 2A-X-1, 2A-X-2, 1M-1, 1M-2, 1M-3, 1M-4,
1B-1-1, 1B-1-2, 1B-1-3, 1B- 1-4, 1B-2-1, 1B-2-2, 1B-2-3, 1B-2-4, 1B-3-1, 1B-3-2,
1B-3-3,  1B-3-4,  1B-4-1,  1B-4-2,  1B-4-3, 1B- 4-4, 1B-5-1,  1B-5-2, 1B-5-3 and
1B-5-4.

         Component 1A-7-1 Accrual Amount: For any Distribution Date prior to the Credit Support Depletion Date, an amount equal to the accrued interest that would otherwise be distributable in respect of Component 1A-7-1 of the Class 1A-7 Certificates on such Distribution Date which will be added to the Component 1A-7-1 Component Principal Balance.

         Component 1A-7-2 Accrual Amount: For any Distribution Date prior to the Credit Support Depletion Date, an amount equal to the accrued interest that would otherwise be distributable in respect of Component 1A-7-2 of the Class 1A-7 Certificates on such Distribution Date which will be added to the Component 1A-7-2 Component Principal Balance.

          Component 1A-X-1 Notional Amount: As of the Closing Date, approximately $8,012,983 and with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such

Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Group I Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
       Group I Premium Loans as of the first day of such month minus 6.75%
       -------------------------------------------------------------------
                                     6.50%.

         Component 1A-X-2 Notional Amount: As of the Closing Date, approximately $8,843,611 and with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Group II Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
      Group II Premium Loans as of the first day of such month minus 6.50%
      --------------------------------------------------------------------
                                     6.50%.

         Component 1A-X-3 Notional Amount: As of the Closing Date, approximately $4,800,873 and with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Group III Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
      Group III Premium Loans as of the first day of such month minus 6.50%
      ---------------------------------------------------------------------
                                     6.50%.

         Component 1A-X-4 Notional Amount. As of the Closing Date, approximately $10,041,888 and with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Group IV Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
      Group IV Premium Loans as of the first day of such month minus 6.50%
      --------------------------------------------------------------------
                                     6.50%.

         Component 2A-X-1 Notional Amount. As of the Closing Date, approximately $2,360,794 and with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Group V Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
       Group V Premium Loans as of the first day of such month minus 6.45%
       -------------------------------------------------------------------
                                     6.50%.

         Component 2A-X-2 Notional Amount. As of the Closing Date, approximately $1,467,790 and with respect to any Distribution Date will equal the total Principal Balance, as of the first day of the month of such Distribution Date (after giving effect to all payments scheduled to be made on such date whether or not received), of the Group VI Premium Loans multiplied by the following fraction:

              the weighted average of the Pass-Through Rates of the
      Group VI Premium Loans as of the first day of such month minus 6.125%
      ---------------------------------------------------------------------
                                     6.50%.

         Component Notional Amount: With respect to Component 1A-X-1, 1A-X-2, 1A-X-3, 1A-X-4, 2A-X-1 and 2A-X-2 of the Class 1A-X and 2A-X Certificates, respectively, the Component 1A-X-1 Notional Amount, Component 1A-X-2 Notional Amount, Component 1A- X-3 Notional Amount, Component 1A-X-4 Notional Amount, Component 2A-X-1 Notional Amount and Component 2A-X-2 Notional Amount, respectively.

         Component Principal Balance: For the Principal Only Components and Subordinate Components, the applicable initial Component Principal Balance therefor set forth in the Preliminary Statement hereto, corresponding to the rights of such Component in payments of principal due to be passed through to the holders of the applicable Certificates from principal payments on the Group I, Group II, Group III, Group IV, Group V or Group VI Loans, as applicable, as reduced from time to time by (x) distributions of principal to the holders of the applicable Certificates in respect of such Component, (y) adjustments for accrued interest added to principal on the Accrual Components and (z) the portion of Realized Losses allocated to the Component Principal Balance in respect of such Component pursuant to the definition of "Realized Loss" with respect to a given Distribution Date. For any Distribution Date, the reduction of the Component Principal Balance of any Component pursuant to the definition of "Realized Loss" shall be deemed effective prior to the determination and distribution of principal on such Component pursuant to the definition of "Certificate Distribution Amount." Notwithstanding the foregoing, any amounts distributed in respect of losses pursuant to paragraphs(I)(E)(v), (I)(E)(vi),
(I)(G)(v),  (I)(G)(vi),  (I)(I)(v),  (I)(I)(vi),  (I)(K)(v) or (I)(K)(vi) of the
definition of "Certificate Principal Distribution Amount" shall not cause a further reduction in the Component 1A-P-1 Component Principal Balance, Component 1A-P-2 Component Principal Balance, Component 2A-P-1 Component Principal Balance or Component 2A-P-2 Component Principal Balance, respectively. The Component Principal Balance for Component IM-1 shall be referred to as the "Component IM-1 Principal Balance", the Component Principal Balance for Component IM-2 shall be referred to as the "Component IM-2 Principal Balance" and so on. The Component Principal Balance of the Interest Only Components shall be zero.

         Corporate Trust Office: The corporate trust office of the Trustee in the State of Texas, at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 600 Travis Street, 9th Floor, Houston, Texas 77002, Attention: Chris Jackson.

         Credit Support Depletion Date: As determined separately with respect to each Loan Group (or with respect to the Crossed Subordinate Certificates, the combination of Loan Group V and Loan Group VI), the first Distribution Date on which the aggregate of the Class Principal Balances of the Group I, Group II, Group III or Group IV Subordinate Components or Crossed Subordinate Certificates, as applicable, has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

         Crossed Junior Subordinate Certificates: Class 2B-3 Certificates, Class 2B-4 Certificates and Class 2B-5 Certificates.

         Crossed Senior Subordinate Certificates: Class 2M Certificates, Class 2B-1 Certificates and Class 2B-2 Certificates.

         Crossed Subordinate Certificates: Class 2M, 2B-1, 2B-2, 2B-3, 2B-4 and 2B-5 Certificates.

         Crossed Subordinate Interest Rate: For any Distribution Date will equal the interest rate as determined by the following formula:

               6.45% multiplied by the Group V Subordinate Amount
                                        +
              6.125% multiplied by the Group VI Subordinate Amount
           ----------------------------------------------------------
            Group V Subordinate Amount + Group VI Subordinate Amount

         Curtailment: Any payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

         Curtailment Shortfall: With respect to any Curtailment applied with a Monthly Payment, an amount equal to one month's interest on such Curtailment at the applicable Pass-Through Rate on such Loan.

         Custodial Account for P&I: The custodial account for principal and interest established and maintained by, or at the direction of, the Servicer and caused by the Servicer to be established and maintained pursuant to Section 3.2(b) (i) with the corporate trust department of the Trustee or another financial institution approved by the Servicer such that the rights of such Servicer, the Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors of the Servicer and of any creditors or depositors of the institution in which such account is maintained,
(ii) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to each Rating Agency) created and maintained, by or at the direction of the Servicer, and monitored by the Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Custodial Account for P&I is established pursuant to clause
(ii) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for P&I may be established.

         Custodial Agreement: The agreement, if any, among the Servicer, the Trustee and a Custodian providing for the safekeeping of the Mortgage Files on behalf of the Certificateholders.

         Custodian: A custodian which is appointed pursuant to a Custodial Agreement. Any Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Trustee at no additional charge to the Servicer. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

         Cut-Off Date: December 1, 2001.

         Data: As defined in Section 8.14.

         Defaulted Loan: As of any Determination Date, any Loan for which any payment of principal of or interest on such Loan is more than 89 days past due, determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note or any other document in the Mortgage File.

         Definitive Certificates: As defined in Section 5.7.

         Denomination: The amount specified on a Certificate as representing the aggregate Principal Balance of the Loans as of the Cut-Off Date evidenced by such Certificate.

         Depositor: ABN AMRO Mortgage Corporation, a Delaware corporation, or its successor-in-interest.

         Depository: DTC or any successor thereto.

         Depository Agreement: The Letter of Representations, dated December 21, 2001 by and among DTC, the Depositor and the Trustee.

         Determination Date: A day not later than the 10th day (or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day) preceding a related Distribution Date in the month in which such Distribution Date occurs.

         Disqualified Organization:  A "disqualified organization" as defined in
Section 860E(e)(5) of the Code, and, for purposes of Section 5.1 herein, as defined in Section 5.1(b).

         Distribution Date: With respect to distributions on the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being January 25, 2002. The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

         DTC: The Depository Trust Company.

         DTC Participant: A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

         Due Date: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due.

         Eligible Account: Any account or accounts held and established by the Servicer or the Trustee in trust for the Certificateholders at any Eligible Institution.

         Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to any Custodial Account for P&I, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

         Eligible Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date, regardless of whether issued by the Depositor, the Servicer, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

                  (a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

                  (b) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "Aaa" in the case of Moody's and "AAA" in the case of S&P (the initial rating of the Class A Certificates);

                  (c) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

                  (d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

                  (e) commercial or finance company paper (including both non-interest- bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Group I and Group II Senior Certificates;

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

                  (g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

                  (h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Certificate Account;

                  (i) units of taxable money market funds (including those for which the Trustee or any Affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

                  (j) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Class A Certificates; and

                  (k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Escrow Account: As defined in Section 3.4.

         Escrow Payment: Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

         Event of Default: Any event of default as specified in Section 7.1.

         Excess Liquidation Proceeds: With respect to any Distribution Date, the excess, if any, of aggregate Liquidation Proceeds in the applicable Prepayment Period over the amount that would have been received if a Payoff had been made on the last day of such applicable Prepayment Period with respect to each Loan which became a Liquidated Loan during such applicable Prepayment Period.

         Excess Loss: A Special Hazard Loss incurred on a Loan in excess of the applicable Special Hazard Coverage, a Fraud Loss incurred on a Loan in excess of the applicable Fraud Coverage and a Bankruptcy Loss incurred on a Loan in excess of the applicable Bankruptcy Coverage.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

         Federal Funds Rate: For any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Trustee of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Trustee.

         FHA: Federal Housing Administration, or any successor thereto.

         FHLMC: Freddie Mac, or any successor thereto.

         FNMA: Fannie Mae, or any successor thereto.

         Fraud Coverage: With respect to each Loan Group (or, with respect to combined Loan Group V and Loan group VI), as of the Cut-Off Date approximately $4,245,042 for Loan Group I and $1,742,583 for Loan Group II, $1,607,525 for Loan Group III, $4,860,585 for Loan Group IV and $2,583,046 for combined Loan Group V and Loan Group VI, and thereafter, the applicable Fraud Coverage will generally be equal to (1) prior to the third Anniversary, an amount equal to 1.00% of the aggregate Principal Balance of all Group I, Group II, Group III, Group IV or combined Loan Group V and Loan Group VI Loans, as applicable, as of the Cut- Off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Group I, Group II, Group III, Group IV or combined Loan Group V and Loan Group VI Loans, as applicable, up to such date of determination and (2) from the third to the fifth Anniversary, an amount equal to (a) 0.50% of the aggregate Principal Balance of all Group I, Group II, Group III, Group IV or combined Loan Group V and Loan Group VI, as applicable, as of the Due Date of the calender month preceding the most recent Anniversary minus
(b) the aggregate amounts allocated to the related Group I, Group II, Group III, Group IV or combined Loan Group V and Loan Group VI. certificates with respect to Fraud Losses on the related Loans since the most recent Anniversary up to such date of determination. On and after the fifth Anniversary, the applicable Fraud Coverage will be zero. The applicable Fraud Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the related Certificates by each Rating Agency.

         Fraud Loss: The occurrence of a loss on a Loan arising from any action, event or state of facts with respect to such Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Loan, Lender, or the Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Loan.

         Group I Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances and Component Principal
Balances of all Classes of Group I Senior Certificates, Group I Senior Components and Group I Subordinate Components.

         Group I Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Component Principal Balances of the Group I Subordinate Components immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Group I Loans immediately prior to such Distribution Date.

         Group I Certificates:  The Group I Senior Certificates.

         Group I Components:    The  Group I  Senior  and   Group I  Subordinate
Components.

         Group I Junior Subordinate Components: Component 1B-3-1 of the Class 1B-3 Certificates, Component 1B-4-1 of the Class 1B-4 Certificates and Component 1B-5-1 of the Class 1B-5 Certificates.

         Group I Loan:   The  Loans  designated on the  Loan Schedule as Group I
Loans.

         Group I Premium Loans: All Group I Loans having Pass-Through Rates in excess of 6.75%.

         Group I Senior Certificates: The Class IA Certificates and Class R Certificate.

         Group  I  Senior  Components:   Component  1A-X-1  of  the  Class  1A-X
Certificates.

         Group I Senior Liquidation Amount: The aggregate, for each Group I Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Group I Senior Percentage of the Principal Balance of such Group I Loan, and (ii) the Group I Senior Prepayment Percentage of the Liquidation Principal with respect to such Group I Loan.

         Group I Senior Percentage: As of the Closing Date, approximately 96.85%, and thereafter, with respect to any Distribution Date, the sum of the Class Principal Balances of the Class IA Certificates and the Class R Certificate, divided by the aggregate Scheduled Principal Balance of all of the Group I Loans, in each case immediately prior to such Distribution Date.

         Group I Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of January, 2007, 100%; (ii) on any other Distribution Date on which the Group I Senior Percentage for such Distribution Date exceeds the initial Group I Senior Percentage, as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of January, 2007 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Group I Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group I Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Group I Loans allocated to the Subordinate Certificates are less than or equal to the following amounts:

                                                   Percentage of the Group I
                                                     Subordinate Amount as
         Distribution Date Occurring In               of the Cut-Off Date
         ------------------------------            -------------------------
         January 2007 through December 2007........           30%
         January 2008 through December 2008........           35%
         January 2009 through December 2009........           40%
         January 2010 through December 2010........           45%
         January 2011 and thereafter...............           50%

         in which case, the Group I Senior Prepayment Percentage shall be as follows:

        Distribution Date Occurring In                              Senior Prepayment Percentage
        ------------------------------                              ----------------------------
        January 2002 through December 2006.............  100%
        January 2007 through December 2007.............  Group I Senior Percentage + 70% of Group I Subordinate Percentage
        January 2008 through December 2008.............  Group I Senior Percentage + 60% of Group I Subordinate Percentage
        January 2009 through December 2009.............  Group I Senior Percentage + 40% of Group I Subordinate Percentage
        January 2010 through December 2010.............  Group I Senior Percentage + 20% of Group I Subordinate Percentage
        January 2011 and thereafter....................  Group I Senior Percentage

         If on any Distribution Date the allocation to the Group I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group I Certificates below zero, the Group I Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

         Group I Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Group I Senior Percentage of the Principal Payment Amount for the Group I Loans, (b) the Group I Senior Prepayment Percentage of the Principal Prepayment Amount for the Group I Loans and (c) the Group I Senior Liquidation Amount.

         Group I Senior Subordinate Components: Component 1M-1 of the Class 1M Certificates, Component 1B-1-1 of the Class 1B-1 Certificates and Component 1B-2-1 of the Class 1B-2 Certificates.

         Group I Subordinate Amount: The excess of the aggregate Scheduled Principal Balance of the Group I Loans minus the sum of the Certificate Principal Balances of the Class IA Certificates and the Class R Certificate.

         Group I Subordinate Components: Component 1M-1 of the Class 1M Certificates, Component 1B-1-1 of the Class 1B-1 Certificates, Component 1B-2-1 of the Class 1B-2 Certificates, Component 1B-3-1 of the Class 1B-3 Certificates, Component 1B-4-1 of the Class 1B-4 Certificates and Component 1B-5-1 of the Class 1B-5 Certificates.

         Group II Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of all Classes of Group II Senior Certificates, Group II Senior Components and Group II Subordinate Components.

         Group II Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Component Principal Balances of the Group II Subordinate Components immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Group II Loans immediately prior to such Distribution Date.

         Group II Certificates:  The Group II Senior Certificates.

         Group II Components: The Group II Senior and Group II Subordinate Components.

         Group II Junior Subordinate Components: Component 1B-3-2 of the Class 1B-3 Certificates, Component 1B-4-2 of the Class 1B-4 Certificates and Component 1B-5-2 of the Class 1B-5 Certificates.

         Group II Loan: The Loans designated on the Loan Schedule as Group II Loans.

         Group II Premium Loans: All Group II Loans having Pass-Through Rates in excess of 6.50%.

         Group II Senior Certificates:  The Class IIA Certificates.

         Group II Senior Components: Component 1A-X-2 of the Class 1A-X Certificates.

         Group II Senior Liquidation Amount: The aggregate, for each Group II Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Group II Senior Percentage of the Principal Balance of such Group II Loan, and (ii) the Group II Senior Prepayment Percentage of the Liquidation Principal with respect to such Group II Loan.

         Group II Senior Percentage: As of the Closing Date, approximately 96.85%, and thereafter, with respect to any Distribution Date, the sum of the Class Principal Balances of the Class IIA Certificates divided by the aggregate Scheduled Principal Balance of all of the Group II Loans, in each case immediately prior to such Distribution Date.

         Group II Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of January, 2007, 100%; (ii) on any other Distribution Date on which the Group II Senior Percentage for such Distribution Date exceeds the initial Group II Senior Percentage, as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of January, 2007 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Group II Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group II Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Group II Loans allocated to the Group II Subordinate Components are less than or equal to the following amounts:

                                                     Percentage of the Group II
                                                      Subordinate Amount as of
            Distribution Date Occurring In                the Cut-Off Date
            ------------------------------          ----------------------------
         January 2007 through December 2007.........           30%
         January 2008 through December 2008.........           35%
         January 2009 through December 2009.........           40%
         January 2010 through December 2010.........           45%
         January 2011 and thereafter................           50%

         in which case, the Group II Senior Prepayment Percentage shall be as follows:

        Distribution Date Occurring In                               Senior Prepayment Percentage
        ------------------------------                               ----------------------------
        January 2002 through December 2006.............  100%
        January 2007 through December 2007.............  Group II Senior Percentage + 70% of Group II Subordinate Percentage
        January 2008 through December 2008.............  Group II Senior Percentage + 60% of Group II Subordinate Percentage
        January 2009 through December 2009.............  Group II Senior Percentage + 40% of Group II Subordinate Percentage
        January 2010 through December 2010.............  Group II Senior Percentage + 20% of Group II Subordinate Percentage
        January 2011 and thereafter....................  Group II Senior Percentage

         If on any Distribution Date the allocation to the Group II Certificates of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group II Certificates below zero, the Group II Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

         Group II Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Group II Senior Percentage of the Principal Payment Amount for the Group II Loans, (b) the Group II Senior Prepayment Percentage of the Principal Prepayment Amount for the Group II Loans, and (c) the Group II Senior Liquidation Amount.

         Group II Senior Subordinate Components: Component 1M-2 of the Class 1M Class Certificates, Component 1B-1-2 of the Class 1B-1 Certificates and Component 1B-2-2 of the Class 1B-2 Certificates.

         Group II Subordinate Amount: The excess of the aggregate Scheduled Principal Balance of the Group II Loans minus the sum of Certificate Principal Balances of the Class IIA Certificates.

         Group II Subordinate Components: Component 1M-2 of the Class 1M Certificates, Component 1B-1-2 of the Class 1B-1 Certificates, Component 1B-2-2 of the Class 1B-2 Certificates, Component 1B-3-2 of the Class 1B-3 Certificates, Component 1B-4-2 of the Class 1B-4 Certificates and Component 1B-5-2 of the Class 1B-5 Certificates..

         Group III Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of all Classes of Group III Senior Certificates, Group III Senior Components and Group III Subordinate Components.

         Group III Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Component Principal Balances of the Group III Subordinate Components immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Group III Loans immediately prior to such Distribution Date.

         Group III Certificates:  Group III Senior Certificates.

         Group III Components: The Group III Senior and Group III Subordinate Components.

         Group III Discount Fraction: For any Group III Discount Loan, the following fraction:

          6.50% - the Pass-Through Rate on such Group III Discount Loan
         ---------------------------------------------------------------
                                     6.50%.

         Group III Discount Fractional Principal Amount: On each Distribution Date, an amount equal to the product of the Group III Discount Fraction multiplied by the sum of (i) scheduled payments of principal on each Group III Discount Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (ii) the principal portion received in respect of each Group III Discount Loan during the Prepayment Period of (a) Curtailments, (b) Insurance Proceeds, (c) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Group III Discount Loan permitted hereunder and (d) Liquidation Proceeds and (iii) the principal portion of Payoffs received in respect of each Group III Discount Loan during the applicable Prepayment Period.

         Group III Discount Fractional Principal Shortfall: For any Distribution Date, an amount equal to the Group III Discount Fraction of any Realized Loss on a Group III Discount Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the applicable Special Hazard Coverage, applicable Fraud Coverage or applicable Bankruptcy Coverage.

         Group III Discount Loan: The Group III Loans having Pass-Through Rates of less than 6.50% per annum.

         Group III Junior Subordinate Components: Component 1B-3-3 of the Class 1B-3 Certificates, Component 1B-4-3 of the Class 1B-4 Certificates and Component 1B-5-3 of the Class 1B-5 Certificates.

         Group III Premium Loan: All Group III Loans having Pass-Through Rates in excess of 6.50% per annum.

         Group III Senior Certificates:  The Class IIIA Certificates.

         Group III Senior Components: Component 1A-P-1 of the Class 1A-P Certificates, Component 1A-X-3 of the Class 1A-X Certificates and Component 1A-7-1 of the Class 1A-7 Certificates.

         Group III Senior Liquidation Amount: The aggregate, for each Group III Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Group III Senior Percentage of the Principal Balance of such Group III Loan (exclusive of the Group III Discount Fraction thereof, if applicable), and (ii) the Group III Senior Prepayment Percentage of the Liquidation Principal with respect to such Group III Loan.

         Group III Senior Percentage: As of the Closing Date will be approximately 96.85% and, thereafter, with respect to any Distribution Date the sum of the class Principal Balances of the Class IIIA Certificates (other than Component 1A-P-1 of the Class 1A-P Certificates) and Component Principal Balance of Component 1A-7-1 of the Class 1A-7 Certificates divided by the aggregate Scheduled Principal Balance of all Group III Loans, in each case, immediately preceding such Distribution Date (exclusive of the Group III Discount Fraction of the Group III Discount Loans).

         Group III Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of January, 2007, 100%; (ii) on any other Distribution Date on which the Group III Senior Percentage for such Distribution Date exceeds the initial Group III Senior Percentage, as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of January, 2007 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Group III Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group III Subordinate Amount as of such Distribution Date, and

                  (b)  cumulative   Realized  Losses  on  the  Group  III  Loans
         allocated to the Group III Subordinate Components are less than or equal to the following amounts:

                                         Percentage of the Group III Subordinate
      Distribution Date Occurring In         Amount as of the Cut-Off Date
      ------------------------------         -----------------------------
January 2007 through December 2007.......                 30%
January 2008 through December 2008.......                 35%
January 2009 through December 2009.......                 40%
January 2010 through December 2010.......                 45%
January 2011 and thereafter..............                 50%

         in which case, the Group III Senior Prepayment Percentage shall be as follows:


      Distribution Date Occurring In                               Senior Prepayment Percentage
      ------------------------------                               ----------------------------
January 2002 through December 2006.........  100%
January 2007 through December 2007.........  Group III Senior Percentage + 70% of Group III Subordinate Percentage
January 2008 through December 2008.........  Group III Senior Percentage + 60% of Group III Subordinate Percentage
January 2009 through December 2009.........  Group III Senior Percentage + 40% of Group III Subordinate Percentage
January 2010 through December 2010.........  Group III Senior Percentage + 20% of Group III Subordinate Percentage
January 2011 and thereafter................  Group III Senior Percentage

         If on any Distribution Date the allocation to the Group III Certificates (other than Component 1A-P-1 of the Class 1A-P Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group III Certificates (other than Component 1A-P-1 of the Class 1A-P Certificates) below zero, the Group III Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Class 1A-P Certificates will receive the Group III Discount Fraction of all Principal Prepayments, including, without limitation, Principal Prepayments, received in respect of each Group III Discount Loan.

         Group III Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Group III Senior Percentage of the Principal Payment Amount for the Group III Loans (exclusive of the sum of the Group III Discount Fractional Principal Amounts for such Distribution Date), (b) the Group III Senior Prepayment Percentage of the Principal Prepayment Amount for the Group III Loans (exclusive of the sum of the Group III Discount Fractional Principal Amounts for such Distribution Date) and (c) the Group III Senior Liquidation Amount.

         Group III Senior Subordinate Components: Component 1M-3 of the Class 1M Certificates, Component 1B-1-3 of the Class 1B-1 Certificates and Component 1B-2-3 of the Class 1B-2 Certificates.

         Group III Subordinate Components: Component 1M-3 of the Class 1M Certificates, Component 1B-1-3 of the Class 1B-1 Certificates, Component 1B-2-3 of the Class 1B-2 Certificates, Component 1B-3-3 of the Class 1B-3 Certificates, Component 1B-4-3 of the Class 1B-4 Certificates and Component 1B-5-3 of the Class 1B-5 Certificates..

         Group IV Aggregate Certificate Principal Balance: At any given time, the sum of the then current Certificate Principal Balances and Component Principal Balances of all Classes of Group IV Senior Certificates, Group IV Senior Components and Group IV Subordinate Components.

         Group IV Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Component Principal Balances of the Group IV Subordinate Components immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Group IV Loans immediately prior to such Distribution Date.

         Group IV Certificates:  Group IV Senior Certificates.

         Group IV Components: The Group IV Senior and Group IV Subordinate Components.

         Group IV Discount Fraction: For any Group IV Discount Loan, the following fraction:

          6.50% - the Pass-Through Rate on such Group IV Discount Loan
       ----------------------------------------------------------------
                                     6.50%.


         Group IV Discount Fractional Principal Amount: On each Distribution Date, an amount equal to the product of the Group IV Discount Fraction multiplied by the sum of (i) scheduled payments of principal on each Group IV Discount Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (ii) the principal portion received in respect of each Group IV Discount Loan during the Prepayment Period of (a) Curtailments, (b) Insurance Proceeds, (c) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Group IV Discount Loan permitted hereunder and (d) Liquidation Proceeds and (iii) the principal portion of Payoffs received in respect of each Group IV Discount Loan during the applicable Prepayment Period.

         Group IV Discount Fractional Principal Shortfall: For any Distribution Date, an amount equal to the Group IV Discount Fraction of any Realized Loss on a Group IV Discount Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the applicable Special Hazard Coverage, applicable Fraud Coverage or applicable Bankruptcy Coverage.

         Group IV Discount Loan: The Group IV Loans having Pass-Through Rates of less than 6.50% per annum.

         Group IV Junior Subordinate Components: The Component 1B-3-4 of the Class 1B-3 Certificates, Component 1B-4-4 of the Class 1B-4 and Component 1B-5-4 of the Class 1B-5 Certificates.

         Group IV Premium Loan: All Group IV Loans having Pass-Through Rates in excess of 6.50% per annum.

         Group IV Senior Certificates:  The Class IVA Certificates.

         Group IV Senior Components: Component 1A-P-2 of the Class 1A-P Certificates, Component 1A-X-4 of the Class 1A-X Certificates and Component 1A-7-2 of the Class 1A-7 Certificates.

         Group IV Senior Liquidation Amount: The aggregate, for each Group IV Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Group IV Senior Percentage of the Principal Balance of such Group IV Loan (exclusive of the Group IV Discount Fraction thereof, if applicable), and (ii) the Group IV Senior Prepayment Percentage of the Liquidation Principal with respect to such Group IV Loan.

         Group IV Senior Percentage: As of the Closing Date will be approximately 96.84% and, thereafter, with respect to any Distribution Date the sum of the class Principal Balances of the Class IVA Certificates (other than Component 1A-P-2 of the Class 1A-P Certificates) and Component Principal Balance of Component 1A-7-2 of the Class 1A-7 Certificates divided by the aggregate Scheduled Principal Balance of all Group IV Loans, in each case, immediately preceding such Distribution Date (exclusive of the Group IV Discount Fraction of the Group IV Discount Loans).

         Group IV Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of January, 2007, 100%; (ii) on any other Distribution Date on which the Group IV Senior Percentage for such Distribution Date exceeds the initial Group IV Senior Percentage, as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of January, 2007 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Group IV Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group IV Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Group IV Loans allocated to the Group IV Subordinate Components are less than or equal to the following amounts:
                                          Percentage of the Group IV Subordinate
     Distribution Date Occurring In          Amount as of the Cut-Off Date
     ------------------------------          -----------------------------
January 2007 through December 2007............           30%
January 2008 through December 2008............           35%
January 2009 through December 2009............           40%
January 2010 through December 2010............           45%
January 2011 and thereafter...................           50%

         in which case, the Group IV Senior Prepayment Percentage shall be as follows:


       Distribution Date Occurring In                               Senior Prepayment Percentage
       ------------------------------                               ----------------------------
January 2002 through December 2006..........  100%
January 2007 through December 2007..........  Group IV Senior Percentage + 70% of Group IV Subordinate Percentage
January 2008 through December 2008..........  Group IV Senior Percentage + 60% of Group IV Subordinate Percentage
January 2009 through December 2009..........  Group IV Senior Percentage + 40% of Group IV Subordinate Percentage
January 2010 through December 2010..........  Group IV Senior Percentage + 20% of Group IV Subordinate Percentage
January 2011 and thereafter.................  Group IV Senior Percentage

         If on any Distribution Date the allocation to the Group IV Certificates (other than Component 1A-P-2 of the Class 1A-P Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group IV Certificates (other than Component 1A-P-2 of the Class 1A-P Certificates) below zero, the Group IV Senior Prepayment
Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Class 1A-P Certificates will receive the Group IV Discount Fraction of all Principal Prepayments, including, without limitation, Principal Prepayments, received in respect of each Group IV Discount Loan.

         Group IV Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Group IV Senior Percentage of the Principal Payment Amount for the Group IV Loans (exclusive of the sum of the Group IV Discount Fractional Principal Amounts for such Distribution Date), (b) the Group IV Senior Prepayment Percentage of the Principal Prepayment Amount for the Group IV Loans (exclusive of the sum of the Group IV Discount Fractional Principal Amounts for such Distribution Date) and (c) the Group IV Senior Liquidation Amount.

         Group IV Senior Subordinate Components: Component 1M-4 of the Class 1M Certificates, Component 1B-1-4 of the Class 1B-1 Certificates and Component 1B-2-4 of the Class 1B-2 Certificates.

         Group IV Subordinate Components: Component 1M-4 of the Class 1M Certificates, Component 1B-1-4 of the Class 1B-1 Certificates, Component 1B-2-4 of the Class 1B-2 Certificates, Component 1B-3-4 of the Class 1B-3 Certificates, Component 1B-4-4 of the Class 1B-4 Certificates and Component 1B-5-4 of the Class 1B-5 Certificates.

         Group V Aggregate Certificate Principal Balance: At any given time, the sum of the then current Certificate Principal Balances and Component Principal Balances of all Classes of Group V Senior Certificates, Group V Senior Components and Crossed Subordinate Certificates.

         Group V Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Class Principal Balances of the Crossed Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Group II Loans immediately prior to such Distribution Date.

         Group V Certificates:  Group V Senior Certificates.

         Group V Discount Fraction: For any Group V Discount Loan, the following fraction:

           6.45% - the Pass-Through Rate on such Group V Discount Loan
         ---------------------------------------------------------------
                                     6.45%.

         Group V Discount Fractional Principal Amount: On each Distribution Date, an amount equal to the product of the Group V Discount Fraction multiplied by the sum of (i) scheduled payments of principal on each Group V Discount Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (ii) the principal portion received in respect of each Group V Discount Loan during the Prepayment Period of (a) Curtailments, (b) Insurance Proceeds, (c) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Group V Discount Loan permitted hereunder and (d) Liquidation Proceeds and (iii) the principal portion of Payoffs received in respect of each Group V Discount Loan during the applicable Prepayment Period.

         Group V Discount Fractional Principal Shortfall: For any Distribution Date, an amount equal to the Group V Discount Fraction of any Realized Loss on a Group V Discount Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the applicable Special Hazard Coverage, applicable Fraud Coverage or applicable Bankruptcy Coverage.

         Group V Discount Loan: The Group V Loans having Pass-Through Rates of less than 6.45% per annum.

         Group V Premium Loan: All Group V Loans having Pass-Through Rates in excess of 6.45% per annum.

         Group V Senior Certificates:  The Class VA Certificates.

         Group  V  Senior  Components:   Component  2A-P-1  of  the  Class  2A-P
Certificates and Component 2A-X-1 of the Class 2A-X Certificates.

         Group V Senior Liquidation Amount: The aggregate, for each Group V Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Group V Senior Percentage of the Principal Balance of such Group V Loan (exclusive of the Group V Discount Fraction thereof, if applicable), and (ii) the Group V Senior Prepayment Percentage of the Liquidation Principal with respect to such Group V Loan.

         Group V Senior Percentage: As of the Closing Date will be approximately 98.49% and, thereafter, with respect to any Distribution Date the sum of the class Principal Balances of the Class VA Certificates (other than Component 2A-P-1 the Class 2A-P Certificates) divided by the aggregate Scheduled Principal Balance of all Group V Loans, in each case, immediately preceding such Distribution Date (exclusive of the Group V Discount Fraction of the Group V Discount Loans).

         Group V Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of January, 2007, 100%; (ii) on any other Distribution Date on which (x) the Group V Senior Percentage for such Distribution Date exceeds the initial Group V Senior Percentage or (y) the Group VI Senior Percentage for such Distribution Date exceeds the initial Group VI Senior Percentage 100%; and (iii) on any other Distribution Date in the month of January, 2007 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Group V Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group V Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Group V Loans allocated to the Crossed Subordinate Certificates are less than or equal to the following amounts:
                                           Percentage of the Group V Subordinate
      Distribution Date Occurring In          Amount as of the Cut-Off Date
      ------------------------------          -----------------------------
January 2007 through December 2007...........             30%
January 2008 through December 2008...........             35%
January 2009 through December 2009...........             40%
January 2010 through December 2010...........             45%
January 2011 and thereafter..................             50%

                  (c) the occurrence of both of the events  described in clauses
         (iii)(a)  and (b) of the  definition  of "Group  VI  Senior  Prepayment
         Percentage", in which case, the Group V Senior Prepayment Percentage shall be as follows:

        Distribution Date Occurring In                               Senior Prepayment Percentage
        ------------------------------                               ----------------------------
January 2002 through December 2006............. 100%
January 2007 through December 2007............. Group V Senior Percentage + 70% of Group V Subordinate Percentage
January 2008 through December 2008............. Group V Senior Percentage + 60% of Group V Subordinate Percentage
January 2009 through December 2009............. Group V Senior Percentage + 40% of Group V Subordinate Percentage
January 2010 through December 2010............. Group V Senior Percentage + 20% of Group V Subordinate Percentage
January 2011 and thereafter.................... Group V Senior Percentage

         If on any Distribution Date the allocation to the Group V Certificates (other than Component 2A-P-1the Class 2A-P Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group V Certificates (other than Component 2A-P-1 of the Class 2A-P Certificates) below zero, the Group V Senior Prepayment
Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Class 2A-P Certificates will receive the Group V Discount Fraction of all Principal Prepayments, including, without limitation, Principal Prepayments, received in respect of each Group V Discount Loan.

         Group V Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Group V Senior Percentage of the Principal Payment Amount for the Group V Loans (exclusive of the sum of the Group V Discount Fractional Principal Amounts for such Distribution Date), (b) the Group V Senior Prepayment Percentage of the Principal Prepayment Amount for the Group V Loans (exclusive of the sum of the Group V Discount Fractional Principal Amounts for such Distribution Date) and (c) the Group V Senior Liquidation Amount.

         Group V Subordinate Amount: For any Distribution Date will equal the excess of the aggregate Scheduled Principal Balance of the Group V Loans (exclusive of the portion thereof attributable to the sum of the Group V Discount Fractional Principal Amounts for such Distribution Date) over the sum of the Class VA Certificate Principal Balances.

         Group V Undercollateralized Amount: For any Distribution Date is equal to the sum of (i) the sum of (A) the amount, if any, by which the aggregate Certificate Principal Balance of the Group V Certificates exceeds the aggregate Scheduled Principal Balance of the Group V Loans, after giving effect to distributions to be made on such Distribution Date and (B) 1/12 of the amount calculated in clause (i)(A) above multiplied by 6.45% and (ii) any amounts payable to the Group V Certificates pursuant to clause (i) above of this definition of "Group V Undercollateralized Amount" on any prior Distribution Dates, plus accrued interest thereon at 6.45% per annum.

         Group VI Aggregate Certificate Principal Balance: At any given time, the sum of the then current Certificate Principal Balances and Component Principal Balances of all Classes of Group VI Senior Certificates, Group VI Senior Components and Crossed Subordinate Certificates.

         Group VI Aggregate Subordinate Percentage: For any Distribution Date, the aggregate of the Class Principal Balances of the Crossed Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Group VI Loans immediately prior to such Distribution Date.

         Group VI Certificates:  Group VI Senior Certificates.

         Group VI Discount Fraction: For any Group VI Discount Loan, the following fraction:

          6.125% - the Pass-Through Rate on such Group VI Discount Loan
        -----------------------------------------------------------------
                                    6.125%.

         Group VI Discount Fractional Principal Amount: On each Distribution Date, an amount equal to the product of the Group VI Discount Fraction multiplied by the sum of (i) scheduled payments of principal on each Group VI Discount Loan due on or before the related Due Date in respect of which no distribution has been made on any previous Distribution Date and which were received by the Determination Date, or which have been advanced as part of an Advance with respect to such Distribution Date, (ii) the principal portion received in respect of each Group VI Discount Loan during the Prepayment Period of (a) Curtailments, (b) Insurance Proceeds, (c) the amount, if any, of the principal portion of the Purchase Price pursuant to a Purchase Obligation or any repurchase of a Group VI Discount Loan permitted hereunder and (d) Liquidation Proceeds and (iii) the principal portion of Payoffs received in respect of each Group VI Discount Loan during the applicable Prepayment Period.

         Group VI Discount Fractional Principal Shortfall: For any Distribution Date, an amount equal to the Group VI Discount Fraction of any Realized Loss on a Group VI Discount Loan, other than a Special Hazard Loss, Fraud Loss or Bankruptcy Loss in excess of the applicable Special Hazard Coverage, applicable Fraud Coverage or applicable Bankruptcy Coverage.

         Group VI Discount Loan: The Group VI Loans having Pass-Through Rates of less than 6.125% per annum.

         Group VI Premium Loan: All Group VI Loans having Pass-Through Rates in excess of 6.125% per annum.

         Group VI Senior Certificates:  The Class VIA Certificates.

         Group VI Senior Components: Component 2A-P-2 of the Class 2A-P Certificates and Component 2A-X-2 of the Class 2A-X Certificates.

         Group VI Senior Liquidation Amount: The aggregate, for each Group VI Loan which became a Liquidated Loan during the applicable Prepayment Period, of the lesser of: (i) the Group VI Senior Percentage of the Principal Balance of such Group VI Loan (exclusive of the Group VI Discount Fraction thereof, if applicable), and (ii) the Group VI Senior Prepayment Percentage of the Liquidation Principal with respect to such Group VI Loan.

         Group VI Senior Percentage: As of the Closing Date will be approximately 98.47% and, thereafter, with respect to any Distribution Date the sum of the class Principal Balances of the Class VIA Certificates (other than Component 2A-P-2 of the Class 2A-P Certificates) divided by the aggregate
Scheduled Principal Balance of all Group VI Loans, in each case, immediately preceding such Distribution Date (exclusive of the Group VI Discount Fraction of the Group VI Discount Loans).

         Group VI Senior Prepayment Percentage: (i) On any Distribution Date occurring before the Distribution Date in the month of January, 2007, 100%; (ii) on any other Distribution Date on which the Group VI Senior Percentage for such Distribution Date exceeds the initial Group VI Senior Percentage, as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of January, 2007 and thereafter, 100%, unless:

                  (a) the mean aggregate Principal Balance of the Group VI Loans which are 60 or more days delinquent (including loans in foreclosure and property held by the Trust Fund) for each of the immediately preceding six calendar months is less than or equal to 50% of the Group VI Subordinate Amount as of such Distribution Date, and

                  (b) cumulative Realized Losses on the Group VI Loans allocated to the Crossed Subordinate Certificates are less than or equal to the following amounts:

                                          Percentage of the Group VI Subordinate
      Distribution Date Occurring In         Amount as of the Cut-Off Date
      ------------------------------         -----------------------------
January 2007 through December 2007............            30%
January 2008 through December 2008............            35%
January 2009 through December 2009............            40%
January 2010 through December 2010............            45%
January 2011 and thereafter...................            50%

                  (c) the occurrence of both of the events  described in clauses
         (iii)(a) and (b) of the definition of "Group V Senior Prepayment Percentage", in which case, the Group VI Senior Prepayment Percentage shall be as follows:

       Distribution Date Occurring In                               Senior Prepayment Percentage
       ------------------------------                               ----------------------------
January 2002 through December 2006..........  100%
January 2007 through December 2007..........  Group VI Senior Percentage + 70% of Group VI Subordinate Percentage
January 2008 through December 2008..........  Group VI Senior Percentage + 60% of Group VI Subordinate Percentage
January 2009 through December 2009..........  Group VI Senior Percentage + 40% of Group VI Subordinate Percentage
January 2010 through December 2010..........  Group VI Senior Percentage + 20% of Group VI Subordinate Percentage
January 2011 and thereafter.................  Group VI Senior Percentage

         If on any Distribution Date the allocation to the Group VI Certificates (other than Component 2A-P-2 of the Class 2A-P Certificates) of Principal Prepayments in the percentage required would reduce the sum of the Class Principal Balances of the Group VI Certificates (other than Component 2A-P-2 of the Class 2A-P Certificates) below zero, the Group VI Senior Prepayment
Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero. Notwithstanding the foregoing, however, on each Distribution Date, the Class 2A-P Certificates will receive the Group VI Discount Fraction of all Principal Prepayments, including, without limitation, Principal Prepayments, received in respect of each Group VI Discount Loan.

         Group VI Senior Principal Amount: For any Distribution Date, an amount equal to the sum of (a) the Group VI Senior Percentage of the Principal Payment Amount for the Group VI Loans (exclusive of the sum of the Group VI Discount Fractional Principal Amounts for such Distribution Date), (b) the Group VI Senior Prepayment Percentage of the Principal Prepayment Amount for the Group VI Loans (exclusive of the sum of the Group VI Discount Fractional Principal Amounts for such Distribution Date) and (c) the Group VI Senior Liquidation Amount.

         Group VI Subordinate Amount: For any Distribution Date will equal the excess of the aggregate Scheduled Principal Balance of the Group VI Loans (exclusive of the portion thereof attributable to the sum of the Group VI Discount Fractional Principal Amounts for such Distribution Date) over the sum of the Class VIA Certificate Principal Balances.

         Group VI Undercollateralized Amount: For any Distribution Date is equal to the sum of (i) the sum of (A) the amount, if any, by which the aggregate Certificate Principal Balance of the Group VI Certificates exceeds the aggregate Scheduled Principal Balance of the Group VI Loans, after giving effect to distributions to be made on such Distribution Date and (B) 1/12 of the amount calculated in clause (i)(A) above multiplied by 6.125% and (ii) any amounts payable to the Group VI Certificates pursuant to clause (i) above of this definition of "Group VI Undercollateralized Amount" on any prior Distribution Dates, plus accrued interest thereon at 6.125% per annum.

         Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor and the Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or any Affiliate of either and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

         Installment Due Date: The first day of the month in which the related Distribution Date occurs.

         Insurance Proceeds: Amounts paid or payable by the insurer under any insurance policy (including any replacement policy permitted under this Agreement), covering any Loan or Mortgaged Property, including, without limitation, any flood insurance policy, primary mortgage insurance policy or hazard insurance policy required pursuant to Section 3.5, any title insurance policy required pursuant to Section 2.3, and any FHA insurance policy or VA guaranty.

         Interest Accrual Period: For all Classes of Certificates (other than the Class IA-3, IA-4, IVA-3 and IVA-4 Certificates), the calendar month preceding the month in which the Distribution Date occurs. For the Class IA-3, IA-4, IVA-3 and IVA-4 Certificates for each Distribution Date is the period from the 25th day of the month before the month in which a Distribution Date occurs through the 24th day of the month in which that Distribution Date occurs.

         Interest Distribution Amount: On any Distribution Date, for any Class of Certificates (other than the Principal Only Certificates and the Principal Only Component), the amount of interest accrued on the respective Class Principal Balance, Component Principal Balance, Class Notional Amount or
Component Notional Amount, as applicable, at 1/12th of the related Remittance Rate for such Class or Component during the applicable Interest Accrual Period, before giving effect to allocations of Realized Losses with respect to the applicable Loan Group, for the applicable Prepayment Period or distributions to be made on such Distribution Date, reduced by Uncompensated Interest Shortfall, with respect to the applicable Loan Group, and the interest portion of Realized Losses, with respect to the applicable Loan Group, allocated to such Class pursuant to the definition of "Uncompensated Interest Shortfall" and Section 3.20; provided, however, that in the case of Components 1A-7-1 and 1A-7-2 of the Class 1A-7 Certificates, such amounts shall be reduced by the Component 1A-7-1 Accrual Amount and the Component 1A-7-2 Accrual Amount, respectively. The
Interest Distribution Amount for the Principal Only Components on any Distribution Date shall equal zero.

         Interest Only Certificates: The Class IA-4 Certificates, the Class IVA-4 Certificates and the Class VA-3 Certificates.

         Interest Only Components: Components 1A-X-1, 1A-X-2, 1A-X-3 and 1A-X-4 of the Class 1A-X Certificates and Components 2A-X-1 and 2A-X-2 of the Class 2A-X Certificates..

         Interested Person: The Depositor, the Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

         Junior Subordinate Components: The Group I Junior Subordinate, Group II Junior Subordinate, Group III Junior Subordinate and Group IV Junior Subordinate components.

         LIBOR: The per annum rate established by the Trustee or the Certificate Administrator, if any, in accordance with Section 8.16.

         LIBOR Business Day: Means any day on which dealings in United States dollars are transacted in the London interbank market.

         LIBOR Determination Date: Means the second LIBOR Business Day before the first day of the related Interest Accrual Period.

         Liquidated Loan: A Loan as to which the Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

         Liquidation Expenses: Reasonable out of pocket expenses incurred by the Servicer in connection with the liquidation of any Defaulted Loan or property acquired in respect thereof, including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Servicer pursuant to Section
3.7 respecting the related Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation relating to the Mortgaged Property that secured such Loan.

         Liquidation Principal: The principal portion of Liquidation Proceeds received with respect to each Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the applicable Prepayment Period, exclusive of the Group III Discount Fraction of Liquidation Proceeds received with respect to each Group III Discount Loan, if any, exclusive of the

Group IV Discount Fraction of Liquidation Proceeds received with respect to each Group IV Discount Loan, if any, exclusive of the Group V Discount Fraction of Liquidation Proceeds received with respect to each Group V Discount Loan, if any, and exclusive of the Group VI Discount Fraction of Liquidation Proceeds received with respect to each Group VI Discount Loan, if any.

         Liquidation Proceeds: Amounts after deduction of amounts reimbursable under Section 3.7 received and retained in connection with the liquidation of Defaulted Loans (including the disposition of REO Property), whether through foreclosure or otherwise, other than Insurance Proceeds.

         Loan Group: Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V or Loan Group VI, as applicable.

         Loan Group I:  The group of Loans comprised of Group I Loans.

         Loan Group II:  The group of Loans comprised of Group II Loans.

         Loan Group III:  The group of Loans comprised of Group III Loans.

         Loan Group IV:  The group of Loans comprised of Group IV Loans.

         Loan Group V:  The group of Loans comprised of Group V Loans.

         Loan Group VI:  The group of Loans comprised of Group VI Loans.

         Loan Schedule: The schedule, as amended from time to time, of Loans attached hereto as Exhibit D, which shall set forth as to each Loan the following, among other things:

               (i)      the loan number of the Loan and name of the related
                        Mortgagor;

               (ii) the street address of the Mortgaged Property including city, state and zip code;

               (iii)    the Mortgage Interest Rate as of the Cut-Off Date;

               (iv) the original term and maturity date of the related Mortgage Note;

               (v)      the original Principal Balance;

               (vi)     the first payment date;

               (vii)    the Monthly Payment in effect as of the Cut-Off Date;

               (viii)   the date of the last paid installment of interest;

               (ix) the unpaid Principal Balance as of the close of business on the Cut-Off Date;

               (x)      the Loan-to-Value ratio at origination;

               (xi) the type of property and the Original Value of the Mortgaged Property;

               (xii) whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

               (xiii)   the nature of occupancy at origination;

               (xiv)    the servicing fee;

               (xv) the county in which Mortgaged Property is located, if available;

               (xvi)    the Loan Group; and

               (xvii)   the closing date.

         Loan-to-Value Ratio: The original principal amount of a Loan divided by the Original Value; however, references to "current Loan-to-Value Ratio" shall mean the then current Principal Balance of a Loan divided by the Original Value.

         Loans: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a "Loan".

         Lockout   Certificates:   The  Class  IA-7,  IIA-3,  IIIA-4  and  IVA-8
Certificates, collectively.

         Monthly Payment: The scheduled payment of principal and interest on a Loan which is due on the related Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

         Moody's: Moody's Investors Service, Inc. provided, that at any time it be a Rating Agency.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

         Mortgage File:  As defined in Section 2.1.

         Mortgage Interest Rate: For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

         Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

         Mortgage Pool:  All of the Loans.

         Mortgaged Property: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

         Mortgagor:  The obligor on a Mortgage Note.

         Nonrecoverable Advance: With respect to any Loan, any Advance which the Servicer shall have determined to be a Nonrecoverable Advance pursuant to
Section 4.4 and which was, or is proposed to be, made by such Servicer.

         Non-U.S. Person:  A Person that is not a U.S. Person.

         Officer's Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Depositor or the Servicer, or any Affiliate of the Depositor or the Servicer, acceptable to the Trustee; provided, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

         Original Value: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property at the time the Loan was originated or the appraised value at the time the refinanced mortgage debt was incurred.

         OTS:  The Office of Thrift Supervision, or any successor thereto.

         Ownership Interest:  As defined in Section 5.1(b)

         Pass-Through Entity:  As defined in Section 5.1(b)

         Pass-Through Rate: For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the applicable per annum percentage rate of the Servicing Fee. For each Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30- day months) on the unpaid Principal Balance of the related Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of the related Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and (b) for all other Payoffs, 365.

         Paying Agent:  As defined in Section 4.10.

         Payoff: Any Mortgagor payment of principal on a Loan equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Loan to the date of such payment-in-full.

         Payoff Earnings: For any Distribution Date with respect to each Loan on which a Payoff was received by the Servicer during the Prepayment Period, the aggregate of the interest earned by Servicer from investment of each such Payoff from the date of receipt of such Payoff until the last day of such Prepayment Period (net of investment losses).

         Payoff Interest: For any Distribution Date with respect to a Loan for which a Payoff was received by the Servicer during the Prepayment Period, an amount of interest thereon at the applicable Pass-Through Rate from the first day of such Prepayment Period to the date of receipt thereof.

         Percentage Interest: (a) With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage Interest" shall mean the percentage undivided beneficial ownership interest evidenced by such Certificate of such Class, which percentage shall equal:

               (i) with respect to any Regular Interest Certificate (other than the Interest Only Certificates and Interest Only Components), its Certificate Principal Balance divided by the applicable Class Principal Balance;

               (ii) with respect to the Interest Only Certificates and Interest Only Components, the portion of the respective Class Notional Amount or Component Notional Amount evidenced by such Certificate divided by the respective Class Notional Amount or Component Notional Amount; and

               (iii) with respect to the Class R Certificate, the percentage set forth on the face of such Certificate.

         (b) With respect to the rights of each Certificate in connection with Sections 5.9, 7.1, 7.3, 8.3 and 10.1, "Percentage Interest" shall mean the percentage undivided beneficial interest evidenced by such Certificate in the Trust Fund, which for purposes of such rights only shall equal:

               (i) with respect to any Certificate (other than the Interest Only Certificates, the Class 1A-X Certificates and the Class 2A-X
         Certificates), the product of (x) 95.00% and (y) the percentage calculated by dividing its Certificate Principal Balance by the Aggregate Certificate Principal Balance; provided, however, that the product in (x) above shall be increased by one percent (1%) upon each retirement of an Interest Only Certificate;

               (ii) with respect to each Interest Only Certificate, Class 1A-X Certificate and Class 2A-X Certificate, one percent (1%) of such Certificate Percentage Interest as calculated by paragraph (a)(ii) of this definition; and

               (iii)    with respect to the Class R Certificate, zero.

         Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Certificate Registrar has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

         Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan:  As defined in Section 5.1(d).

         Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

         Prepayment  Period:  The  calendar  month  immediately   preceding  any
Distribution Date.

         Principal Balance: At the time of any determination, the principal balance of a Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all principal payments due on or before the Cut-Off Date whether or not paid, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Loan.

         In the case of a Substitute Loan, "Principal Balance" shall mean, at the time of any determination, the principal balance of such Substitute Loan transferred to the Trust Fund on the date of substitution, reduced by all amounts distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination that are reported as allocable to principal of such Substitute Loan.

         The Principal Balance of a Loan (including a Substitute Loan) shall not be adjusted solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period. Whenever a Realized Loss has been incurred with respect to a Loan during a calendar month, the Principal Balance of such Loan shall be reduced by the amount of such Realized Loss as of the Distribution Date next following the end of such calendar month after giving effect to the allocation of Realized Losses and distributions of principal to the Certificates.

         Principal Only  Components:  Components  1A-P-1 and 1A-P-2 of the Class
1A-P   Certificates  and  Components   2A-P-1  and  2A-P-2  of  the  Class  2A-P
Certificates.

         Principal Payment: Any payment of principal on a Loan other than a Principal Prepayment.

         Principal Payment Amount: On any Distribution Date, the sum, determined separately for each Loan Group, of (i) the scheduled principal payments on the Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Loan which was repurchased by the Depositor pursuant to a Purchase Obligation or as permitted by this Agreement prior to such Distribution Date, and (iii) any other unscheduled payments of principal which were received with respect to any Loan during the applicable Prepayment Period, other than Payoffs, Curtailments and Liquidation Principal.

         Principal Prepayment: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

         Principal Prepayment Amount: On any Distribution Date, the sum, determined separately for each Loan Group, of (i) Curtailments received during the applicable Prepayment Period from such related Loans and (ii) Payoffs received during the applicable Prepayment Period from the related Loans.

         Pro Rata Allocation: The allocation of the principal portion of certain losses relating to a Loan in a Loan Group to the Senior Certificates and the Senior Components related to that Loan Group (other than Components 1A-P-1 and 1A-P-2 of the Class 1A-P Certificates, Components 2A-P-1 and 2A-P-2 of the Class 2A-P Certificates and the Interest Only Components) and/or to the Crossed Subordinate Certificates or the Subordinate Components, as related to that Loan Group, as applicable, pro rata according to their respective Certificate Principal Balances or Component Principal Balances or in the case of the Accrual Components the Component Principal Balance of that Accrual Component on the Closing Date, if lower (except if the loss is recognized with respect to a Group III Discount Loan, Group IV Discount Loan, Group V Discount Loan or Group VI Discount Loan, in which event the applicable Group III Discount Fraction, Group IV Discount Fraction, Group V Discount Fraction or Group VI Discount Fraction of such loss will be allocated to Component 1A-P-1 of the Class 1A-P Certificates, Component 1A-P-2 of the Class 1A-P Certificates, Component 2A-P-1 of the Class 2A-P Certificates or Component 2A-P-2 of the Class 2A-P Certificates, as applicable, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical) in reduction thereof, and the allocation of the interest portion of such losses to such Certificates or Components, as applicable (other than the Principal Only Components), pro rata according to the amount of interest accrued but unpaid on each such Class or Component in reduction thereof and then pro rata according to their outstanding Certificate Principal Balances or Component Principal Balances or, in the case of the Accrual Components, the Component Principal Balance of that Accrual Component on the Closing Date, if lower, in reduction thereof. For purposes of Pro Rata Allocation in part to the Crossed Subordinate certificates, each class of Crossed Subordinate certificates deemed to have a class principal balance equal to the following:

class principal balance    x     Group V Subordinate Amount (for a loss on a Group V Loan)
 of that certificate                                       or
                                Group VI Subordinate Amount (for a loss on a Group VI Loan)
                                -----------------------------------------------------------
                                 Group V Subordinate Amount + Group VI Subordinate Amount

         Purchase Obligation: An obligation of the Depositor to repurchase Loans under the circumstances and in the manner provided in Section 2.2 or Section 2.3.

         Purchase Price: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, an amount equal to the sum of the Principal Balance thereof, plus accrued and unpaid interest thereon, if any, to the last day of the calendar month in which the date of repurchase occurs at a rate equal to the applicable Pass-Through Rate; provided, however, that no Loan shall be purchased or required to be purchased pursuant to Section 2.3, or more than two years after the Closing Date under Section 2.2, unless (a) the Loan to be purchased is in default, or default is in the judgment of the Depositor reasonably imminent, or

(b) the Depositor, at its expense, delivers to the Trustee an Opinion of Counsel to the effect that the purchase of such Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code; provided, further, that in the case of clause (b) above, the Depositor will use its reasonable efforts to obtain such Opinion of Counsel if such opinion is obtainable.

         Rating Agency: Initially, each of Moody's and S&P; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

         Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

         Realized Loss: For any Distribution Date, with respect to any Loan which became a Liquidated Loan during the related applicable Prepayment Period, the sum of (i) the principal balance of such Loan remaining outstanding and the principal portion of Nonrecoverable Advances actually reimbursed with respect to such Loan (the principal portion of such Realized Loss), and (ii) the accrued interest on such Loan remaining unpaid and the interest portion of Nonrecoverable Advances actually reimbursed with respect to such Loan (the interest portion of such Realized Loss). For any Distribution Date, with respect to any Loan which is not a Liquidated Loan, the amount of the Bankruptcy Loss incurred with respect to such Loan as of the related Due Date will be treated as a Realized Loss.

         Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

         Regular Interest Certificates: The Certificates, other than the Class R Certificate.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Interest Shortfall: With respect to any Distribution Date and Loan, any reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

         REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

         REMIC I: The pool of assets (other than any Escrow Account or Accounts) consisting of the Trust Fund.

         REMIC I Regular Interests: The regular interests in REMIC I as described in Section 2.4 of this Agreement.

         REMIC I Subordinated Balance Ratio: The ratio between the principal balances of each of the REMIC I Regular Interests beginning with the designation "5" or "6" and ending with the designation "A," equal to the ratio of: (1) the Group V Subordinate Amount, to the (2) Group VI Subordinate Amount.

         REMIC II: The pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-Off Date.

         REMIC Provisions: Sections 860A through 860G of the Code, related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Rate: For each Class of interest bearing Certificates or Components (other than the Class IA-3 Certificates, Class IA-4 Certificates, Class IVA-3 Certificates, Class IVA-4 Certificates and the Crossed Subordinate Certificates), the per annum rate set forth as the Remittance Rate for such Class or Component in the Preliminary Statement hereto. The "Remittance Rate" for the Class IA-3 Certificates shall be the Class IA-3 Interest Rate. The "Remittance Rate" for the Class IA-4 Certificates shall be the Class IA-4 Interest Rate. The "Remittance Rate" for the Class IVA-3 Certificates shall be the Class IVA-3 Interest Rate. The "Remittance Rate" for the Class IVA-4 Certificates shall be the Class IVA-4 Interest Rate. The "Remittance Rate" for the Crossed Subordinate Certificates shall be the Subordinate Interest Rate.

         REO Property: A Mortgaged Property, title to which has been acquired by the Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

         Residual Certificate: The Class R Certificate, which is being issued in a single class. Components R-1 and R-2 of the Class R Certificate are hereby each designated the sole Class of "residual interests" in REMIC I and REMIC II, respectively, for purposes of Section 860G(a)(2) of the Code.

         Residual Distribution Amount: On any Distribution Date, any portion of the Group I and Group II Available Distribution Amounts remaining after all distributions to the Certificates pursuant to the definition of Certificate Distribution Amount (including the Class R Certificate only to the extent of any distributions to the Class R Certificate pursuant to clause (I)(A)(iv)(a) of such definition). Upon termination of the obligations created by this Agreement and the Trust Fund created hereby, the amounts which remain on deposit in the Certificate Account after payment to the Certificateholders of the amounts set forth in Section 9.1 of this Agreement, and subject to the conditions set forth therein.

         Responsible Officer: When used with respect to the Trustee or any Seller, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President,
the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Servicer, the Chairman or Vice- Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any Vice- President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Controller and any Assistant Controller or any other officer of the Servicer customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any
Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Scheduled Principal Balance: With respect to any Loan as of any Distribution Date, the unpaid principal balance of such Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied Curtailments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

         Securities Act:  The Securities Act of 1933, as amended.

         Seller:  ABN AMRO Mortgage Group, Inc.

         Senior  Certificates:   The  Class  A  Certificates  and  the  Class  R
Certificate, collectively.

         Senior Components: Component 1A-P-1 and Component 1A-P-2 of the Class 1A-P Certificates, Component 2A-P-1, Component 2A-P-2 of the Class 2A-P Certificates, Component 1A-X-1, Component 1A-X-2, Component 1A-X-3 and Component 1A-X-4 of the Class 1A-X Certificates, Component 2A-X-1 and Component 2A-X-2 of the Class 2A-X Certificates, Component 1A-7-1 and Component 1A-7-2 of the Class 1A-7 Certificates, collectively.

         Senior Subordinate Components: The Group I Senior Subordinate, Group II Senior Subordinate, Group III Senior Subordinate and Group IV Senior Subordinate components, collectively.

         Senior Subordinate Certificates: The Class 1M, Class 2M, Class 1B-1, Class 1B-2, Class 2B-1 and Class 2B-2 Certificates, collectively.

         Servicer: ABN AMRO Mortgage Group, Inc., a Delaware corporation, or any successor thereto appointed as provided pursuant to Section 7.5, acting to service and administer such Loans pursuant to Section 3.1.

         Servicer's Section 3.10 Report: A report delivered by the Servicer to the Trustee or the Certificate Administrator pursuant to Section 3.10.

         Servicing Fee: For each Loan, the fee paid to the Servicer to perform primary servicing functions with respect to such Loan, equal to the Servicing Fee Rate each Loan in the Loan Schedule on the outstanding Principal Balance of such Loan.

         Servicing Fee Rate: For each Loan, the per annum rate identified in the Loan Schedule of 0.2500% or 0.3750%, as applicable.

         Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Servicer in the form of an Officer's Certificate, as such list may from time to time be amended.

         Special Hazard Coverage: As of the Cut-Off Date, with respect to each Loan Group (or with respect to combined Loan Group V and Loan Group VI), approximately $4,895,546 for Loan Group I, $1,998,319 for Loan Group II, $2,624,613 for Loan Group III, $5.467,595 for Loan Group IV and $3,994,135 for combined Loan Group V and Loan Group VI, and thereafter on each anniversary of the Cut-Off Date, the applicable Special Hazard Coverage shall be reduced, but not increased, to an amount equal to the lesser of (1) the greatest of (a) the aggregate Principal Balance of the Group I, Group II, Group III, Group IV or combined Group V and Group VI Loans, as applicable, located in the single California zip code area containing the largest aggregate Principal Balance of the Loans, (b) 1% of the aggregate unpaid Principal Balance of the Group I, Group II, Group III, Group IV or combined Group V and Group VI Loans, as applicable, and (c) twice the unpaid Principal Balance of the largest single Group I or Group II Loan, Group III, Group IV or combined Group V and Group VI, as applicable, in each case calculated as of the Due Date in the immediately preceding month, and (2) the applicable Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Group I Senior Certificates and Group I Subordinate Components, Group II Senior Certificates and Group II Subordinate Components, Group III Senior Certificates and Group III Subordinate Components, Group IV Senior Certificates and Group IV Subordinate Components, Group V Senior Certificates, Group VI Senior Certificates and Crossed Subordinate Certificates, as applicable since the

Cut-Off Date. Special Hazard Coverage may be reduced upon written confirmation from each Rating Agency that such reduction will not adversely affect the then current ratings assigned to the Certificates by each Rating Agency.

         Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

         S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., provided, that at any time it be a Rating Agency.

         Step Down Percentage: For any Distribution Date will be the percentage indicated below:

                                           Percentage of the Group V Subordinate
   Distribution Date Occurring In              Amount as of the Cut-Off Date
   ------------------------------              -----------------------------
January 2002 through December 2006.........                 0%
January 2007 through December 2007.........                30%
January 2008 through December 2008.........                40%
January 2009 through December 2009.........                60%
January 2010 through December 2010.........                80%
January 2011 and thereafter................               100%

         Subordinate Amount: means the Group V Subordinate Amount or the Group VI Subordinate Amount, as the context requires.

         Subordinate Certificates: The Class 1M, Class 2M, Class 1B-1, Class 1B-2, Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-1, Class 2B-2, Class 2B-3, Class 2B-4, and Class 2B-5 Certificates, collectively, and designated as such on the face thereof in substantially the form attached hereto as Exhibits A-30 through A-41, respectively and for purposes of this Agreement, the "order of seniority" from highest to lowest of such certificates shall be the order designated in the beginning of this definition.

         Subordinate Components: The Group I Subordinate, Group II Subordinate, Group III Subordinate and Group IV Subordinate components, collectively.

         Subordinate Liquidation Amount: As determined separately with respect to each Loan Group, the excess, if any, of the aggregate of Liquidation Principal for each group of Loans, as applicable, which became Liquidated Loans during the applicable Prepayment Period, over the related Senior Liquidation Amount for such Distribution Date.

         Subordinate Percentage: As of the Closing Date, as determined separately for each Loan Group, approximately 3.15% for Loan Group I, and 3.15% for Loan Group II, 3.15% for Loan Group III, 3.16% for Loan Group IV, 1.51% for Loan Group V and 1.53% for Loan Group VI, and thereafter, with respect to any Distribution Date, the excess of 100% over the applicable Senior Percentage for such date.

         Subordinate Prepayment Percentage: As of the Closing Date, determined separately for each Loan Group, 0% for each Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI, and thereafter, with respect to any Distribution Date, the excess of 100% minus the applicable Senior Prepayment Percentage.

         Subordinate Principal Amount: For each Loan Group on any Distribution Date, will be equal to the sum of:

         (1) the applicable Subordinate Percentage of the related Principal Payment Amount (exclusive of the portion thereof attributable to the sum of the Group III Discount Fractional Principal Amounts for Group III Loans, the Group IV Discount Fractional Principal Amounts for Group IV Loans, the Group V Discount Fractional Principal Amounts for Group V Loans and the Group VI Discount Fractional Principal Amounts for Group VI Loans, as applicable for such Distribution Date);

         (2)   the applicable Subordinate Principal Prepayment Amount; and

         (3)   the applicable Subordinate Liquidation Amount;

         provided, however, that the Subordinate Principal Amount applicable to Group III Loans shall be reduced by the amounts required to be distributed to Component 1A-P-1 of the Class 1A-P certificates with respect to the Group III Discount Fractional Principal Shortfall on such distribution Date, the Subordinate Principal Amount applicable to Group IV Loans shall be reduced by the amounts required to be distributed to Component 1A-P-2 of the Class 1A-P certificates with respect to the Group IV Discount Fractional Principal Shortfall on such

         Distribution Date, the Subordinate Principal Amount applicable to Group V Loans shall be reduced by the amounts required to be distributed to Component 2A-P-1 of the Class 2A-P certificates with respect to the Group V Discount Fractional Principal Shortfall on such Distribution Date and the Subordinate Principal Amount applicable to Group VI Loans shall be reduced by the amounts required to be distributed to Component 2A-P-2 of the Class 2A-P certificates with respect to the Group VI Discount Fractional Principal Shortfall on such Distribution Date; provided, further, that the Subordinate Principal Amount for any Distribution Date for either of Loan Group V or Loan Group VI shall be reduced to the extent of any amounts required to be distributed to the Group V or Group VI Senior Certificates, as applicable, relating to the other Loan Group pursuant to the provisions described in the definition of "Certificate Distribution Amount" herein.

Any reduction in the Subordinate Principal Amount pursuant to the provisions above shall offset the amount calculated pursuant to clause (1), clause (3) and then clause (2), in each case of the definition thereof. On any Distribution Date, the applicable Subordinate Principal Amount shall be allocated pro rata, by Class Principal Balance or Component Principal Balance, as applicable, among the Classes or Components of related Group I, Group II, Group III or Group IV Subordinate Components or Crossed Subordinate Certificates and paid in the order of distribution to such Classes pursuant to clause (I)(B), (I)(D), (I)(F),
(I)(H),  (I)(J) or (I)(L),  as  applicable,  of the  definition of  "Certificate
Distribution Amount" herein, except as otherwise stated in such definition. Notwithstanding the foregoing, on any Distribution Date prior to distributions on such date, if the applicable Subordination Level for any Class or Component of Group I, Group II, Group III or Group IV Subordinate Components or Crossed Subordinate Certificates, as applicable, is less than such percentage as of the Closing Date, the pro rata portion of the applicable Subordinate Principal Prepayment Amount otherwise allocable to the Class or Classes or Component or Components junior to such Class or Component will be distributed to the most senior Class or Component of the applicable Group I, Group II, Group III or Group IV Subordinate Components or Crossed Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Classes or Components of applicable Group I, Group II, Group III or Group IV Subordinate Components or Crossed Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of such Classes or Component Principal Balances of such Component.

         Subordinate Principal Prepayment Amount: For each Loan Group on any Distribution Date, the applicable Subordinate Prepayment Percentage of the related Principal Prepayment Amount (exclusive, with respect to the Group III Loans, of the sum of the Group III Discount Fractional Principal Amounts for such distribution date, with respect to the Group IV Loans, of the sum of the Group IV Discount Fractional Principal Amounts for such distribution date, with respect to the Group V Loans, of the sum of the Group V Discount Fractional Principal Amounts for such distribution date and with respect to the Group VI Loans, of the sum of the Group VI Discount Fractional Principal Amounts for such distribution date). as applicable for such Distribution Date).

         Subordination Level: For each Loan Group (or for combined Loan Group V and Loan group VI with respect to the Crossed Subordinate Certificates), on any specified date, with respect to any Class of applicable Group I, Group II, Group III, Group IV or Crossed Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the Class Principal Balances of all Classes of Certificates or related Components which are subordinate in right of payment to such Class as of such date before giving effect to distributions or allocations of Realized Losses on the Loans on such date; by (2) the sum of the Class Principal Balances of all Classes of Certificates or Components related to that Loan Group (or for combined Loan Group V and Loan Group VI with respect to the Crossed Subordinate Certificates) as of such date before giving effect to distributions or allocations of Realized Losses on the Loans on such date.

         Substitute Loan:  As defined in Section 2.2.

         Tax Matters Person: The Holder of the Class R Certificate issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial "tax matters person" for REMIC I and REMIC II within the meaning of
Section 6231(a)(7) of the Code. For tax years commencing after any transfer of the Class R Certificate, the holder of the greatest Percentage Interest in the Class R Certificate at year end shall be designated as the Tax Matters Person with respect to that year. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder of such Authorized Denomination of the Class R Certificate that is not a Disqualified Organization shall be Tax Matters Person pursuant to Section 5.1(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

         Transfer:  As defined in Section 5.1(b).

         Transferee:  As defined in Section 5.1(b).

         Transferee Affidavit and Agreement: As defined in Section 5.1(c)(i)(B).

         Trust Fund: The corpus of the trust created pursuant to Section 2.1 of this Agreement. The Trust Fund consists of (i) the Loans and all rights pertaining thereto; (ii) such assets as from time to time may be held by the Trustee (except amounts representing the Servicing Fee and amounts on deposit in Escrow Accounts); (iii) such assets as from time to time may be held by the Servicer in a Custodial Account for P&I related to the Loans (except amounts representing the Servicing Fee); (iv) property which secured a Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-Off Date; (v) amounts paid or payable by the insurer under any FHA insurance policy and proceeds of any VA guaranty and any other insurance policy related to any Loan or the Mortgage Pool; and (vi) the rights and remedies of the Depositor contained in Section 8 of the Mortgage Loan Purchase Agreement dated as of the Closing Date, between the Seller and the Depositor.

         Trustee: JPMorgan Chase Bank, a New York state banking corporation, or its successor- in-interest as provided in Section 8.9, or any successor trustee appointed as herein provided.

         Uncollected Interest: With respect to any Distribution Date for any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month's interest at the applicable Pass-Through Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

         Uncompensated Interest Shortfall: With respect to a Loan Group or any Distribution Date, the excess, if any, of (i) the sum of (a) aggregate Uncollected Interest with respect to the Loans in the related Loan Group and (b) aggregate Curtailment Shortfall with respect to the Loans in the related Loan Group and (c) any shortfall in interest collections in the calendar month immediately preceding such Distribution Date resulting from a Relief Act Interest Shortfall with respect to the Loans in the related Loan Group over (ii) Compensating Interest, which excess shall be allocated to each Class of Certificates pro rata according to the amount of interest accrued thereon in reduction thereof.

         Underwriters:  Lehman Brothers Inc. and ABN AMRO Incorporated.

         U.S. Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

         VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

         Withdrawal Date: The Business Day immediately preceding the related Distribution Date.

         All references to the origination date or original date in the Loan Schedule with respect to a Loan shall refer to the date upon which the related Mortgage Note was originated or modified, whichever is later.


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


                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.1 Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby irrevocably sell, convey and assign to the Trustee and REMIC I without recourse all the right, title and interest of the Depositor in and to the Trust Fund and to REMIC II without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests, for the benefit respectively of REMIC II and the Certificateholders, including all interest and principal received by the Depositor with respect to the Loans after the Cut-Off Date (and including without limitation scheduled payments of principal and interest due after the Cut-Off Date but received by the Depositor on or before the Cut-Off Date, but not including payments of principal and interest due on the Loans on or before the Cut-Off Date). The Depositor, at its own expense, shall file or cause to be filed protective Form UCC-1 financing statements with respect to the Loans in the State of Illinois or other applicable jurisdiction, listing itself as "Debtor" under such financing statement and listing the Trustee, for the benefit of the Certificateholders, as "Secured Party" under such financing statement.

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Loan so assigned:

               (i) The original Mortgage Note (or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit and indemnity) bearing all intervening endorsements endorsed, "Pay to the order of JPMorgan Chase Bank, as Trustee, for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 2001-8 Attn:
         Institutional Services, 600 Travis Street, 10th Floor, Houston, Texas 77002, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

               (ii) (a) The original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided, that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (1) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (2) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where


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



         such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

                  (b) The original Assignment to "JPMorgan Chase Bank, as Trustee" which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Loans covering Mortgaged Properties situated within the same county. If the Assignment is in blanket form, a copy of the Assignment shall be included in the related individual Mortgage File.

                  (iii) The originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any,

                  (iv) The originals of all required intervening assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided, that if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original Assignment has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment, together with
         (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

                  (v) The original mortgagee policy of title insurance (including, if applicable, the endorsement relating to the negative amortization of the Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

                  (vi)  The mortgage insurance certificate;



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



                  (vii) Hazard insurance certificates and copies of the hazard insurance policy and, if applicable, flood insurance policy; and

                  (viii) Any and all other documents, opinions and certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage Loan, which may include truth-in-lending statements and other legal statements, an appraisal and a survey.

The documents and instruments set forth in clauses (i) - (viii) above shall be called, collectively, the "Mortgage File".

         If the Depositor cannot deliver the original Mortgage with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, the Depositor shall deliver to the Trustee an Officer's Certificate, with a photocopy of such Mortgage attached thereto, stating that such original Mortgage has been delivered to the appropriate public recording official for recordation. The Depositor shall promptly deliver to the Trustee such original Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording official.

         The Depositor shall, at its own expense, promptly record or cause to be recorded in the appropriate public real property or other records each Assignment referred to in Section 2.1(ii), unless the Depositor delivers to the Trustee an Independent opinion of counsel admitted to practice law in the state in which such Mortgaged Property is located to the effect that such recordation is not necessary to secure the interest in the related Mortgaged Properties against any other transferee or creditor of the Depositor, in which case such Assignments shall be delivered to the Trustee for the benefit of the Certificateholders in recordable form. If the Depositor cannot deliver the original Assignment concurrently with the execution and delivery of this Agreement solely because it is in the process of being prepared and recorded or because of a delay caused by the public recording office where such original Assignment has been delivered for recordation, the Depositor shall deliver a blanket Officer's Certificate covering all such Assignments stating that such original Assignment is in the process of being prepared and recorded or it has been delivered to the appropriate public recording official for recordation. Any such original recorded Assignment shall be delivered to the Trustee within 180 days following the execution of the Agreement.

         If the Depositor cannot deliver the original title insurance policy concurrently with the execution and delivery of this Agreement, the Depositor shall promptly deliver each such original title insurance policy as soon as such policy becomes available but in no event later than 120 days following the execution of this Agreement.

         All rights arising out of Loans including, without limitation, all funds received on or in connection with a Loan shall be held by the Depositor in trust for the benefit of the Certificateholders. The Depositor shall maintain a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Certificateholders.


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




         It is the express intent of this Agreement that the conveyance of the Loans by the Depositor to the Trustee as provided in this Section 2.1 be, and be construed as, a sale of the Loans by the Depositor to the Trustee and that the sale of the Certificates to the Certificateholders, if they are sold, be, and be construed as, a sale of a 100% interest in the Loans and the Trust Fund to such Certificateholders. It is, further, not the intention of this Agreement that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of this Agreement, the Loans are held to be property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Loans, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this
Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "in possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and
(d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interest unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a perfected security interest in Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

         The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to under
(i) through (viii) above, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the Custodian and any Officer's Certificates delivered with respect thereto shall be delivered to the Trustee and the Custodian.



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



         Section 2.2 Acceptance by Trustee. The Trustee acknowledges, subject to the provisions of Section 2.1 and to any document exceptions reported pursuant to the Trustee's reviews as described below, receipt of the Mortgage Notes (or lost note affidavits and indemnities), the Mortgages, the assignments of the Mortgages and the Officer's Certificates referred to in Section 2.1 above, and declares that it holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it as Trustee in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee acknowledges that, as of the date of the execution of this Agreement, the Mortgage Files have been delivered to the Trustee and the Trustee has conducted a preliminary review of the Mortgage Files. The Trustee further acknowledges that such review included a review of the Mortgage Notes (or lost note affidavits and indemnities) to determine that the appropriate Mortgage Notes (or lost note affidavits and indemnities) have been delivered and endorsed in the manner set forth in Section 2.1(i). In connection with such review, the Trustee shall have delivered an exceptions report indicating any discrepancies relating to such review. In addition, the Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days, or with respect to assignments which must be recorded, within 180 days, after execution of this Agreement to ascertain that all required documents set forth in items (i), (ii), (v), (vi) and, to the extent delivered to the Trustee, items (iii), (iv), (vii) and (viii) of Section 2.1 have been executed and received, and that such documents relate to the Loans identified in Exhibit D annexed hereto, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. The Trustee shall have no duty to verify or determine whether any Mortgage File should contain documents described in Sections 2.1(iii), (iv), (vii) and (viii). The Trustee shall be under no duty or obligation to inspect, review or make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Loans identified on the Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Loan. If at the conclusion of such 45-day period or 180-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Loans identified in said Exhibit D (each such finding, a "material defect"), the Trustee shall promptly notify the Depositor, which shall have a period of 90 days after the REMIC has received notice to correct or cure any such material defect; provided, however, that if the Trustee shall not have received a document by reason of the fact that such document shall not have been returned by the appropriate recording office then the Depositor shall have until a date one year later from the Cut-Off Date to correct or cure such defect. The Depositor hereby covenants and agrees that, if any such material defect as defined above is not corrected or cured, the Depositor will, within 90 days of the REMIC having received notice, either (i) repurchase the related Loan at a price equal to 100% of the Principal Balance of such Loan (or any property acquired in respect thereof) plus accrued interest on such Principal Balance at the applicable Pass-Through Rate to the next scheduled Due Date of such Loan or
(ii) substitute for any Loan to which such material defect relates a different mortgage loan (a "Substitute Loan") maturing no later than and not more than two years earlier than the Loan being substituted for and having a principal balance equal to or less than and a Mortgage Interest Rate equal to or greater than the


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Mortgage Interest Rate of the Loan being substituted for, a Loan-to-Value  Ratio equal to or less than the Loan-to-Value Ratio of the Loan being substituted for and otherwise having such characteristics so that the representations and warranties of the Depositor set forth in Section 2.3 hereof would not have been incorrect had such Substitute Loan originally been a Loan; provided, however, that if the Principal Balance of the original Loan exceeds the principal balance of the Substitute Loan, an amount equal to that difference shall be deposited by the Depositor in the Certificate Account; provided, further, however, that no such substitution may occur after 90 days of the Closing Date unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that such substitution will not adversely affect the REMIC status of REMIC I or REMIC II or constitute a prohibited transaction or substitution under the REMIC provisions of the Code, and, if applicable, within the meaning of the REMIC
Provisions of the particular State, if any, which would impose a tax on the Trust Fund. Monthly Payments due with respect to Substitute Loans in the month of substitution are not a part of the Trust Fund and will be retained by the
Servicer.   The   Depositor   shall  notify  each  Rating  Agency  of  any  such
substitution. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the Loan being substituted for in such month. The purchase price for the repurchased Loan or property shall be deposited by the Depositor in the Certificate Account and in the case of a Substitute Loan, the Mortgage File relating thereto shall be delivered to the Trustee or the Custodian. Upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or the new Mortgage File, as the case may be, and an Officer's Certificate that such repurchase or substitution is in accordance with this Agreement, the Trustee shall release or cause to be released to the Depositor the related Mortgage File for the Loan being repurchased or substituted for, as the case may be, and shall execute and deliver or cause to be executed and delivered such instrument of transfer or assignment presented to it by the Depositor, in each case without recourse, as shall be necessary to transfer to the Depositor the Trustee's interest in such original or repurchased Loan or property and the Trustee shall have no further responsibility with regard to such Loan. It is understood and agreed that the obligation of the Depositor to substitute a new Loan for or repurchase any Loan or property as to which such a material defect in a constituent document exists
shall   constitute  the  sole  remedy   respecting  such  defect   available  to
Certificateholders or the Trustee on behalf of Certificateholders, but such obligation shall survive termination of this Agreement. Neither the Trustee nor the Custodian shall be responsible for determining whether any assignment or mortgage delivered pursuant to Section 2.1(ii) is in recordable form or, if recorded, has been properly recorded.

         Section 2.3 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee as of the Closing Date:

                  (i) that the information set forth in the Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

                  (ii) that as of the date of the transfer of the Loans to the Trustee, the Depositor is the sole owner and holder of each Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;



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



                  (iii) that as of the date of initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Loan is 30 days or more past due from the Due Date of such Loan except for 2.2% of the Loans in which no payment of principal or interest on or in respect of any Loan is 60 days or more past due from the Due Date of such Loan;

                  (iv) that to the best of the Depositor's knowledge, as of the date of the transfer of the Loans to the Trustee, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

                  (v) that as of the date of the initial issuance of the Certificates, there is no proceeding pending, or to the best of the Depositor's knowledge, threatened for the total or partial condemnation of any of the Mortgaged Property and, to the best of the Depositor's knowledge the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (vi) that each Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws, and each Loan was not usurious at the time of origination;

                  (vii) that to the best of the Depositor's knowledge, as of the date of the initial issuance of the Certificates, all insurance premiums previously due and owing with respect to the Mortgaged Property have been paid and all taxes and governmental assessments previously due and owing, and which may become a lien against the Mortgaged Property, with respect to the Mortgaged Property have been paid;

                  (viii) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

                  (ix) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, and that each Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged
         Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Loan and
         (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

                  (x) that as of the initial issuance of the Certificates, neither the Depositor nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, canceled or subordinated such Mortgage in whole or part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

                  (xi) that each Mortgaged Property consists of a fee simple estate or a condominium form of ownership in real property;

                  (xii) the condominium projects that include the condominiums that are the subject of any condominium loan are generally acceptable to FNMA or FHLMC;

                  (xiii) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to the Loan; and except for payment delinquencies not in excess of 30 days, to the best of the Depositor's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

                  (xiv) that each Loan was originated on FNMA or FHLMC uniform instruments for the state in which the Mortgaged Property is located;

                  (xv) that based upon a representation by each Mortgagor at the time of origination or assumption of the applicable Loan, 95.27 % of the Group I Loans, 100.00% of the Group II Loans, 98.06% of the Group III Loans, 94.77% of the Group IV Loans, 94.83% of the Group V Loans and 93.70% of the Group VI Loans, measured by Principal Balance were to be secured by primary residences and no more than 4.73% of the Group I Loans, 0.00% of the Group II Loans, 1.94% of the Group III Loans, 5.23% of the Group IV Loans, 5.17% of the Group V Loans and 6.30% of the Group VI Loans, measured by Principal Balance were to be secured by second homes;


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                  (xvi)  that  an  appraisal  of  each  Mortgaged  Property  was conducted at the time of origination of the related Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

                  (xvii) that no Loan had a Loan-to-Value Ratio at origination in excess of 95%;

                  (xviii) the Loans were not selected in manner to adversely affect the interests of the Certificateholders and the Depositor knows of no conditions which reasonably would cause it to expect any Loan to become delinquent or otherwise lose value;

                  (xix) each Loan was either (A) originated directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above;

                  (xx) each Loan is a "qualified mortgage" within the meaning of
         Section 860G of the Code without regard to ss. 1.860G-2(f) of the REMIC Provisions or any similar rule;

                  (xxi) each Loan that has a Loan-to-Value Ratio in excess of 80% is covered by a primary mortgage insurance policy; and

                  (xxii) that no Loan permits negative amortization or the deferral of accrued interest.

         It is understood and agreed that the representations and warranties set forth in this Section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be. Upon discovery by the Depositor, Servicer, the Trustee or any Custodian of a breach of any of the foregoing representations and warranties (referred to herein as a "breach"), without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Depositor as to the facts stated therein, which breach materially and adversely affects the interests of the Certificateholders in the related Loan, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Within 90 days of its discovery or its receipt or any Seller's receipt of notice of breach, the Depositor shall or shall cause such Seller to cure such breach in all material respects or shall repurchase the Loan or any property acquired in respect thereof from the Trustee at a repurchase price equal to 100% of the Principal Balance of such Loan plus accrued interest on such Principal Balance at the Mortgage Interest Rate to the next scheduled Installment Due Date


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


of such Loan or remove such Loan from the Trust Fund and substitute in its place a Substitute Loan or Loans with the characteristics set forth in Section 2.2 above for Substitute Loans; provided, however, that if such breach would cause the Loan to be other than a "qualified mortgage" as defined in Section
860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further, that no substitution (or cure which would constitute a loan modification for federal income tax purposes) may be effected any later than two years after the Closing Date; provided, further, that as a pre-condition to any substitution (or cure which would constitute a loan modification for federal income tax purposes) to be effected later than 90 days after the Closing Date (and within two years of the Closing Date), the Trustee shall receive from the Depositor an Opinion of Counsel to the effect that such substitution (or cure which would constitute a loan modification for federal income tax purposes) will not adversely affect the REMIC status of REMIC I or REMIC II or constitute a prohibited transaction under the REMIC Provisions of the Code and, if applicable, the REMIC provisions of the relevant State. Except as expressly set forth herein, neither the Trustee nor the Servicer is under any obligation to discover any breach of the above mentioned representations and warranties. It is understood and agreed that the obligation of the Depositor or the Seller to repurchase or substitute any Loan or property as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive as the obligation of the Depositor, the Seller or their respective successors.

         Section 2.4 Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular and Residual Interests.

         (a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

         (b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I and REMIC II be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II shall consist of the Class A Certificates, Senior Components, Subordinate Components and the Crossed Subordinate Certificates. The "residual interest" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II shall consist of Component R-2 of the Class R Certificate. The "regular interests" (within the meaning of Section 860G(a)(1) of the Code) of REMIC I shall consist of the Class ZZZ Regular Interest, the Class IA-1 Regular Interest, the Class IA-2 Regular Interest, the Class IA-5 Regular Interest, the Class IA-6 Regular Interest, the Class IA-7 Regular Interest, the Class I Pre-Stripped Regular Interest, the Component I Subordinate Regular Interest, the Class IIA-1 Regular Interest, the Class IIA-2 Regular Interest, the Class IIA-3 Regular Interest, the Class IIA-4 Regular Interest, the Component II Subordinate Regular Interest, the Class IIIA-1 Regular Interest, the Class IIIA- 2 Regular Interest, the Class IIIA-3 Regular Interest, the Class IIIA-4 Regular Interest, the Component 1A-7-1
Regular  Interest,  the Component III Subordinate  Regular  Interest,  the Class


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IVA-1  Regular  Interest,  the Class  IVA-2  Regular  Interest,  the Class IVA-5
Regular Interest, the Class IVA-6 Regular Interest, the Component 1A-7-2 Regular Interest, the Class IVA-8 Regular Interest, the Class IVA-9 Regular Interest, the Class IVA-10 Regular Interest, the Class IV Pre- Stripped Regular Interest, the Component IV Subordinate Regular Interest, the 5A Regular Interest, the 5B Regular Interest, the 6A Regular Interest, the 6B Regular Interest, the
Component 1A-X-1 Regular Interest,  the Component 1A-X-2 Regular  Interest,  the
Component 1A-X-3 Regular Interest,  the Component 1A-X-4 Regular  Interest,  the
Component 2A-X-1 Regular Interest,  the Component 2A-X-2 Regular  Interest,  the
Component 1A-P-1 Regular Interest, the Component 1A-P-2 Regular Interest, the Component 2A-P-1 Regular Interest and the Component 2A-P-2 Regular Interest. The "residual interest" (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1 of the Class R Certificate.

         (c) All payments with respect to the Class IA-1 Regular Interest, the Class IA-2 Regular Interest, the Class IA-5 Regular Interest, the Class IA-6
Regular Interest, the Class IA-7 Regular Interest, the Class I Pre-Stripped Regular Interest and the Component I Subordinate Regular Interest shall be deemed to have been made solely from the Group I Loans. All payments with respect to the Class IIA-1 Regular Interest, the Class IIA-2 Regular Interest, the Class IIA-3 Regular Interest, the Class IIA-4 Regular Interest and the Component II Subordinate Regular Interest shall be deemed to have been made solely from the Group II Loans. All payments with respect to the Class IIIA-1 Regular Interest, the Class IIIA-2 Regular Interest, the Class IIIA-3 Regular Interest, the Class IIIA-4 Regular Interest, the Component 1A-7-1 Regular Interest and the Component III Subordinate Regular Interest shall be deemed to have been made solely from the Group III Loans. All payments with respect to the Class IVA-1 Regular Interest, the Class IVA-2 Regular Interest, the Class IVA-5 Regular Interest, the Class IVA-6 Regular Interest, the Component 1A-7-2 Regular Interest, the Class IVA-8 Regular Interest, the Class IVA-9 Regular Interest, the Class IVA-10 Regular Interest, the Class IV Pre-Stripped Regular Interest and the Component IV Subordinate Regular Interest shall be deemed to have been made solely from the Group IV Loans. All payments with respect to the 5A Regular Interest and the 5B Regular Interest shall be deemed to have been made solely from the Group V Loans. All payments with respect to the 6A Regular Interest and the 6B Regular Interest shall be deemed to have been made solely from the Group VI Loans. All payments with respect to the Class ZZZ Regular Interest shall be deemed to have been made solely from the Group V Loans and the Group VI Loans.

         (d) Distributions of principal from the Group V Loans and the Group VI Loans shall be deemed to be made to the 5A Regular Interest, 5B Regular Interest, 6A Regular Interest and 6B Regular Interest first, so as to keep the principal balance of each REMIC I Regular Interest beginning with the designation "5" or "6" and ending with the designation "B" equal to 1.00% of the aggregate Scheduled Principal Balance of the Loans in the related Loan Group; second, to each REMIC I Regular Interest beginning with the designation "5" or "6" and ending with the designation "A," so that the principal balance of each such REMIC I Regular Interest is equal to 0.10% of the Group V Subordinate Amount or Group VI Subordinate Amount, as the case may be (except that if on any Distribution Date the Subordinate Amount for either of Loan Group V or Loan


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



Group VI is greater than the Subordinate Amount for such Loan Group on the preceding Distribution Date, the least amount of principal shall be distributed to the 5A Regular Interest and the 6A Regular Interest necessary to maintain the ratio of the principal amount of the 5A Regular Interest to the principal amount of the 6A Regular Interest being equal to the REMIC I Subordinated Balance Ratio); and third, any remaining principal from the Group V Loans or the Group VI Loans to the Class ZZZ Regular Interest (provided that a portion of the remaining principal from the Group V Loans or the Group VI Loans equal to the Group V Discount Fractional Principal Amount and the Group VI Discount Fractional Principal Amount will be distributed to the Component 2A-P-1 Regular Interest and the Component 2A-P-2 Regular Interest, respectively). Realized Losses attributable to the Group V Loans and the Group VI Loans shall be applied after all distributions have been made on each Distribution Date first, so as to keep the principal balance of each REMIC I Regular Interest beginning with the designation "5" or "6" and ending with the designation "B" equal to 1.00% of the aggregate Scheduled Principal Balance of the Loans in the related Loan Group; second, to each REMIC I Regular Interest beginning with the designation "5" or "6" and ending with the designation "A," so that the principal balance of each such REMIC I Regular Interest is equal to 0.10% of the Group V Subordinate Amount or Group VI Subordinate Amount, as the case may be (except that if on any Distribution Date the Subordinate Amount for either of Loan Group V or Loan Group VI is greater than the Subordinate Amount for such Loan Group on the preceding Distribution Date, the least amount of principal shall be distributed to the 5A Regular Interest and the 6A Regular Interest necessary to maintain the ratio of the principal amount of the 5A Regular Interest to the principal amount of the 6A Regular Interest being equal to the REMIC I Subordinated Balance Ratio); and third, the remaining Realized Losses attributable to the Group V Loans and the Group VI Loans shall be allocated to the Class ZZZ Regular Interest (except that if a Realized Loss is recognized with respect to a Group V Discount Loan or a Group VI Discount Loan, the applicable Group V Discount Fraction or Group VI Discount Fraction of such Realized Loss will be allocated to the Component 2A-P-1 Regular Interest or the Component 2A-P-2 Regular Interest, as applicable).

         (e) All payments with respect to each of the Class IA-1, Class IA-2, Class IA-5, Class IA-6, Class IA-7, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Component 1A-7-1, Class IVA-1, Class IVA-2, Class IVA-5, Class IVA-6, Component 1A-7-2, Class IVA-8, Class IVA-9, Class IVA-10, Component 1A-P- 1, Component 1A-P-2, Component 2A-P-1 and Component 2A-P-2 Certificates and Components shall each be considered to have been made solely from the Regular Interest of REMIC I having the same designation. All payments with respect to each of Component 1M-1, Component 1B-1- 1, Component 1B-2-1, Component 1B-3-1, Component 1B-4-1 and Component 1B-5-1 shall each be considered to have been made solely from the Component I Subordinate Regular Interest. All payments with respect to each of Component 1M-2, Component 1B-1-2, Component 1B-2-2, Component 1B-3-2, Component 1B-4-2 and Component 1B-5-2 shall each be considered to have been made solely from the Component II Subordinate Regular Interest. All payments with respect to each of Component 1M-3, Component 1B-1-3, Component 1B-2-3, Component 1B-3-3, Component 1B-4-3 and Component 1B-5-3 shall each be considered to have been made solely from the Component III Subordinate Regular Interest. All payments with respect


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



to each of Component 1M-4, Component 1B-1-4, Component 1B-2-4, Component 1B-3-4, Component 1B-4-4 and Component 1B-5-4 shall each be considered to have been made solely from the Component IV Subordinate Regular Interest. All payments with respect to the Class IA-3 Certificates shall be considered to have been made solely from the Class I Pre-Stripped Regular Interest. All payments with respect to the Class IVA-3 Certificates shall be considered to have been made solely from the Class IV Pre-Stripped Regular Interest. All interest payments with respect to Component 1A-X-1 of the Class 1A-X Certificates shall be considered to have been made solely from the interest payments of the Component 1A-X-1 Regular Interest of REMIC I, and the notional amount of the Component
1A-X-1 Regular Interest shall be equal at all times to the Component 1A-X-1 Notional Amount. All interest payments with respect to Component 1A-X-2 of the Class 1A-X Certificates shall be considered to have been made solely from the interest payments of the Component 1A-X-2 Regular Interest of REMIC I, and the notional amount of the Component 1A-X-2 Regular Interest shall be equal at all times to the Component 1A-X-2 Notional Amount. All interest payments with respect to Component 1A-X- 3 of the Class 1A-X Certificates shall be considered to have been made solely from the interest payments of the Component 1A-X-3
Regular Interest of REMIC I, and the notional amount of the Component 1A-X-3 Regular Interest shall be equal at all times to the Component 1A-X-3 Notional Amount. All interest payments with respect to Component 1A-X-4 of the Class 1A-X Certificates shall be considered to have been made solely from the interest payments of the Component 1A-X-4 Regular Interest of REMIC I, and the notional amount of the Component 1A-X-4 Regular Interest shall be equal at all times to the Component 1A-X-4 Notional Amount. All interest payments with respect to Component 2A-X-1 of the Class 2A-X Certificates shall be considered to have been made solely from the interest payments of the Component 2A-X-1 Regular Interest of REMIC I, and the notional amount of the Component 2A-X-1 Regular Interest shall be equal at all times to the Component 2A-X-1 Notional Amount. All interest payments with respect to Component 2A-X-2 of the Class 2A-X Certificates shall be considered to have been made solely from the interest payments of the Component 2A-X-2 Regular Interest of REMIC I, and the notional amount of the Component 2A-X-2 Regular Interest shall be equal at all times to the Component 2A-X-2 Notional Amount. All interest payments with respect to the Class IA-4 Certificates shall be considered to have been made solely from the interest payments of the Class I Pre-Stripped Regular Interest of REMIC I. All interest payments with respect to the Class IVA-4 Certificates shall be considered to have been made solely from the interest payments of the Class IV Pre-Stripped Regular Interest of REMIC I. All payments with respect to the Class VA-1, VA-2, VA-3, V1A-1, V1A-2, 2M, 2B-1, 2B-2, 2B-3, 2B-4, and 2B-5
Certificates of REMIC II shall be considered to have been made solely from the payments of the Class ZZZ, Class 5A, Class 5B, Class 6A, and Class 6B Regular Interests.

         (f) The interest rate of Component 1A-X-1 of the Class 1A-X Certificates shall be equal to the excess of the weighted average of the Pass-Through Rates of the Group I Premium Loans as of the first day of such month over 6.75% per annum. The interest rate of Component 1A-X-2 of the Class 1A-X Certificates shall be equal to the excess of the weighted average of the Pass-Through Rates of the Group II Premium Loans as of the first day of such month over 6.50% per annum. The interest rate of Component 1A-X-3 of the Class 1A-X Certificates shall be equal to the excess of the weighted average of the Pass-Through Rates of the Group III Premium Loans as of the first day of such


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month over 6.50% per annum.  The interest rate of Component  1A-X-4 of the Class
1A-X Certificates shall be equal to the excess of the weighted average of the Pass-Through Rates of the Group IV Premium Loans as of the first day of such month over 6.50% per annum. The interest rate of Component 2A-X-1 of the Class 2A-X Certificates shall be equal to the excess of the weighted average of the Pass-Through Rates of the Group V Premium Loans as of the first day of such month over 6.45% per annum. The interest rate of Component 2A-X-2 of the Class 2A-X Certificates shall be equal to the excess of the weighted average of the Pass-Through Rates of the Group VI Premium Loans as of the first day of such month over 6.125% per annum. The Component 1A-P-1, Component 1A-P-2, Component 2A-P-1 and Component 2A-P-2 Regular Interests shall not bear interest, but will receive principal only in respect of the Group III, Group IV, Group V and Group VI Loans, respectively.

         The interest rate of REMIC I Regular Interest Class IA-1 shall be 6.50%. The interest rate of REMIC I Regular Interest Class IA-2 shall be 6.25%. The interest rate of each REMIC I Regular Interest Class IA-5, Class IA-6, Class IA-7 and Component I Subordinate Regular Interest shall be 6.75%. The interest rate of the Class I Pre-Stripped Regular Interest shall be 8.50%. The interest rate of each REMIC I Regular Interest Class IIA-1, Class IIA-2, Class IIA- 3, Class IIA-4 and Component II Subordinate Regular Interest shall be 6.50%. The interest rate of each REMIC I Regular Interest Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Component 1A-7-1 and Component III Subordinate Regular Interest shall be 6.50%. The interest rate of REMIC I Regular Interest Class IVA-1 shall be 6.25%. The interest rate of REMIC I Regular Interest Class IVA-2, IVA-9 and IVA-10 shall be 6.00%. The interest rate of each REMIC I Regular Interest Class IVA-5, Class IVA-6, Class IVA-8, Component 1A-7-2 and Component IV Subordinate Regular Interest shall be 6.50%. The interest rate of the Class IV Pre-Stripped Regular Interest shall be 8.50%.

         (g) The principal balance of the REMIC I Regular Interest Class IA-1 is equal to the Class Principal Balance of the Class IA-1 Certificates. The principal balance of the REMIC I Regular Interest Class IA-2 is equal to the Class Principal Balance of the Class IA-2 Certificates. The principal balance of the Class I Pre-Stripped Regular Interest of REMIC I is equal to the Class Principal Balance of the Class IA-3 Certificates. The principal balance of the REMIC I Regular Interest Class IA-5 is equal to the Class Principal Balance of the Class IA-5 Certificates. The principal balance of the REMIC I Regular Interest Class IA-6 is equal to the Class Principal Balance of the Class IA-6 Certificates. The principal balance of the REMIC I Regular Interest Class IA-7 is equal to the Class Principal Balance of the Class IA-7 Certificates. The principal balance of the REMIC I Regular Interest Class IIA-1 is equal to the Class Principal Balance of the Class IIA-1 Certificates. The principal balance of the REMIC I Regular Interest Class IIA-2 is equal to the Class Principal Balance of the Class IIA-2 Certificates. The principal balance of the REMIC I Regular Interest Class IIA-3 is equal to the Class Principal Balance of the Class IIA-3 Certificates. The principal balance of the REMIC I Regular Interest Class IIA-4 is equal to the Class Principal Balance of the Class IIA-4 Certificates. The principal balance of the REMIC I Regular Interest Class IIIA-1 is equal to the Class Principal Balance of the Class IIIA- 1 Certificates. The principal balance of the REMIC I Regular Interest Class IIIA-2 is equal to the


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



Class Principal Balance of the Class IIIA-2 Certificates. The principal balance of the REMIC I Regular Interest Class IIIA-3 is equal to the Class Principal Balance of the Class IIIA- 3 Certificates. The principal balance of the REMIC I Regular Interest Class IIIA-4 is equal to the Class Principal Balance of the Class IIIA-4 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-1 is equal to the Class Principal Balance of the Class IVA- 1 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-2 is equal to the Class Principal Balance of the Class IVA-2 Certificates. The principal balance of the Class IV Pre-Stripped Regular Interest of REMIC I is equal to the Class Principal Balance of the Class IVA-3 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-5 is equal to the Class Principal Balance of the Class IVA-5 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-6 is equal to the Class Principal Balance of the Class IVA- 6 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-8 is equal to the Class Principal Balance of the Class IVA-8 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-9 is equal to the Class Principal Balance of the Class IVA- 9 Certificates. The principal balance of the REMIC I Regular Interest Class IVA-10 is equal to the Class Principal Balance of the Class IVA-10 Certificates. The principal balance of the REMIC I Regular Interest Component 1A-7-1 is equal to the Component Principal Balance of Component 1A-7-1 of the Class 1A-7 Certificates. The principal balance of the REMIC I Regular Interest Component 1A-7-2 is equal to the Component Principal Balance of Component 1A-7-2 of the Class 1A-7 Certificates. The principal balance of the REMIC I Regular Interest Component 1A-P-1 is equal to the Component Principal Balance of Component 1A-P-1 of the Class 1A-P Certificates. The principal balance of the REMIC I Regular Interest Component 1A- P-2 is equal to the Component Principal Balance of Component 1A-P-2 of the Class 1A-P Certificates. The principal balance of the REMIC I Regular Interest Component 2A-P-1 is equal to the Component Principal Balance of Component 2A-P-1 of the Class 2A-P Certificates. The principal balance of the REMIC I Regular Interest Component 2A-P-2 is equal to the Component Principal Balance of Component 2A-P-2 of the Class 2A-P Certificates. The principal balance of the Component I Subordinate Regular Interest of REMIC I is equal to the aggregate Component Principal Balance of Component 1M-1 of the Class 1M Certificates, Component 1B- 1-1 of the Class 1B-1 Certificates, Component 1B-2-1 of the Class 1B-2 Certificates, Component 1B-3-1 of the Class 1B-3 Certificates, Component 1B-4-1 of the Class 1B-4 Certificates and Component 1B-5-1 of the Class 1B-5 Certificates. The principal balance of the Component II Subordinate Regular Interest of REMIC I is equal to the aggregate Component Principal Balance of Component 1M-2 of the Class 1M Certificates, Component 1B-1-2 of the Class 1B-1 Certificates, Component 1B-2-2 of the Class 1B-2 Certificates, Component 1B-3-2 of the Class 1B-3 Certificates, Component 1B-4-2 of the Class 1B-4 Certificates and Component 1B-5-2 of the Class 1B-5 Certificates. The principal balance of the Component III Subordinate Regular Interest of REMIC I is equal to the aggregate Component Principal Balance of Component 1M-3 of the Class 1M Certificates, Component 1B-1-3 of the Class 1B-1 Certificates, Component 1B- 2-3 of the Class 1B-2 Certificates, Component 1B-3-3 of the Class 1B-3 Certificates, Component 1B-4-3 of the Class 1B-4 Certificates and Component 1B-5-3 of the Class 1B-5 Certificates. The principal balance of the Component IV Subordinate Regular Interest of REMIC I is equal to the aggregate Component Principal Balance of Component 1M-4 of the Class 1M Certificates, Component 1B-1-4 of the Class 1B-1 Certificates, Component 1B-2-4 of the Class 1B-2 Certificates, Component 1B-3-4 of the Class 1B-3 Certificates, Component 1B-4-4 of the Class 1B-4 Certificates and Component 1B-5-4 of the Class 1B-5 Certificates.


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         (h)   The interest rate on the 5B  Regular  Interest  is  equal  to the weighted average of the Pass-Through Rates of the Group V Loans as of the first day of such month. The interest rate on the 6B Regular Interest is equal to the weighted average of the Pass-Through Rates of the Group VI Loans as of the first day of such month. The interest rate on the 5A Regular Interest, the 6A Regular Interest and the Class ZZZ Regular Interest is equal to the weighted average of the Pass-Through Rates of the Group V Loans and Group VI Loans as of the first day of such month. The interest rate on the Class 2M, 2B-1, 2B-2, 2B-3, 2B-4 and 2B-5 Certificates is equal to the weighted average of the interest rates of the 5A Regular Interest and the 6A Regular Interest (weighted on the basis of the principal balance of each such Regular Interest), subject on any date of determination (i) to, in the case of the 5A Regular Interest, a cap and a floor equal to the interest rate on the 5B Regular Interest on such date and (ii) to, in the case of the 6A Regular Interest, a cap and a floor equal to the interest rate on the 6B Regular Interest.

         (i) The principal balance of the 5B Regular Interest is equal to 1.00% of the Scheduled Principal Balance of the Group V Loans. The principal balance of the 6B Regular Interest is equal to 1.00% of the Scheduled Principal Balance of the Group VI Loans. The principal balance of the 5A Regular Interest is equal to 0.10% of the Group V Subordinate Amount (subject to adjustment to maintain the REMIC I Subordinated Balance Ratio). The principal balance of the 6A Regular Interest is equal to 0.10% of the Group VI Subordinate Amount (subject to adjustment to maintain the REMIC I Subordinated Balance Ratio). The principal balance of the Class ZZZ Regular Interest is equal to the excess of (x) the aggregate Scheduled Principal Balance of the Group V Loans and Group VI Loans over (y) the aggregate principal balance of REMIC I Regular Interests 5A, 5B, 6A, 6B, Component 2A-P-1 and Component 2A-P-2.

         Section 2.5  Designation  of Startup Day.   The Closing  Date is hereby
designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

         Section 2.6 No Contributions. The Trustee shall not accept or make any contribution of cash to the Trust Fund after 90 days of the Closing Date, and shall not accept or make any contribution of other assets to the Trust Fund unless, in either case, it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Class A or Group I and Group II Subordinate Certificates are outstanding or subject the Trust Fund to any tax on contributions to the REMIC under Section 860G(d) of the Code.

         Section 2.7  Representations and Warranties of the Servicer.        The
Servicer hereby represents, warrants and covenants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:


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                  (a)      the Servicer is a corporation duly formed and validly
         existing under the laws of the State of Delaware;

                  (b) the execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

                  (c) this Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (d) the Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect its performance hereunder;

                  (e) no litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement; and

                  (f) as long as the Servicer has any obligations to service the Loans hereunder (and it has not assigned such obligations pursuant to Section 3.1(c)), it shall be a FNMA or a FHLMC-qualified servicer.

         It is understood and agreed that the representations and warranties set forth in this Section 2.7 shall survive delivery of the respective Mortgage Files to the Trustee, or to a Custodian, as the case may be.


                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF LOANS

         Section 3.1 Servicer to Act as Servicer; Administration of the Loans.

         (a) The Servicer shall service and administer the Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment)


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



and the Trustee (as trustee for Certificateholders) in accordance with the terms of this Agreement and the respective Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders and loan servicers, and taking into account its other obligations hereunder, but without regard to:

                  (i) any relationship that the Servicer, any sub-servicer,  any special servicer or any Affiliate of the Servicer, any sub-servicer or any special servicer may have with the related Mortgagor;

                  (ii) the ownership of any  Certificate  by the  Servicer,  any special servicer or any Affiliate of the Servicer, any sub-servicer or any special servicer;

                  (iii) the Servicer's, any sub-servicer's or any special servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

                  (iv) the ownership,  or servicing or management for others, by the Servicer, any sub-servicer or any special servicer, of any other mortgage loans or property.

         To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes;
provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Servicer of the collectability of the Loans. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Loans, the Servicer, as an independent contractor, shall service and administer the Loans and shall have full power and authority, acting alone or through one or more subservicers, special servicers or agents (subject to paragraph (c) of this Section 3.1), to do any and all things in connection with such servicing and administration which it may deem necessary or desirable for the purpose of conserving the assets of the Trust Fund. Without limiting the generality of the foregoing, the Servicer shall and is hereby authorized and empowered by the Trustee to continue to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Loans and with respect to the related Mortgaged Properties. Notwithstanding the foregoing, the Servicer (whether acting alone or through one or more subservicers, special servicers or agents) shall not modify, amend, waive or otherwise consent to the change of the terms of any of the Loans (including without limitation extending the stated maturity date of any Loan or forgiving principal of or interest on any Loan), except as permitted by Section
3.2 hereof.  The Servicer  shall service and  administer the Loans in accordance


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



with applicable law and shall provide to the Mortgagors any reports required to be provided to them thereby. To enable the Servicer to carry out its servicing and administrative duties hereunder, upon the Servicer's written request accompanied by the forms of any documents requested, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents necessary or appropriate and the Trustee shall not be responsible for releasing such powers of attorney. The Trustee shall not be responsible for, and the Servicer shall indemnify the Trustee for, any action taken by the Servicer pursuant to the application of any such power of attorney. The relationship of the Servicer (and of any successor thereto) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (b) The Servicer, Trustee and Depositor intend that REMIC I and REMIC II formed hereunder shall constitute, and that the Servicer shall perform its duties and obligation hereunder so as to qualify each of them as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. The Tax Matters Person, or the Person acting as attorney-in-fact and agent therefor, shall: (a) prepare and file, or cause to be prepared and filed, federal tax returns (as well as any other federal and state information and other returns) using a calendar year as the taxable year when and as required by the REMIC Provisions; (b) make (or cause to be made) an election, on behalf of each of REMIC I and REMIC II, to be treated as a REMIC on the Federal tax return and any applicable state or local returns for the first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports (including, without limitation, the information required in connection with the computation of the present value of anticipated excess inclusions as required by ss. 1.860E-2(a)(5) of the REMIC Provisions) as and when required to be provided to them in accordance with the REMIC Provisions; (d) conduct the affairs of the Trust Fund at all times that REMIC I Regular Interests or REMIC II Certificates are outstanding so as to maintain the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions; and (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either REMIC I or REMIC II.

         (c) The Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided, that (1) any such agreement shall be consistent with the provisions of this Agreement and (2) no sub-servicer retained by the Servicer shall grant any modification, waiver or amendment to any Loan without the approval of the Servicer. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.1(c).

         Any sub-servicing agreement entered into by the Servicer with a Person other than the Depositor shall provide that it may be assumed or terminated by the Trustee if the Trustee has assumed the duties of the Servicer, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Servicer pursuant to Section 7.5.


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



         Any sub-servicing agreement, and any other transactions or services relating to the Loans involving a sub-servicer, including (if applicable) the Depositor in its capacity as sub-servicer under a sub-servicing agreement and not in its capacity as a party to this Agreement, shall be deemed to be between the Servicer and such sub-servicer (including the Depositor) alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.1(d).

         In the event that the Trustee assumes the servicing obligations of the Servicer, upon request of the Trustee, the Servicer shall at its own expense deliver to the Trustee all documents and records relating to any sub-servicing agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee.

         (d) Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the Mortgaged Property securing a Mortgage Note shall be recoverable by the Servicer pursuant to Section 3.3. The Servicer shall ensure all such taxes and assessments are timely paid.

         The Servicer, as initial servicer, shall pay all of its costs and proven damages incurred with respect to or arising out of any allegation of impropriety in its servicing of the Loans. Further, the Servicer shall not be entitled to reimbursement or indemnification from either the Trust Fund or the Certificateholders with respect to any such costs, claims and damages.

         (e) Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and any Person (including the Depositor) acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person (including the Depositor) acting as sub-servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from the Depositor or any other Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. The Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Servicer by such sub-servicer (including the Depositor and the Trustee), and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.


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



         Section 3.2 Collection of Certain Loan Payments; Custodial Account for P&I.

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to conventional mortgage loans it services for itself and any of its Affiliates; provided, however, that the Servicer agrees not to permit any modification with respect to any Loan that would change the manner in which the Mortgage Interest Rate is computed, forgive any principal or interest or change the term of such Loan. Consistent with the foregoing, the Servicer may in its discretion (i) waive any assumption fee, late payment charge or other charge in connection with a Loan, and (ii) arrange a schedule, running for no more than 180 days after the scheduled Due Date, for payment of any installment on any Mortgage Note or after the due date of any other payment due under the related Mortgage Note for the liquidation of delinquent items, provided, that the Servicer shall continue to be obligated to make Advances in accordance with Section 4.3 during the continuance of such period. With respect to any Loans which provide for the right of the holder thereof to call for early repayment thereof at times specified therein, neither the Trustee nor the Servicer shall exercise any such right, except that the Trustee shall exercise such right at the written direction of the Servicer set forth in an Officer's Certificate in connection with a default under the related Note. Notwithstanding anything herein to the contrary, neither the Servicer nor any other party may take any action that would cause a "significant modification" of any Loan within the meaning of the REMIC Provisions that would cause REMIC I or REMIC II to fail to qualify as a REMIC at any time or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

         (b) The Servicer shall establish and maintain a separate account as set forth in Article I (the "Custodial Account for P&I"), and shall on the Closing Date credit any amounts representing scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter on a daily basis the following payments and collections received or made by it (other than in respect of principal of and interest on the Loans due on or before the Cut-off Date):

                  (i) All Mortgagor payments on account of principal, including Principal Prepayments on the Loans;

                  (ii) All Mortgagor payments on account of interest on the Loans, which may be net of that portion thereof which the Servicer is entitled to retain as Servicing Fees (adjusted for any amounts related to Compensating Interest) pursuant to Section 3.9, as adjusted pursuant to Section 4.6;

                  (iii) All net Liquidation Proceeds;

                  (iv) All Insurance Proceeds received by the Servicer, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicer's normal servicing procedures,


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



            and all amounts deposited by the Servicer with respect to the failure to maintain flood or fire and hazard insurance policies, pursuant to Section 3.5;

                  (v) All repurchase proceeds from the repurchase of a Loan pursuant to a Purchase Obligation;

                  (vi) Any amounts required to be deposited pursuant to Section 3.2(c) in connection with net losses realized on Eligible Investments with respect to funds held in the Custodial Account for P&I;

                  (vii) All income and gain realized from any investment of the funds in the Custodial Account for P&I in Eligible Investments;

                  (viii) All net income from the renting of REO Property pursuant to Section 3.7(c); and

                  (ix) All other amounts required to be deposited in the Custodial Account for P&I pursuant to this Agreement.

         (c) The Servicer may invest the funds in the Custodial Account for P&I in Eligible Investments which shall mature not later than the second Business Day preceding the next Distribution Date unless the Custodial Account for P&I is maintained with the Trustee in which case they may mature one Business Day prior to the Distribution Date. The Eligible Investments may not be sold or disposed of prior to their maturity. All such Eligible Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Servicer, and shall be payable to the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account for P&I by the Servicer, out of its own funds immediately as realized without right to reimbursement therefor.

         (d) The foregoing requirements for deposit in the Custodial Account for P&I shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of this Section 3.2 and payments in the nature of late payment charges or assumption fees need not be deposited by the Servicer in the Custodial Account for P&I. All funds deposited by the Servicer in the Custodial Account for P&I shall be held by it in trust in the Custodial Account for P&I until disbursed in accordance with Section 4.1 or withdrawn in accordance with
Section 3.3; provided, however, that the Servicer shall withdraw such funds and deposit them in such manner as to not result in a downgrading or withdrawal of the rating then assigned to the Certificates by each Rating Agency. If the Servicer deposits in the Custodial Account for P&I any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account for P&I pursuant to Section 3.3(i) of this Agreement.


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



         Certain of the Loans may provide for payment by the Mortgagor of amounts to be used for payment of taxes, assessments, hazard or other insurance premiums or comparable items for the account of the Mortgagor. The Servicer may deal with these amounts in accordance with its normal servicing procedures.

         Section 3.3 Permitted Withdrawals from the Custodial Account for P&I. The Servicer may, from time to time, make withdrawals from the Custodial Account for P&I for the following purposes:

                  (a) to reimburse  itself for  Advances  made by it pursuant to
         Section 3.4 or 4.3, the Servicer's right to reimburse itself pursuant to this subclause (a) being limited to (i) amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds which represent late recoveries of payments of principal and/or interest respecting which any such Advance was made and any net income received from the renting of REO Property pursuant to Section 3.7(c)) and (ii) amounts in the Custodial Account for P&I held for future distribution or withdrawal, such amounts referred to in clause (ii) of this subclause (a) to be replaced by the Servicer to the extent that funds in the Custodial Account for P&I on a future Withdrawal Date are less than the payment required to be made to the Certificate Account therefrom as of such future Distribution Date;

                  (b) (i) to reimburse itself from Liquidation Proceeds for Liquidation Expenses, (ii) for amounts expended by it pursuant to
         Section 3.7 in good faith in connection with the restoration of damaged property and (iii) to the extent that Liquidation Proceeds after such reimbursement are in excess of the Principal Balance of the related Loan together with accrued and unpaid interest thereon at the applicable Pass- Through Rate to the date of such liquidation, net of any related Advances which were unreimbursed prior to the receipt of such Liquidation Proceeds, to pay to itself any unpaid Servicing Fees, and any assumption fees, late payment charges or other Mortgage charges on the related Loan;

                  (c) to pay to itself from any Mortgagor payment as to interest or other recovery with respect to a particular Loan, to the extent permitted by this Agreement, that portion of any payment as to interest in excess of interest at the applicable Pass-Through Rate which the Servicer is entitled to retain as Servicing Fees pursuant to Section
         3.9 or otherwise;

                  (d) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to Section 3.1 or 3.5 after the related Mortgagor has reimbursed the Trust Fund for such expenses or following liquidation of the related Loan, or pursuant to
         Section 6.3;

                  (e) to pay to itself with respect to each Loan or property acquired in respect thereof that has been repurchased pursuant to
         Section  2.2  or  2.3 or  purchased  by the  Class R  Certificateholder pursuant to Section 9.1 all amounts received thereon and not distributed as of the date on which the related Principal Balance is determined;


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




                  (f)  to reimburse itself for any Nonrecoverable Advances;

                  (g) to disburse to the Trustee in order that the Trustee may make payments to Certificateholders in the amounts and in the manner provided for in Section 4.1;

                  (h) to pay itself any net interest or other income earned and received on or investment income received with respect to funds in the Custodial Account for P&I; and

                  (i) to make payments to itself or others pursuant to any provision of this Agreement and to remove any amounts not required to be deposited therein and to clear and terminate the Custodial Account for P&I pursuant to Section 9.1.

         Since in connection with  withdrawals  pursuant to subclauses (a), (b),
(c) and (e) the Servicer's entitlement thereto is limited to collections or other recoveries on the related Loan, the Servicer shall keep and maintain a separate accounting for each Loan for the purpose of justifying any withdrawal from the Custodial Account for P&I pursuant to such subclauses.

         The Servicer shall make the withdrawal referred to in subclause (g) above and shall deposit the amount so withdrawn into the Certificate Account prior to 4:00 P.M. New York City time on each related Withdrawal Date.

         Section 3.4   Taxes, Assessments and Similar Items; Escrow Accounts.

         (a) The Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited and in which all Escrow Payments shall be retained. Escrow Accounts shall be Eligible Accounts, and funds in the Escrow Account may be invested in Eligible Investments. The Servicer shall notify the Trustee in writing of the location and account number of each Escrow Account it establishes and shall notify the Trustee prior to any subsequent change thereof. Withdrawals of amounts from an Escrow Account may be made only to: (i) effect payment of taxes, assessments, insurance premiums and comparable items; (ii) refund to Mortgagors any sums that are determined to be overages; (iii) reimbursement to the Servicer for any cost incurred in paying taxes, insurance premiums and assessments or comparable items; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) withdraw interest or other income which may lawfully be retained by the Trust Fund, for deposit into the Certificate
Account; or (vi) clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1. Unless otherwise required by applicable law, any interest earned on funds in Escrow Accounts shall be remitted to the related Mortgagors if required by the related Mortgage Note or otherwise to the Servicer as additional servicing compensation.


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         (b) With respect to each Loan,  the Servicer  shall  maintain  accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with
respect   thereto.   The  Servicer   shall  require  that  payments  for  taxes,
assessments, insurance premiums and other similar items be made by the Mortgagor at the time they first become due. If a Mortgagor fails to make any such payment on a timely basis, the Servicer shall advance the amount of any shortfall unless the Servicer determines in its good faith judgment that such advance would not be ultimately recoverable from future payments and collections on the related Loan (including without limitation Insurance Proceeds and Liquidation Proceeds), or otherwise. The Servicer shall be entitled to reimbursement of advances it makes pursuant to the preceding sentence, together with interest thereon at the Federal Funds Rate, from amounts received on or in respect of the related Loan
respecting   which  such  advance  was  made  or  if  such  advance  has  become nonrecoverable, in either case to the extent permitted by Section 3.3 of this Agreement. No costs incurred by the Servicer in effecting the payment of taxes
and  assessments  on  the  Mortgaged   Properties  shall,  for  the  purpose  of
calculating distributions to Certificateholders, be added to the amount owing under the related Loans, notwithstanding that the terms of such Loans so permit.

         Section 3.5 Maintenance of Insurance. The Servicer shall also cause to be maintained for each Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the Principal Balance of such Loan or (ii) the replacement value costs of improvements securing such Loan. The Servicer shall cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy or (ii) the replacement cost of the improvements which are a part of such property. The Servicer shall also cause to be maintained for each Loan with a Loan-to-Value Ratio greater than 80% a primary mortgage insurance policy which will cover at least 75% of the original fair market value of the related Mortgaged Property until such time as the principal balance of such Loan is reduced to 80% of the current fair market value or otherwise in accordance with applicable law. The Servicer on behalf of the Trustee as Mortgagee shall maintain or cause the related Mortgagor to maintain for each Loan such other insurance on the related Mortgaged Property as may be required by the terms of the related Mortgage Note. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the full insurable value,
(ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, and (iii) the Principal Balance of the related Loan. The Servicer shall also maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Loan in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Loan at the time of such foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses. If an REO Property was located at the time of origination of the related Loan in a federally designated special flood hazard area, the Servicer will obtain flood insurance in respect thereof


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


providing  substantially  the  same  coverage  as  described  in  the  preceding sentence. If at any time during the term of this Agreement a recovery under a flood or fire and hazard insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged Properties described herein, the Servicer shall either (i) immediately deposit into the
Custodial Account for P&I from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the servicing standard set forth in Section 3.1. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations or policies of the Servicer as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 3.2, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 3.5 (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to Section 3.3. Any cost incurred by the Servicer in maintaining any such insurance shall be recoverable by the Servicer pursuant to Section 3.3. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that qualifies under the guidelines set forth for the Servicer by FNMA or FHLMC, insuring against hazard losses on all of the Loans, then, to the extent such policy provides coverage in an amount equal to the unpaid principal balance on the Loans without co-insurance and otherwise complies with all other requirements set forth in the first paragraph of this Section 3.5, it shall conclusively be deemed to have satisfied its obligation as set forth in such first paragraph, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first paragraph of this Section 3.5 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Custodial Account for P&I or apply to the restoration of the property the amount not otherwise payable under the blanket policy because of such deductible clause.

         The Servicer shall obtain and maintain at its own expense throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy with broad coverage with responsible companies covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. Any such fidelity bond and errors and omissions insurance shall provide an amount of coverage and will maintain such coverage at a level which will permit the Servicer to continue to be a FNMA or a FHLMC-qualified Servicer and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this Section 3.5 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.


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         Section 3.6     Enforcement  of  Due-on-Sale  Clauses;  Assumption  and
Substitution Agreements. In any case in which property subject to a Mortgage is conveyed by the Mortgagor, the Servicer will enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any related insurance policy or result in legal action by the Mortgagor. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption or substitution agreement from or with the Person to whom such property has been or is about to be conveyed. The Servicer is also authorized to release the original Mortgagor from liability upon the Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual and as it applies to mortgage loans owned solely by it or any of its Affiliates. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the interest rate of the related Mortgage Note shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the Mortgaged Property or any assumption of a Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever.

         Section 3.7   Realization upon Defaulted Loans.

         (a) Consistent with the servicing standard set forth in Section 3.1 and with a view to the best economic interest of the Trust Fund, the Servicer shall foreclose upon or otherwise comparably convert (which may include acquisition of an REO Property) the Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.2. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine (i) that such foreclosure and/or restoration expenses will increase the Liquidation Proceeds to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting


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


which it shall have priority for purposes of withdrawal from the Custodial Account for P&I pursuant to Section 3.3). Any gain on foreclosure or other conversion of a Liquidated Loan shall be distributed to the Class R Certificateholder, but only to the extent that such gain is not necessary to make distributions to the Certificateholders of the other Classes of offered Certificates. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as any Servicing Fees and other amounts due it, if any), to the extent, but only to the extent, that withdrawals from the Custodial Account for P&I with respect thereto are permitted under
Section 3.3. Within 30 days after receipt of Liquidation Proceeds in respect of a Liquidated Loan, the Servicer shall provide to the Trustee a statement of accounting for the related Liquidated Loan, including without limitation (i) the Loan number, (ii) the date the Loan was acquired in foreclosure or deed in lieu, and the date the Loan became a Liquidated Loan, (iii) the gross sales price and the related selling and other expenses, (iv) accrued interest calculated from the foreclosure date to the liquidation date, and (v) such other information as the Trustee may reasonably specify.

         (b) Prior to any such foreclosure, the Servicer may, at its option, repurchase any Loan which is 90 days or more delinquent and which the Servicer determines in good faith would otherwise become subject to foreclosure proceedings or any Loan as to which the Mortgagor tenders a deed in lieu of foreclosure at a price equal to the outstanding Principal Balance of the Loan plus accrued interest at the applicable Pass-Through Rate to the next Due Date. Any such repurchase shall be deemed a Principal Prepayment for purposes of this Agreement and all amounts in respect thereof shall be deposited into the Custodial Account for P&I pursuant to Section 3.2(b).

         (c) The Trust Fund shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Loan. Based on a report prepared by an Independent Person who regularly conducts environmental audits that the Mortgaged Property for which foreclosure proceedings are contemplated is in compliance with applicable environmental laws, and there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or that it would be in the best economic interest of the Trust Fund to acquire title to such Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances, the Servicer will not conduct such foreclosure proceedings. If the Servicer otherwise becomes aware, under its customary servicing procedures, of an environmental hazard with respect to a Loan for which foreclosure proceedings are contemplated, the Servicer will not conduct such foreclosure proceedings unless it determines in good faith that the liability associated with the environmental hazard will be less than the Liquidation Proceeds to be realized from the sale of the related Mortgaged Property. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Loan, such REO Property shall be disposed of by the Trust Fund within three years after its acquisition by the Trust Fund unless


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the Trustee  shall have  received from the Servicer an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to three years after its acquisition will not cause either REMIC I or REMIC II to fail to qualify as a REMIC under the REMIC Provisions at any time that any REMIC I Regular Interests or Certificates are outstanding, in which case such REO Property shall be disposed of as soon as possible by the Trust Fund but in no event shall be held longer than the maximum period of time during which the Trust Fund is then permitted to hold such REO Property and allow REMIC I and REMIC II to remain qualified as REMICs under the REMIC Provisions. The Servicer shall manage, conserve, protect and operate each such REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. All proceeds from the renting of such REO Property shall, net of any costs or expenses of the Servicer in connection therewith, be deposited into the Custodial Account for P&I pursuant to Section 3.3(b)(ix).

         (d) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of
Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Loan, such Loan shall (except for purposes of
Section 9.1) be considered to be a Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Loan shall be considered to be an outstanding Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and, for purposes of determining the Scheduled Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect.

         (e) The Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.7 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Servicer for the benefit of the Trust Fund; or

                  (ii) the Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.


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         Section 3.8  Trustee to Cooperate; Release of Mortgage Files.  Upon the
payment in full of any Loan, or the receipt by the Servicer of a notification that the payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee by an Officer's Certificate (which Officer's Certificate shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account for P&I pursuant to Section 3.2 have been or will be so deposited) and shall by such Officer's Certificate request delivery to it of the Mortgage File. Upon receipt of such Officer's Certificate and request, the Trustee shall promptly release or cause to be released the related Mortgage File to the Servicer. Upon the Trustee's receipt of any release or reconveyance documents or instruments relating to the Loan paid in full, the Trustee shall, not later than the 5th succeeding Business Day, execute and return such documents and instruments to the Servicer. From time to time and as appropriate for the servicing or foreclosure of any Loan, the Trustee shall, upon written request of the Servicer and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Servicer and shall execute such documents furnished to it as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer by delivery to a Servicing Officer and the Trustee shall have no further responsibility with respect to such Mortgage Files.

         Section 3.9 Servicing Compensation. The Servicer shall be entitled to retain or, if not retained, to withdraw from the Certificate Account as servicing compensation its Servicing Fee out of each payment on account of interest on each Loan, subject to adjustment as provided in Section 4.6. The Servicer shall also be entitled to payment of unpaid Servicing Fees with respect to a delinquent Loan out of Liquidation Proceeds with respect to such Loan, to the extent permitted by Section 3.3(b). Servicing compensation in the form of assumption fees, late payment charges or otherwise shall be retained by the Servicer and need not be deposited in the Custodial Account for P&I. The Servicer shall also be entitled to additional servicing compensation out of Liquidation Proceeds to the extent provided in Section 3.3(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the blanket hazard insurance policy and the blanket fidelity bond and errors and omissions policy required by Section 3.5) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.1, 3.3, 3.5 and 3.7.

      On each Distribution Date, the Servicer shall pay to the Certificate Administrator and the Trustee the Certificate Administration and Trustee Fee out of the Servicing Fee retained by the Servicer on such Distribution Date. Such amounts shall be compensation for the activities of the Certificate Administrator and the Trustee hereunder. The Certificate Administrator and the Trustee shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.


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         Section 3.10   Reports  to  the  Trustee;  Custodial  Account  for  P&I
Statements. On or before each Determination Date, the Servicer shall deliver or cause to be delivered to the Trustee or its designee a statement in electronic or written form as may be agreed upon by the Servicer and the Trustee containing the information described in Section 4.2 and such other information as may be necessary for the Trustee to distribute the amounts to be distributed to the Certificateholders by the Trustee (the "Servicer's Section 3.10 Report"). Not later than 25 days after each Distribution Date, the Servicer shall forward or cause to be forwarded to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account for P&I as of the
close  of  business  on  the  related   Distribution   Date,  stating  that  all
distributions from the Custodial Account for P&I required to be made by this Agreement have been made for the period covered by such statement (or if any required distribution has not been made, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Custodial Account for P&I for each category of deposit specified in Section 3.2 and each category of withdrawal specified in Section 3.3. Such statement shall also include information as to the aggregate Principal Balance of all of the Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided to any Certificateholder upon request by the Servicer, or by the Trustee so long as the Trustee has received the report as stipulated above at the Servicer's expense if the Servicer shall fail to provide such copies.

         Section 3.11 Annual Statement as to Compliance. The Servicer will deliver to the Trustee, on or before March 15 of each year, beginning March 15, 2002, an Officer's Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided to each Rating Agency and to any Certificateholder upon request by the Servicer, or by the Trustee at the Servicer's expense.

         Section 3.12 Annual Independent Public Accountants' Servicing Report. On or before March 15 of each year, beginning March 15, 2002, the Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Loans and that, either (a) on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC, such firm is of the opinion that such servicing has been conducted in compliance with the manner of servicing set forth in agreements substantially similar to this Agreement except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such


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statement or, (b) that their examination  conducted  substantially in compliance with the uniform single audit program for mortgage bankers disclosed no exceptions or errors in records relating to mortgage loans serviced for others that in their opinion are material and that Paragraph 4 of that program requires them to report. Copies of such statement shall be provided to Certificateholders upon request by the Servicer, or by the Trustee at the Servicer's expense.

         Section 3.13 Access to Certain Documentation and Information Regarding the Loans. The Servicer shall provide access to the Trustee or to its designees at its request, and to Certificateholders which are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC or examiners of any other federal or state banking or insurance regulatory authority to the documentation regarding the Loans if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. The Trustee or its designee may without charge copy any document or electronic record maintained by the Servicer hereunder.

         Section 3.14    [Reserved].

         Section 3.15    Sale of Defaulted Loans and REO Properties.

         (a) With respect to any Defaulted Loan or REO Property which the Servicer has determined to sell in accordance with the standards set forth in
Section 3.7, the Servicer shall deliver to the Trustee an Officer's Certificate to the effect that no satisfactory arrangements can be made for collection of delinquent payments thereon pursuant to Section 3.2, and, consistent with the servicing standard set forth in Section 3.1 and with a view to the best economic interest of the Trust Fund, the Servicer has determined to sell such Defaulted Loan or REO Property in accordance with this Section 3.15. The Servicer may then offer to sell to any Person any Defaulted Loan or any REO Property or, subject to the following sentence, purchase any such Defaulted Loan or REO Property (in each case at the Repurchase Price therefor), but shall in any event, so offer to sell any REO Property no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.7(c). The Servicer shall accept the highest bid received from any Person for any Defaulted Loan or any REO Property in an amount at least equal to the Purchase Price therefor or, at its option, if it has received no bid at least equal to the Purchase Price therefor, purchase the Defaulted Loan or REO Property at the Purchase Price.

         In the absence of any such bid or purchase by the Servicer, the Servicer shall accept the highest bid received from any Person that is determined by the Servicer to be a fair price for such Defaulted Loan or REO Property, if the highest bidder is a Person other than an Interested Person, or is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Loan or any REO Property pursuant hereto.


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         The  Servicer  shall  not be  obligated  by  either  of  the  foregoing paragraphs or otherwise to accept the highest bid if the Servicer determines, in accordance with the servicing standard stated in Section 3.1, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Servicer may accept a lower bid if it determines, in accordance with the servicing standard stated in Section 3.1, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable). In the event that the Servicer determines with respect to any REO Property that the bids being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.7(c) with respect to such REO Property is approaching, the Servicer shall seek an extension of such period in the manner described in Section 3.7(c).

         (b) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee the expense of which shall be an expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Loan or any REO Property, the Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.7(c).

         (c) The Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if consummated in accordance with the terms of this Agreement, neither the Servicer, the Depositor nor the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Servicer or the Trustee.

         (d) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in the Custodial Account for P&I in accordance with Section 3.2(b).



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         Section 3.16  Delegation of Duties. In the ordinary course of business, the Servicer or the Trustee may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the applicable terms of this Agreement. In case of such delegation, the Servicer or the Trustee shall supervise, administer, monitor and oversee the activities of such Person hereunder to insure that such Person performs such duties in accordance herewith and shall be responsible for the acts and omissions of such Person to the same extent as it is responsible for its own actions or omissions hereunder. Any such delegations shall not relieve the Servicer or the Trustee of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 6.4 hereof and shall be revocable by any successor Servicer or the Trustee.

         Section 3.17      [Reserved].

         Section 3.18      [Reserved].

         Section 3.19 Appointment of a Special Servicer. The Servicer may enter into a special servicing agreement with an unaffiliated holder of Subordinate Certificates or a holder of a class of securities representing interests in such Class of Subordinate Certificates, such agreement to be (i) substantially in the form of Exhibit R hereto or (ii) subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Loans and may contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

         Section 3.20      Allocation of Realized Losses.

                  (a) Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Group I Loan. The amount of Realized Losses with respect to the Group I Loans shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses with respect to the Group I Loans, except for Excess Losses related to the Group I Loans, will be allocated as follows: (i) for losses allocable to principal (a) first, to the Group I Subordinate Components in reverse order of seniority until each of their Component Principal Balances have been reduced to zero and (b) second, to the Group I Senior Certificates, by Pro Rata Allocation until the Certificate Principal Balances thereof have been reduced to zero; and (ii) for losses allocable to interest (a) first, to the Group I Subordinate Components in reverse order of seniority, in reduction of accrued but unpaid interest thereon and then in reduction of the Component Principal Balance of such Components and (b) second, to the Group I Senior Certificates and Components thereof, by Pro Rata Allocation until the Certificate Principal Balances thereof have been reduced to zero.



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                  Excess Losses  related to the Group I Loans shall be allocated among the Group I Senior Certificates and the Group I Subordinate Components by Pro Rata Allocation.

                  On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Group I Aggregate Certificate Principal Balance of all outstanding Classes of Group I Senior Certificates and Group I Subordinate Components exceeds the aggregate principal balance of the Group I Loans, after deduction of
         (i) all principal payments due on or before the Cut-Off Date in respect of each such Group I Loan whether or not paid and (ii) all amounts of principal in respect of each such Group I Loan that have been received or advanced and included in the Group I Available Distribution Amount, and all losses in respect of such Group I Loans that have been allocated to the Group I Senior Certificates and Components and Group I Subordinate Components, on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Component of Group I Subordinate Components then outstanding, in reduction of the Component Principal Balance thereof.

                  (b) Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Group II Loan. The amount of Realized Losses with respect to the Group II Loans shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses with respect to the Group II Loans, except for Excess Losses related to the Group II Loans, will be allocated as follows: (i) for losses allocable to principal (a) first, to the Group II Subordinate Components in reverse order of seniority until each of their Component Principal Balances have been reduced to zero and (b) second, to the Group II Senior Certificates, by Pro Rata Allocation until the Certificate Principal Balances thereof have been reduced to zero; and (ii) for losses allocable to interest (a) first, to the Group II Subordinate Components in reverse order of seniority, in reduction of accrued but unpaid interest thereon and then in reduction of the Component Principal Balance of such Components and (b) second, to the Group II Senior Certificates and Components thereof, by Pro Rata Allocation until the Certificate Principal Balances thereof have been reduced to zero.

                  Excess Losses related to the Group II Loans shall be allocated among the Group II Senior Certificates and the Group II Subordinate Components by Pro Rata Allocation.

                  On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Group II Aggregate Certificate Principal Balance of all outstanding Classes of Group II Senior Certificates and Group II Subordinate Components exceeds the aggregate principal balance of the Group II Loans, after deduction of
         (i) all principal payments due on or before the Cut-Off Date in respect of each such Group II Loan whether or not paid and (ii) all amounts of principal in respect of each such Group II Loan that have been received or advanced and included in the Group II Available Distribution Amount, and all losses in respect of such Group II Loans that have been allocated to the Group II Senior Certificates and Components and



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         Group II  Subordinate  Components,  on  such Distribution Date or prior
         Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Component of Group II Subordinate Components then outstanding, in reduction of the Component Principal Balance thereof.

                  (c) Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Group III Loan. The amount of Realized Losses with respect to the Group III Loans shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses with respect to the Group III Loans, except for Excess Losses related to the Group III Loans, will be allocated as follows: (i) for losses allocable to principal (a) first, to the Group III Subordinate Components in reverse order of seniority until each of their Component Principal Balances have been reduced to zero and (b) second, to the Group III Senior Certificates and Components, by Pro Rata Allocation until the Certificate Principal Balances and Component Principal Balances thereof have been reduced to zero; and (ii) for losses allocable to interest
         (a) first, to the Group III Subordinate Components in reverse order of seniority, in reduction of accrued but unpaid interest thereon and then in reduction of the Component Principal Balance of such Components and
         (b) second, to the Group III Senior Certificates and Components thereof, by Pro Rata Allocation until the Certificate Principal Balances and Component Principal Balances thereof have been reduced to zero.

                  Excess Losses related to the Group III Loans shall be allocated among the Group III Senior Certificates and the Group III Subordinate Components by Pro Rata Allocation.

                  On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Group III Aggregate Certificate Principal Balance of all outstanding Classes of Group III Senior Certificates and Components and Group III Subordinate Components exceeds the aggregate principal balance of the Group III Loans, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each such Group III Loan whether or not paid and (ii) all amounts of principal in respect of each such Group III Loan that have been received or advanced and included in the Group III Available Distribution Amount, and all losses in respect of such Group III Loans that have been allocated to the Group III Senior Certificates and Components and Group III Subordinate Components, on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Component of Group III Subordinate Components then outstanding, in reduction of the Component Principal Balance thereof.

                  (d) Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Group IV Loan. The amount of Realized Losses with respect to the Group IV Loans shall be evidenced by an Officer's Certificate signed by a


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         Responsible Officer of the Servicer.   All Realized Losses with respect
         to the Group IV Loans, except for Excess Losses related to the Group IV Loans, will be allocated as follows: (i) for losses allocable to principal (a) first, to the Group IV Subordinate Components in reverse order of seniority until each of their Component Principal Balances have been reduced to zero and (b) second, to the Group IV Senior
         Certificates   and  Components,  by  Pro  Rata   Allocation  until  the
         Certificate Principal Balances and Component Principal Balances thereof have been reduced to zero; and (ii) for losses allocable to interest
         (a) first, to the Group IV Subordinate Components in reverse order of seniority, in reduction of accrued but unpaid interest thereon and then in reduction of the Component Principal Balance of such Components and
         (b) second, to the Group IV Senior Certificates and Components thereof, by Pro Rata Allocation until the Certificate Principal Balances and Component Principal Balances thereof have been reduced to zero.

                  Excess Losses related to the Group IV Loans shall be allocated among the Group IV Senior Certificates and the Group IV Subordinate Components by Pro Rata Allocation.

                  On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Group IV Aggregate Certificate Principal Balance of all outstanding Classes of Group IV Senior Certificates and Components and Group IV Subordinate Components exceeds the aggregate principal balance of the Group IV Loans, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each such Group IV Loan whether or not paid and (ii) all amounts of principal in respect of each such Group IV Loan that have been received or advanced and included in the Group IV Available Distribution Amount, and all losses in respect of such Group IV Loans that have been allocated to the Group IV Senior Certificates and Components and Group IV Subordinate Components, on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Component of Group IV Subordinate Components then outstanding, in reduction of the Component Principal Balance thereof.

                  (e) Prior to each Distribution Date, the Servicer shall determine the amount of Realized Losses, if any, with respect to each Group V and Group VI Loan. The amount of Realized Losses with respect to the Group V and Group VI Loans shall be evidenced by an Officer's Certificate signed by a Responsible Officer of the Servicer. All Realized Losses with respect to the Group V and Group VI Loans, except for Excess Losses related to the Group V and Group VI Loans, will be allocated as follows: (i) for losses allocable to principal (a) first, to the Crossed Subordinate Components in reverse order of seniority until each of their Class Principal Balances have been reduced to zero and (b) second, for losses on Group V Loans to the Group V Senior Certificates and Components, by Pro Rata Allocation, and for losses on Group VI Loans to the Group VI Senior Certificates and Components, by Pro Rata Allocation, until the Certificate Principal Balances and


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



         Component  Principal  Balances thereof have  been reduced to zero;  and
         (ii) for losses allocable to interest (a) first, to the Crossed Subordinate Components in reverse order of seniority, in reduction of accrued but unpaid interest thereon and then in reduction of the Class Principal Balance of such Classes and (b) second, for losses on Group V Loans to the Group V Senior Certificates and Components, by Pro Rata Allocation, and for losses on Group VI Loans to the Group VI Senior Certificates and Components, by Pro Rata Allocation, until the Certificate Principal Balances and Component Principal Balances thereof have been reduced to zero.

                  Excess Losses related to the Group V and Group VI Loans shall be allocated among the Group V and Group VI Senior Certificates and the Crossed Subordinate Components by Pro Rata Allocation.

                  On each Distribution Date, after giving effect to the principal distributions and allocations of losses as provided in this Agreement (without regard to this paragraph), if the Group V and Group VI Aggregate Certificate Principal Balance of all outstanding Classes of Group V and Group VI Senior Certificates and Components and Crossed Subordinate Certificates exceeds the aggregate principal balance of the Group V and Group VI Loans, after deduction of (i) all principal payments due on or before the Cut- Off Date in respect of each such Group V and Group VI Loan whether or not paid and (ii) all amounts of principal in respect of each such Group V and Group VI Loan that have been received or advanced and included in the Group V and Group VI Available Distribution Amount, and all losses in respect of such Group V and Group VI Loans that have been allocated to the Group V and Group VI Senior Certificates and Components and Crossed Subordinate Certificates, on such Distribution Date or prior Distribution Dates, then such excess will be deemed a principal loss and will be allocated to the most junior Class of Crossed Subordinate Components then outstanding, in reduction of the Certificate Principal Balance thereof.


                                   ARTICLE IV

                    PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
                             STATEMENTS AND REPORTS

         Section 4.1 Distributions to Certificateholders. (a) The Trustee shall establish and maintain a separate account as set forth in Article I (the "Certificate Account"), the purpose of which is to accept deposits from the Servicer and to make distributions to the Certificateholders of the amounts set forth in this Section 4.1.

         (b) On each Distribution Date, the Trustee or the Paying Agent, if any, shall (i) withdraw from the Certificate Account the Available Distribution Amount for each Loan Group for such Distribution Date and shall distribute to each Certificateholder, from the amount so withdrawn and to the extent of the Available Distribution Amount for each Loan Group, such Certificateholder's


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share  (based  on  the  aggregate  Percentage   Interests   represented  by  the
Certificates of the applicable Class held by such Certificateholder) of the amounts and in the order of priority as set forth in the definition of "Certificate Distribution Amount", and (ii) distribute Excess Liquidation Proceeds to the Class R Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register; provided, that if the Trustee has appointed a Certificate Administrator, such distributions in (i) and (ii) above shall be made in accordance with written statements received from the Certificate Administrator pursuant to Section 4.2.

         (c) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution with respect to the Class R Certificate upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Trustee or Certificate Administrator, if any, specified in the notice delivered pursuant to
Section 4.1(d) or Section 9.1.

         (d) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Trustee believes, or the Certificate Administrator, if any, has notified the Trustee that it believes, that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Trustee or the Certificate Administrator, if any, shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriters and to each Rating Agency a notice to the effect that:

                  (i) it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date, and

                  (ii)  if such funds are available, (A) such final distribution
            will  be  payable  on  such   Distribution   Date,   but  only  upon
            presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

         Section 4.2 Statements to Certificateholders. (a) Not later than each Determination Date, the Servicer shall forward to the Trustee or the Certificate Administrator, if any, the Servicer's Section 3.10 Report setting forth certain


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


information with respect to the Loans. With each distribution from the Certificate Account on a Distribution Date, the Trustee or the Certificate Administrator, if any, shall, based on the information set forth in the Servicer's Section 3.10 Report, prepare and forward to each Certificateholder, a statement (each a "Certificateholders' Report") setting forth, to the extent applicable, the amount of the distribution payable to the applicable Class that represents principal and the amount that represents interest, and the applicable Class Principal Balance after giving effect to such distribution.

         In addition, not later than each Distribution Date, the Certificate Administrator or Trustee, as applicable, shall forward to such Certificateholder, the Trustee (if the Trustee has appointed a Certificate Administrator) and the Depositor an additional report which sets forth with respect to the Loans:

                  (i) The number and  aggregate  Principal  Balance of the Loans delinquent one, two and three months or more;

                  (ii) The (A) number and aggregate  Principal  Balance of Loans with respect to which foreclosure proceedings have been initiated, and (B) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Loans;

                  (iii) The aggregate  Principal  Balance of the Loans as of the close of business on the last day of the related Prepayment Period;

                  (iv) The amount of the  Servicing Fee retained or withdrawn by the Servicer from the Certificate Account and the amount of any Excess Liquidation Proceeds received by the Servicer during the related Prepayment Period;

                  (v) The amount of Special  Hazard  Coverage  available  to the
            Group I, Group II Senior Certificates, as applicable, remaining as of the close of business on the applicable Determination Date;

                  (vi) The amount of Bankruptcy  Coverage available to the Group
            I, Group II, Group III, Group IV, Group V or Group VI Senior Certificates, as applicable, remaining as of the close of business on the applicable Determination Date;

                  (vii) The amount of Fraud  Coverage  available to the Group I,
            Group II, Group III, Group IV, Group V or Group VI Senior Certificates, as applicable, remaining as of the close of business on the applicable Determination Date;

                  (viii) The amount of  Realized  Losses  incurred in respect of each Loan Group allocable to the related Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred in respect of each Loan Group allocated to such Certificates since the Cut-Off Date;


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                  (ix) The amount of  interest  accrued but not paid on the each
            Class of Certificates entitled to interest since (a) the prior Distribution Date and (b) the Cut-Off Date;

                  (x) The amount of funds advanced by the Servicer on the related Withdrawal Date; and

                  (xi) The total amount of Payoffs and Curtailments received during the related Prepayment Period.

         Upon written request by any Certificateholder, the Trustee or the Certificate Administrator (if so appointed by the Trustee), as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in Trustee's or the Certificate Administrator's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A of the Securities Act.

         (b) Upon written request to the Trustee or Certificate Administrator (if so appointed by the Trustee) by any Certificateholder who is a Holder thereof at the time of making such request (an "Eligible Certificateholder"), the Trustee or the Certificate Administrator, if applicable, shall provide in electronic format loan by loan data with respect to the payment experience of the Loans containing at least the fields of information listed on Exhibit E hereto (based on information provided by the Servicer). In addition, upon the written request of any Eligible Certificateholder, the Trustee or the Certificate Administrator shall provide similar loan by loan data with respect to any prior monthly remittance report to the Certificateholders pursuant to this Agreement (as and when such information becomes available). The expense of providing any tape or disk pursuant to this subsection shall be an expense of the Eligible Certificateholder.

         Section 4.3 Advances by the Servicer; Distribution Reports to the Trustee. To the extent described below, the Servicer is obligated to advance its own funds to the Certificate Account to cover any shortfall between (i) payments scheduled to be received in respect of Loans serviced by such Servicer, and (ii) the amounts actually deposited in the Certificate Account on account of such payments. The Servicer's obligation to make any Advance or Advances described in this Section 4.3 is effective only to the extent that such Advance is, in the good faith judgment of the Servicer, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Loans or recoverable as late Monthly Payments with respect to the related Loans or otherwise.

         Prior to the close of business on each Determination Date, the Servicer shall determine whether or not it will make an Advance on the next Withdrawal Date and shall furnish a statement to the Certificate Administrator, if any, the

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Trustee, the Paying Agent, if any, and to any  Certificateholder  requesting the same, setting forth the aggregate amount to be distributed on the next succeeding Distribution Date on account of principal and interest in respect of the Loans, stated separately. In the event that full scheduled amounts of principal and interest in respect of the related Loans shall not have been received by or on behalf of the Servicer prior to the Withdrawal Date preceding such Distribution Date and the Servicer shall have determined that an Advance shall be made in accordance with this Section 4.3, the Servicer shall so specify and shall specify the aggregate amount of such Advance.

         In the event that the Servicer shall be required to make an Advance, it shall on the Withdrawal Date either (i) deposit in the Certificate Account an amount equal to such Advance, (ii) direct the Trustee or the Certificate Administrator (if so appointed by the Trustee) to make an appropriate entry in the records of the Certificate Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.3, used by such Servicer to make such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the related Servicer by deposit in the Certificate Account on any future Withdrawal Date to the extent that funds in the Certificate Account on the related Distribution Date with respect to the related Loans shall be less than payments to Certificateholders required to be made on such date with respect to such Loans.

         The Servicer shall be entitled to reimbursement for any Advance as provided in Section 3.3 of this Agreement.

         In the event that the Trustee has appointed a Certificate Administrator, prior to 5:00 P.M. New York City time on the Withdrawal Date, the Certificate Administrator shall provide the Trustee with a statement regarding the amount of principal and interest, the Residual Distribution Amount and the Excess Liquidation Proceeds to be distributed to each Class of Certificates on such Distribution Date (such amounts to be determined in accordance with the definition of "Certificate Distribution Amount", Section 4.1 hereof and other related definitions set forth in Article I hereof).

         Section 4.4 Nonrecoverable Advances. Any Advance previously made by the Servicer with respect to a Loan that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Loan or recoverable as late Monthly Payments with respect to such Loan shall be a Nonrecoverable
Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee on the Determination Date and detailing the reasons for such determination. Notwithstanding any other provision of this Agreement, any insurance policy relating to the Loans, or any other agreement relating to the Loans to which the Depositor or the Servicer is a party, (a) the Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, it determines would be a Nonrecoverable Advance, and (b) the Servicer shall be entitled to reimbursement for any Nonrecoverable Advance as provided in Section 3.3 of this Agreement.


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         Section 4.5   Foreclosure Reports.   Each  year  beginning  in 2002 the
Servicer shall make any reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before February 28th of each year, commencing with 2002, shall provide to the Internal Revenue Service, the Trustee and the Certificate Administrator, if any, reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Loan, or
(ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J.

         Section 4.6 Adjustment of Servicing Fees with Respect to Payoffs. The aggregate amount of the Servicing Fee subject to retention from deposit into or withdrawal from the Certificate Account by the Servicer, in any month of distribution shall be decreased by any Compensating Interest due and owing with respect to any Loan with respect to which a Payoff has occurred in the related Prepayment Period. The Servicer shall include the amount of any such Compensating Interest with the deposits into the Certificate Account on the related Withdrawal Date. Notwithstanding the foregoing, the amount by which the Servicing Fee may be reduced with respect to the related Prepayment Period pursuant to this Section 4.6 shall not exceed an amount greater than the amount described in clause (i) of the definition of Compensating Interest for all Loans as to which Payoffs have occurred and the rights of the Certificateholders to such portion of the Servicing Fee shall not be cumulative.

         Section 4.7  Prohibited Transactions Taxes and Other Taxes.

         (a) In the event that any tax (including a tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and including any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) is imposed on the Trust Fund and is not otherwise paid pursuant to Section 4.7(b) hereof, the Servicer shall pay such taxes when and as the same shall be due and payable (but such obligation shall not prevent the Servicer, the Trustee, the Certificate Administrator, if any, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); provided, that the Servicer shall be entitled to be indemnified for any such taxes (excluding taxes referred to in Section 4.7(b)) to the extent set forth in Section 6.3 hereof so long as the Servicer's failure to exercise reasonable care with respect to the performance of its duties hereunder was not the primary cause of the imposition of such taxes. If the Servicer is indemnified for such taxes pursuant to this
Section 4.7(a), such amount shall be first charged against amounts otherwise distributable to the Holders of Component R-1 of the Class R Certificate (or, if the tax relates to REMIC II, Component R-2 of the Class R Certificate) on a pro


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rata basis,  then against amounts  otherwise  distributable  with respect to the
REMIC I Regular Interests (or, if the tax relates to REMIC II, to the Holders of the REMIC II Certificates) on a pro rata basis. The Trustee is hereby authorized to retain from amounts otherwise distributable to the Certificateholders sufficient funds to reimburse the Servicer for the payment of such tax for which the Servicer is entitled to indemnification.

         (b) The Servicer shall pay on written demand, and shall indemnify and hold harmless the Trust Fund from and against, any and all taxes imposed on the Trust Fund (including, for this purpose, any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax).

         Section 4.8   Tax Administration.

         (a) The Trustee is hereby appointed as attorney-in-fact and agent for the initial Tax Matters Person; provided, that the Trustee may appoint, and hereby does so appoint, the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person. The Trustee may, by written notice delivered to the Certificate Administrator, revoke the appointment of the Certificate Administrator as attorney-in-fact and agent for the Tax Matters Person, in which case the Trustee shall act in such capacity.

         (b) In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and Section 3.1(b), the Servicer agrees to provide any tax forms, instruments or other documents related thereto, as the Trustee or the Certificate Administrator, as applicable, may reasonably request, including, without limitation, any tax forms, instruments or other documents prepared by the Servicer pursuant to this
Section 4.8. In order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and Section 3.1(b), the Servicer shall use its best efforts to cause to be delivered to the Trustee or the Certificate Administrator, as applicable, within ten (10) days after the Closing Date all information or data that the Trustee or the Certificate Administrator, as applicable, determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows. Thereafter, the Servicer shall use its best efforts to provide to the Trustee or the Certificate Administrator, as applicable, promptly upon request therefor, any such additional information or data that the Trustee or the Certificate Administrator, as applicable, may, from time to time, request in order to enable the Trustee or the Certificate Administrator, as applicable, to perform its duties as set forth in this Section 4.8 and Section 3.1(b).

         Section 4.9 Equal Status of Servicing Fee. The right of the Servicer to receive its Servicing Fee will be equal and not subordinate to the right of the Certificateholders to receive principal and interest payments based on their interests as provided herein. The Servicer's Servicing Fee may be collected from Monthly Payments as received pursuant to Section 3.2 without deposit into the Certificate Account, whereas the Certificateholders' distributions shall be made on a delayed basis as set forth in the terms of the Certificates.


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         Section 4.10 Appointment of Paying Agent and Certificate Administrator.
The Trustee may appoint an Eligible  Institution  to act as a paying  agent (the
"Paying   Agent")   or   a   certificate    administrator    (the   "Certificate
Administrator"), as the case may be, in order to delegate to such Eligible Institution any of its duties under this Agreement to administer the issuance,
transfer   and   exchange   of  the   Certificates,   administer   payments   to
Certificateholders or prepare information related to the Certificates; provided, that the Trustee shall remain primarily responsible for any duties so delegated; provided, further, that the Trustee shall receive no additional compensation in connection with such appointment and delegation.

         Initially, LaSalle Bank National Association will be the Certificate Administrator and Paying Agent. If LaSalle Bank National Association ceases to serve as Certificate Administrator or Paying Agent, the Trustee shall send written notice to all Certificateholders (i) indicating that LaSalle Bank National Association is no longer in such capacity and (ii) setting forth its replacement, if any, appointed pursuant to this Section 4.10.


                                                     ARTICLE V

                                                 THE CERTIFICATES

         Section 5.1       The Certificates.
                           ----------------

         (a) The Certificates shall be substantially in the forms set forth in Exhibits A and B attached hereto, and shall be executed by the Trustee, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.1. The Certificates shall be issuable in Authorized Denominations evidencing Percentage Interests. Certificates shall be executed by manual or facsimile signature on behalf of the Trust Fund by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b)   The following definitions apply for purposes of this Section 5.1:
"Disqualified Organization" means any Person which is not a Permitted Transferee, but does not include any "Pass-Through Entity" which owns or holds


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a Residual  Certificate  and of which a Disqualified  Organization,  directly or indirectly, may be a stockholder, partner or beneficiary; "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; "Ownership Interest" means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; "Transfer" means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling, any Ownership Interest in a Residual Certificate; and "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

            (c) Restrictions on Transfers of the Residual Certificate to Disqualified Organizations are set forth in this Section 5.1(c).

                  (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee, the Certificate Administrator or the Paying Agent under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) Each Person  holding or acquiring  any  Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee or the Certificate Registrar if not the same Person as the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection  with any proposed  Transfer of any
                  Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee or the Certificate Registrar if not the same Person as the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement") attached hereto as Exhibit J from the proposed Transferee, in form and substance satisfactory to the Depositor, representing and warranting, among other things, that it is not a Non- U.S. Person, that such transferee is a Permitted Transferee, that it not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                  Section 5.1(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder


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                  wishing to  transfer the  Residual  Certificate,  in form  and substance satisfactory to the Depositor, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

                           (C) Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if the Trustee or the Certificate Registrar if not the same Person as the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (D) Each Person  holding or acquiring  any  Ownership
                  Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee or the Certificate Registrar if not the same Person as the Trustee in the form attached hereto as Exhibit J; (ii) to obtain the express written consent of the Depositor prior to any transfer of such Ownership Interest, which consent may be withheld in the Depositor's sole discretion; and (iii) to provide a certificate to the Trustee or the Certificate Registrar if not the same Person as the Trustee in the form attached hereto as
                  Exhibit I.

                  (ii) The Trustee or the Certificate Registrar if not the same Person as the Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee or the Certificate Registrar if not the same Person as the Trustee as a condition to such registration.

                  (iii)  (A) If any  Disqualified  Organization  shall  become a
         Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non-U.S. Person of such Residual Certificate. If a transfer of a
         Residual  Certificate  is  disregarded  pursuant to the  provisions  of
         Treasury Regulations Section 1.860E-1 or Section 1.860G- 3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.1(c) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.


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                  (B) If any purported  Transferee  shall become a Holder of the
         Residual Certificate in violation of the restrictions in this Section 5.1(c) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause
         (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose. Such purported Transferee shall promptly endorse and deliver the Residual Certificate in accordance with the instructions of the Depositor. Such purchaser may be the Depositor itself or any affiliate of the Depositor. The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an Ownership Interest in the Residual Certificate as a result of its exercise of such discretion.

                  (iv) The Depositor, on behalf of the Trustee, shall make available, upon written request from the Trustee, or the Certificate Administrator all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in the Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding "excess inclusions" of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Depositor from such Person.

                  (v) The provisions of this Section 5.1 set forth prior to this
         Section 5.1(c)(v) may be modified, added to or eliminated, provided, that there shall have been delivered to the Trustee and the Certificate Administrator the following:

                           (A) written  notification  from each Rating Agency to
                  the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates; and

                           (B) an  Opinion  of  Counsel,  in form and  substance
                  satisfactory to the Depositor (as evidenced by a certificate of the Depositor), to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create


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                  a   risk  that (1)  the  Trust  Fund   may   be  subject to an
                  entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or
                  (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

                  (vi)     The  following  legend  shall  appear on all Residual
                  Certificates:

                           ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED
                           TRANSFEREE PROVIDES A TRANSFEREE AFFIDAVIT AND AGREEMENT TO THE DEPOSITOR, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN
                           SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN
                           SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


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                  (vii) The Holder of the Class R Certificate  issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

         (d) (i) No purchase or transfer of a Senior Certificate or a Senior Subordinate Certificate or any interest therein shall be made by or to any "employee benefit plan" subject to ERISA or any "plan" described by Section 4975(e)(1) of the Code, or any entity deemed to hold plan assets of any of the foregoing by reason of a plan's investment in such entity (each, a "Plan") unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and either (1) at the time of such transfer, the Certificates are rated in one of the top four rating categories by at least one Rating Agency, or (2) the purchaser is an insurance company general account that is eligible for, and satisfies all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95- 60"). Each Person who acquires a Senior Certificate or a Senior Subordinate Certificate shall be deemed to certify that it meets the foregoing conditions, and that it will not transfer such Certificate in violation of the foregoing.

                  (ii) No purchase or transfer of a Junior Subordinate Certificate shall be made by or to a Plan unless such purchaser or transferee is an "insurance company general account" (within the meaning of PTCE 95-60) and is eligible for, and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60. Each Person who acquires a Junior Subordinate Certificate or any interest therein shall be deemed to certify and shall be required by the Certificate Registrar to provide an Officer's Certificate signed by a Responsible Officer of such Person, which Officer's Certificate shall not be an expense of the Trustee, the Certificate Administrator, if any, the Certificate Registrar or the Depositor) that it meets the foregoing conditions, and that it will not transfer such Certificate in violation of the foregoing.

         (e) No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.1(e) or Section 5.1(f). Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.1(e) and Section 5.1(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with this Section 5.1(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee or the Certificate Registrar, if not the same Person as the Trustee, is provided with the certificates and an Opinion of Counsel, if required, on which the Trustee and the Certificate Registrar may conclusively rely, which establishes or establish to the Trustee's or the Certificate Registrar's, as applicable, satisfaction that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee or the Certificate Registrar, if not the same Person as the Trustee, shall require, in


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order to assure  compliance with the Securities Act, that the  Certificateholder desiring to effect such transfer certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached hereto as Exhibit F, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached hereto as Exhibit G, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee or the Certificate Registrar, if not the same Person as the Trustee, shall require an Opinion of Counsel satisfactory to it that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Certificate Administrator, the Certificate Registrar, the Trust Fund or the Depositor. Such Opinion of Counsel shall allow for the forwarding, and the Trustee shall forward, a copy thereof to each Rating Agency. Notwithstanding the foregoing, any Class of Junior Subordinate Certificates may be transferred, sold, pledged or otherwise disposed of in accordance with the requirements set forth in Section 5.1(f).

         (f) Transfers of the Junior Subordinate Certificates may be made in accordance with this Section 5.1(f). To effectuate a Certificate transfer in accordance with this Section 5.1(f), the proposed transferee of such Certificate must provide the Trustee, the Certificate Registrar and the Depositor with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee, the Certificate Administrator, the Certificate Registrar or the Depositor, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee, the Certificate Registrar or the Depositor with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Depositor so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.1(f). The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, the Certificate Administrator, if any, the Depositor, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement.

         (g) None of the Trustee, the Certificate Administrator, the Certificate Registrar or the Paying Agent shall have any liability to the Trust Fund arising from a registration or transfer of a Certificate in reliance upon a certification, Officer's Certificate, affidavit, ruling or Opinion of Counsel described in this Section 5.1.

         Section 5.2 Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations. The aggregate principal amount of Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Loans as of the


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Cut-Off  Date,  as specified  in the  Preliminary  Statement to this  Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to
Section 5.3. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Remittance Rates, initial Class Principal Balances, initial Component Principal Balances and last scheduled Distribution Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

         Section 5.3 Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be maintained at one of its offices or at its designated Certificate Registrar, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.5. The Trustee hereby appoints LaSalle Bank National Association as the initial Certificate Registrar. The Trustee may appoint an Eligible Institution to act as its agent in order to delegate to such Eligible Institution its duties as Certificate Registrar under this Agreement.

         Upon surrender for registration of transfer of any Certificate to the Trustee at the office of First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Glenn Anderson, or such other address or agency as may hereafter be provided to the Certificate
Administrator, if any, and the Servicer in writing by the Trustee, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations of like Percentage Interest. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall (if so required by the Trustee or any Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

         A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee or an Authenticating Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.



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         All Certificates surrendered for exchange or transfer shall be canceled by the Trustee or any Authenticating Agent.

         Section 5.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.4, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

         Section 5.5 Persons Deemed Owners. The Depositor, the Certificate Administrator, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1 and for all other purposes whatsoever, and neither the Depositor, the Certificate Administrator, if any, the Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Certificate Administrator, if any, the Servicer or the Trustee shall be affected by notice to the contrary.

         Section 5.6 Temporary Certificates. Upon the initial issuance of the Certificates, the Trustee may execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, temporary Certificates which are printed, lithographed, typewritten or otherwise produced, in any Authorized Denomination, of the tenor of the definitive Certificates in lieu of which they are issued and with such variations in form from the forms of the Certificates set forth as Exhibits A and B hereto as the Trustee's officers executing such Certificates may determine, as evidenced by their execution of the Certificates. Notwithstanding the foregoing, the Certificates may remain in the form set forth in this Section.

         If temporary Certificates are issued, the Trustee shall cause definitive Certificates to be prepared within ten Business Days of the Closing Date or as soon as practicable thereafter. After preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee to be maintained as provided in Section 5.10 hereof, without charge to the Holder. Any tax or governmental charge that may be imposed in connection with any such exchange shall be borne by the Depositor. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Trustee or any Authenticating Agent shall


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authenticate  and  deliver  in  exchange  therefor  a like  principal  amount of definitive Certificates of Authorized Denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates.

         Section 5.7 Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder's interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.9. Each Book-Entry Certificate shall bear the following legend:

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the "Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 5.9:

                  (a) the provisions of this Section 5.7 shall be in full force and effect with respect to the Book-Entry Certificates;

                  (b) the Certificate Administrator, if any, and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

                  (c) to the extent that the provisions of this Section 5.7 conflict with any other provisions of this Agreement, the provisions of this Section 5.7 shall control; and

                  (d) the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.9, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.



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         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial
Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

         Section 5.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

         Section 5.9 Definitive Certificates. If (a) the Clearing Agency notifies the Certificate Administrator, if any, or the Trustee that it is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Book-Entry Certificates and the Trustee or the Certificate Administrator is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Certificate Administrator, if any, or the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66% of the aggregate Class Principal Balance of such Certificates advise the Certificate Administrator, if any, or the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such
Certificates, the Trustee shall notify or cause to be notified all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Depositor, the Certificate Administrator, if any, the Authenticating Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, the Certificate Administrator, if any, and the Trustee, the Certificate Administrator, the Certificate Registrar and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.



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         Section 5.10  Office for Transfer of Certificates.   The Trustee  shall
maintain in New York, New York, an office or agency where Certificates may be surrendered for registration of transfer or exchange. First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, New York 10005,
Attention: Glenn Anderson, is initially designated for said purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         Section 6.1 Liability of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Servicer herein.

         Section 6.2 Merger or Consolidation of the Depositor or the Servicer. Subject to the following paragraph, the Depositor and the Servicer each will keep in full effect its existence, rights and franchises as corporations, each under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

         The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 6.3 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any director, officer, employee or agent of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, nor shall this provision protect the Servicer against any liability that would otherwise be imposed by reason of negligence in the performance of duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or



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agent of the Servicer  shall be  indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense, in the case of the Servicer and any director, officer, employee or agent of the Servicer, incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or, in the case of the Servicer, as Servicer, incurred by reason of negligence in the performance of any duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Custodial Account for P&I as provided by Section 3.3.

         Section 6.4 Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Servicer shall notify each Rating Agency of any such resignation. No such resignation shall become effective until a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 7.5 hereof.

         Notwithstanding the limitations stated above, the Servicer may transfer its obligations, duties and rights hereunder without the consent of the Certificateholders, provided, that (i) the Servicer obtains the prior written consent of each Rating Agency, (ii) the transferee is a FNMA- or FHLMC-approved servicer having a net worth of not less than $15,000,000, (iii) the successor servicer assumes all of the Servicer's responsibilities and obligations in accordance with Section 7.5 hereof, and (iv) the then-current rating of the Class A Certificates will not be reduced as a result of such transfer, and (v) the successor servicer has, in the reasonable opinion of the Trustee, the qualifications, resources and experience to properly carry out, observe and perform the duties, obligations and responsibilities of Servicer hereunder; provided, that the foregoing clause (v) is intended solely for the benefit of (and may be exercised or waived at the sole discretion of) the Trustee, to enable the Trustee to assure itself that any successor Servicer has such acceptable qualifications, resources and experience, and such clause (v) is not intended to be for the benefit of, and shall not be relied upon or enforced by, any Certificateholder, and provided, further, that any consent to such transfer will not be unreasonably withheld by the Trustee.



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                                   ARTICLE VII

                                     DEFAULT

         Section 7.1  Events of Default.   In case one or more of the  following
Events of Default by the Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Servicer to distribute or cause to be distributed to the Trustee or its delegate on the Withdrawal Date any payment required to be made to the Trustee under the terms of this Agreement;

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates;

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (vi) any failure of the Servicer to make any Advance required to be made from its own funds pursuant to Section 4.3 which continues unremedied for a period of one Business Day after the date upon which such Advance was to have been made;

then, if an Event of Default described in clauses (i)-(v) of this Section 7.1 shall occur, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates


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by  notice  in  writing  to the  Servicer  (and to the  Trustee  if given by the
Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement, but without prejudice to any rights it may have to reimbursement of expenses, Advances and other advances of its own funds as Servicer to the extent permitted by this Agreement, other than the Depositor's (or its successors') obligation to repurchase any Loans pursuant to Section 2.2 or 2.3 shall survive any such termination. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, which shall be telecopied to the Servicer, immediately terminate all of the rights and obligations of the Servicer, under this Agreement and in and to the Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section
7.1 (subject to the provisions of Section 7.5); and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records whether in written or electronic form reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee of this Agreement all amounts which then have been or should have been deposited in the Custodial Account for P&I by the Servicer or which are thereafter received with respect to the Loans as well as any escrowed funds held by it or in connection with its servicing activities hereunder. The Servicer and the Trustee shall give each Rating Agency notice of any Event of Default.

         Section 7.2 Other Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies, and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 7.3 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund or 51% of the aggregate Percentage Interests of any Class of Certificates may direct the time, method and place of conducting any proceeding


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for any  remedy  available  to the  Trustee,  or  exercising  any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and, provided, further, that, subject to the provisions of Section 8.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders or if the Trustee has received contrary directions pursuant to this Section 7.3.

         Section 7.4 Action upon Certain Failures of Servicer and upon Event of Default. In the event that the Trustee shall have knowledge of any failure of the Servicer specified in Section 7.1(i) or (ii) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. In the event that the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders and to each Rating Agency. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Servicer as specified in Section 7.1(i) and (ii) or any Event of Default unless notified thereof in writing by the Servicer or by a Certificateholder.

         Section 7.5   Appointment of Successor Servicer.

         (a)  When the Servicer  receives a notice of  termination  pursuant  to
Section 7.1 or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 6.4, the Trustee shall become the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, provided, however, that the Trustee's obligation to make any Advances shall be no greater than set forth in Section 4.3 of this Agreement, and the Trustee shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Servicer and provided, further, that the Trustee shall not be required to make an Advance from its own funds if such Advance would be prohibited by law. As compensation therefor, the Trustee shall be entitled to receive monthly an amount not to exceed the Servicing Fee as agreed by the Trustee and the Servicer, together with such other servicing compensation in the form of assumption fees, late charges, prepayment fees or otherwise provided in Section 3.9. If the agreed amount is less than the Servicing Fee, the excess shall be paid to the Class R Certificateholder. If the Trustee and the Servicer shall not agree on the amount of such compensation, the Trustee shall solicit bids for a successor servicer as described in Section 7.5(b),


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provided,  however,  if no  successor  servicer is obtained  through the bidding process, the Trustee may act as such, or may pursuant to Section 7.5(b) appoint a successor servicer to act as such, for the Servicing Fee together with such other servicing compensation as provided in Section 3.9. In no event shall the Trustee's assumption of or succession to the obligations of the Servicer make the Trustee liable for any actions or omissions of the Servicer in its capacity as Servicer.

         (b) Notwithstanding the above, the Trustee may and shall, if it is unable (or unwilling due to disagreement on compensation as provided in Section
7.5 (a)) to act as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or mortgage servicing institution which is an approved FNMA or FHLMC servicer having a net worth of not less than $15,000,000 and meeting such other standards as are set forth in Section 6.4 hereof for a successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor); provided, however, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Agreement (and until such time shall be entitled to receive the Servicing Fees pursuant to Section 3.9); provided, further, that prior to the appointment of any successor servicer, the Rating Agencies confirm that the appointment of such successor servicer would not result in the downgrade of the Rating assigned to any Class of Certificates. The compensation of any successor servicer so appointed shall be equal to the Servicing Fees specified in Section 3.9 together with such other compensation as is provided in said Section 3.9. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions acceptable to the Trustee and meeting the qualifications set forth above in this Section 7.5(b) for the purchase of the servicing functions. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the Servicing Fee on the aggregate unpaid principal balance of the Loans as servicing compensation for servicing the Loans, together with the other servicing compensation in the form of assumption fees, late payment charges, prepayment fees or otherwise as provided in Section 3.9. Within 45 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder (except the repurchase obligations set forth in Sections 2.2 and 2.3 hereof, which shall remain obligations of the Depositor) to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Class R Certificateholder at the time of such sale, transfer and assignment to the Servicer's successor.

         (c) The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably


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requested by it to enable it to assume the  Servicer's  functions  hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Custodial Account for P&I by the Servicer or which are thereafter received with respect to the Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it.

         Section 7.6 Notification to Certificateholders. Upon any termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.1 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.1, 7.3, 7.4 and 7.5, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         Subject to Sections 8.2(i), 8.3 and 8.4, the Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any party hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders and each Rating Agency.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or in the event the Trustee is acting as successor servicer pursuant to Section 7.5, to the standard imposed on the Servicer pursuant to Section 6.3 of this Agreement; provided, however, that:


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                  (i) Prior to the  occurrence  of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may
         conclusively   rely,  as  to  the  truth  of  the  statements  and  the
         correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of Certificateholders holding Certificates which have an aggregate Certificate Principal Balance aggregating not less than 25% of the aggregate Certificate Principal Balance of all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

                  (iii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by any Responsible Officer, unless it shall be proved that the Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts;

                  (iv) The Trustee shall not be liable for any act or omission of the Depositor or the Servicer (except for its own acts or omissions as Servicer hereunder) or for any but its own acts or omissions;

                  (v) The Trustee shall not be deemed to take notice or be deemed to have knowledge of any matter, including without limitation any default or Event of Default, unless written notice thereof, referring to the Certificates, the Depositor, the Trust Fund or this Agreement is received by a Responsible Officer of the Trustee at its Corporate Trust Office; and

                  (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account, and (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.


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         None of the provisions  contained in this  Agreement  shall require the
Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties as Trustee hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         Section 8.2 Certain Matters Affecting Trustee. Except as otherwise provided in Section 8.1:

                  (i) Before acting or refraining from acting the Trustee may request or require an Officer's Certificate; the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, opinion of counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel, and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (v) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with care. Any such agents, attorneys or custodians shall be entitled to all indemnities and protection afforded to the Trustee. Any designee of the Trustee shall be considered its "agent" hereunder whether performing it as an independent contractor or otherwise.



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         Section 8.3   Trustee Not Required to Make Investigation.  Prior to the
occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, Mortgage, Mortgage Note or other paper or document, unless requested in writing so to do by Holders of Certificates having a Percentage Interest not less than 51% of the Trust Fund; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Depositor or, if paid by the Trustee, shall be repaid by the Depositor upon demand.

         Section 8.4 Trustee Not Liable for Certificates or Loans. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Loans or deposited in or withdrawn from the Custodial Account for P&I by the Servicer or for investment of any such amounts. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment while an Event of Default exists; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense, including reasonable attorneys' fees, incurred in connection with or related to the Trustee's performance of its powers and duties under this Agreement (including, without limitation, performance under Section 8.1 hereof), or any action relating to this Agreement or the Certificates, or the performance of the Trustee's duties hereunder, other than any loss, liability or expense incurred by any such Person by reason of willful misfeasance, bad faith or negligence in the performance of duties. Any such losses, liabilities and expenses resulting therefrom shall be losses, liabilities and expenses of the Depositor. The indemnification provided hereunder shall survive termination of this Agreement.


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         Section 8.5 Trustee May Own Certificates. The Trustee and any Affiliate
or agent of the Trustee in its individual or any other capacity may become the owner of or a pledgee of the Certificates with the same rights it would have if it were not Trustee or such agent, and may otherwise deal with the parties hereto.

         Section 8.6 Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee monthly (or as otherwise agreed), and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Tax Matters Person (or Person acting as its attorney-in-fact or agent) shall indemnify the Trustee for any liability of or assessment against the Trustee resulting from any error in any tax or tax information returns prepared or caused to be prepared by such Person. In the event that (i) the Servicer does not pay to the Trustee any compensation owed to the Trustee pursuant to this Agreement or (ii) the Trustee is not reimbursed for any expense, disbursement or advance incurred or made by the Trustee pursuant to this Agreement, the Trustee shall be entitled to withdraw and retain such amount from the Certificate Account. In the event the Trustee incurs expenses or renders services in any proceedings which result from an Event of Default under Section 7.1, subsections
(iii), (iv) or (v) of this Agreement, or from any default which, with the passage of time, would become an Event of Default, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law.

         Section 8.7 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state of the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The Trustee shall not control the Servicer nor be a parent of or a subsidiary of the Servicer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.7 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.


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         Section 8.8 Resignation and Removal of Trustee.  The Trustee may at any
time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Servicer. Such notice shall also be furnished to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee at the expense of the Servicer.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.7 and shall fail to resign after written request for the Trustee's resignation by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, with or without cause, the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Holders of Certificates having a Percentage Interest aggregating not less than 51% of the aggregate Denomination of all Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.

         Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 8.8 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.9.

         Section 8.9 Successor Trustee. Any successor trustee appointed as provided in Section 8.8 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver or cause to be delivered to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by the Custodian, if it shall agree to become the agent of any successor trustee hereunder), and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.



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         No  successor  trustee  shall  accept  appointment  as provided in this
Section 8.9 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.7.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.9, the Servicer shall mail notice of the succession of such trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 8.10 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such Person shall be eligible under the provisions of Section 8.7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.11 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co- trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Each co-trustee separate trustee hereunder shall not be required to meet the terms of eligibility as a successor trustee under Section 8.7 hereunder and no notice to holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.9 hereof.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers,


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duties and  obligations  (including  the holding of title to the Trust Fund or a portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         The Trustee may appoint one or more Eligible Institutions to act as its agent or agents to perform any or all of its duties and obligations under this Agreement. Each such agent shall be subject to all of the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.

         Section 8.12 Appointment of Custodians. The Trustee may, with the consent of the Servicer, appoint one or more Custodians, not affiliated with the Depositor, to review, pursuant to Section 2.2 hereof, and hold all or a portion of the Mortgage Files as agent for the Trustee provided, however, that such appointed Custodian may be LaSalle Bank National Association. Any Custodian appointed shall be an institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $50,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

         Section 8.13      Authenticating Agent.

         (a) The Trustee may appointfrom time to time an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. Any successor Authenticating Agent must be acceptable to



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the Servicer and have a principal  office and place of business in New York, New
York or Chicago, Illinois, have a combined capital and surplus of at least $50,000,000, and be authorized to do a trust business and subject to supervision or examination by federal or state authorities.

         (b) Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee promptly shall appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.13.

         (d) The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.6.

         Section 8.14 Bloomberg. As soon as practicable after the Closing Date, the Trustee or the Certificate Administrator, if any, will arrange with Bloomberg to have the Depositor set up on Bloomberg to provide the information set forth on Exhibit Q (the "Data") with respect to the Loans on a monthly basis in a format acceptable to Bloomberg and acceptable to the Underwriters. During the term of this Agreement, the Trustee will provide updated Data to Bloomberg on or before each Distribution Date.

         Section 8.15 Reports to Securities and Exchange Commission. Unless otherwise directed by the Depositor in writing, the Certificate Administrator or the Trustee, as applicable, shall prepare, sign and file with the Securities and Exchange Commission, on behalf of the Depositor, (i) no later than ten days after each Distribution Date, the Certificateholders' Report on the appropriate form and in the appropriate medium authorized or prescribed therefor under the Exchange Act, (ii) no later than March 25 of each calendar year, an annual report meeting the requirements of the Exchange Act on the appropriate form and in the appropriate medium authorized or prescribed therefor under the Exchange Act. The Trustee or the Certificate Administrator, as applicable, shall promptly forward copies of all filings made pursuant to this Section 8.15 to the Depositor.


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         Section 8.16  Calculation  of LIBOR.  Until the  Certificate  Principal
Balance of each of the Adjustable Rate Certificates has been reduced to zero, LIBOR for the initial Interest Accrual Period shall be 2.10% with respect to the Class IA-3 and Class IA-4 Certificates and 1.91% with respect to the Class IVA-3 and Class IVA-4 Certificates, and for any Interest Accrual Period thereafter, the Trustee or the Certificate Administrator, if any, shall establish LIBOR on each LIBOR Determination Date as follows:

         (a) If on such LIBOR Determination Date a rate for United States dollar deposits for one month appears on the Dow Jones Telerate System, page 3750, LIBOR for the next Interest Accrual Period shall be equal to such rate as of 11:00 a.m., London time;

         (b) If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee or the Certificate Administrator, if any, after consultation with the Servicer), the rate shall be determined as follows:

                  (i) The Trustee on the LIBOR Determination Date will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Trustee, to provide the Trustee with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

                  (ii) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Trustee for one-month United States dollar loans to leading European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Trustee are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

         (c) The establishment of LIBOR on each LIBOR Determination Date by the Trustee or the Certificate Administrator, if any, and the Trustee's or Certificate Administrator's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.



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                                   ARTICLE IX

                                   TERMINATION

         Section 9.1 Termination upon Purchase by the Depositor or Liquidation of All Loans. The respective obligations and responsibilities of the Servicer and the Trustee created hereby (other than the obligation to make payments to Certificateholders as hereafter set forth in this Section 9.1 and obligations to the Trustee in Sections 8.4 and 8.6) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Loan or (ii) the purchase by the Depositor of all Loans at a price equal to the sum of (a) the principal balance of each Loan plus accrued interest thereon at the applicable Mortgage Interest Rate to the next scheduled Installment Due Date and (b) the fair market value of all acquired property in respect of Loans, such fair market value to be determined by an appraiser selected by the Trustee or (iii) the purchase by the Servicer, so long as the Servicer is the Depositor, of all outstanding Certificates and delivery of such Certificates to the Trustee; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided, further, that a "plan of liquidation" of each of REMIC I and II in accordance with Section 860F of the Code must be adopted in conjunction with any termination effected pursuant to subclauses (i), (ii), or
(iii) of this Section 9.1.

         The Depositor is hereby granted the right to purchase the Loans pursuant to clause (ii) above, provided, however, that such right shall be conditioned upon the Principal Balances of such Loans, at the time of any such purchase, aggregating an amount less than 10% of the aggregate Principal Balance of the Loans on the Cut-off Date, after deduction of payments due on or before such date.

         Notice of any termination pursuant to clause (i), (ii) or (iii) above, specifying the Distribution Date upon which all Certificateholders may surrender their Certificates to the Trustee or its agent for payment and cancellation, shall be given promptly by the Trustee or its agent (upon direction by the Servicer no less than 10 days prior to the date such notice is to be mailed) by letter to Certificateholders and each Rating Agency mailed by first class mail no later than the 25th day of the month preceding the month of such final distribution specifying (i) the Distribution Date upon which final payment on the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee or the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or the Certificate Registrar therein specified. The Trustee or its agent shall give such notice to the Certificate Registrar and each Rating Agency at the time such notice is given to the Certificateholders. Upon any such termination, the duties of the Certificate Registrar shall also


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terminate.  In the event such  notice is given in  connection  with  Depositor's election to purchase, the Depositor shall deposit in the Certificate Account on the related Withdrawal Date an amount equal to the above-described purchase price and upon such deposit Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. With respect to the Certificates, upon presentation and surrender of the Certificates pursuant to any termination under this Section 9.1, the Trustee or Paying Agent shall cause to be distributed to Certificateholders an amount equal to (a) the amount otherwise distributable on such Distribution Date, if not in connection with a purchase; or (b) if the Depositor elected to so purchase, the purchase price calculated as above provided. Upon any termination pursuant to clause (iii) above, or upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee and any Custodian shall promptly release to the Servicer the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee or its agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee or its agent shall take appropriate and reasonable steps as directed by the Servicer, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

         Section 9.2 Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.

         Section 9.3   Additional Termination Requirements.

         (a) In the event the Depositor exercises its purchase option as provided in Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Administrator have received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.3 will not
(i) result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II of the Trust Fund as described in Section 860F(a)(2) of the Code, or
(ii) cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (A) Within 90 days prior to the final Distribution Date set forth in the notice given by the Depositor under Section 9.1, the Tax Matters Person shall prepare the documents associated with and shall adopt a plan of complete liquidation of each of REMIC I and REMIC II of the Trust Fund; and

                  (B) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer as agent of the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with such plan of liquidation; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Servicer shall not sell any of the assets of the Trust Fund prior to the close of that calendar quarter.

         (b) The Tax Matters Person hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Servicer.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment. This Agreement may be amended from time to time by the Depositor and the Trustee, without the consent of any of the
Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Class A or Subordinate Certificates are outstanding, provided, that the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification, provided, that such action under clauses (a) and (b) above shall not adversely affect in any material respect the interests of any Certificateholder or (c) such amendment is made to conform the terms of this Agreement to the terms described in the Prospectus dated December 10, 2001, together with the Prospectus Supplement dated December 21, 2001.

         This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 50% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Class A Certificates in a manner other than as described in (a) above without the consent of the Holders of Class A Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Class A Certificates; (c) adversely affect in any material respect the interest of the Holders of the Subordinate Components or Crossed Subordinated Certificates in a manner other than as described in clause
(a) above without the consent of the Holders of Subordinate Components or Crossed Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Components or

Crossed Subordinate Certificates; (d) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holder of the Class R Certificate; (e) change in any material respect the rights and obligations of the Servicer or successor Servicer under this Agreement without the prior written consent of such party; or (f) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Class A Certificates or Subordinate Components or Crossed Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as a REMIC.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not cause either REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC I Regular Interests or REMIC II Certificates are outstanding.

         As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of the Certificateholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 10.2 Recordation of Agreement. This Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 10.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.4 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested
(a) in the case of the Depositor, to ABN AMRO Mortgage Corporation, 135 South LaSalle Street, Suite 925, Chicago, Illinois 60603, Attention: Maria Fregosi - Director - ABN AMRO Mortgage Operations, or such other address as may hereafter be furnished to the Servicer and the Trustee in writing by the Depositor, (b) in the case of the Servicer, to InterFirst, 777 East Eisenhower Parkway, Ann Arbor, Michigan 48108, Attention: Steve Kapp - Vice President with a copy to ABN AMRO Mortgage Group, Inc., 2600 West Big Beaver Road, Troy, Michigan 48084,
Attention: Thomas E. Reiss, or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer, (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department, (d) in the case of Moody's, to Moody's Investors Services, Inc., 99 Church Street, New York, New York, 10007, Attention: Asset Backed Monitoring, or such other address as may hereinafter be furnished to the Depositor in writing by Moody's and (e) in the case of S&P, to Standard & Poors, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Department, or such other address as may hereinafter be furnished to the Depositor in writing by S&P. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice; provided, that any demand, notice or communication to or upon the Depositor, the Servicer or the Trustee shall not be effective until received.

         Section 10.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                            ABN AMRO MORTGAGE CORPORATION, as
                                            Depositor


                                            By:   /s/ Daniel J. Fischer
                                            ---------------------------
                                            Name: Daniel J. Fischer
                                            Its:  Vice President











                                       S-1
                                                 Pooling and Servicing Agreement

                                            JPMORGAN CHASE BANK,
                                            as Trustee


                                            By:     /s/ Chris Jackson
                                               -------------------------
                                            Name:   Chris Jackson
                                            Its:    Trust Officer







                                       S-2
                                                 Pooling and Servicing Agreement

                                            ABN AMRO MORTGAGE GROUP, INC.,
                                            as Servicer


                                            By:    /s/ Richard Geary
                                               --------------------------
                                            Name:  Richard Geary
                                            Its:   Senior Vice President

                                                 Pooling and Servicing Agreement

STATE OF FLORIDA           )
                           )   ss.:
COUNTY OF _______          )


           On  the  ________  day  of   __________________,   2001,  before  me,
_______________, personally appeared Daniel J. Fischer, a Vice President of ABN AMRO Mortgage Corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

           WITNESS my hand and official seal:


                                            Signature_________________________
                                                            (SEAL)





                                       S-4
                                                 Pooling and Servicing Agreement

STATE OF TEXAS             )
                           )   ss.:
COUNTY OF HARRIS           )


           On the ______ day of _________________, 2001, before me,
__________________________, personally appeared Chris Jackson, known to me to be a Trust Officer of JPMorgan Chase Bank, one of the institutions that executed the within instrument and also known to me to be the person who executed it on behalf of said institution, and acknowledged to me that such institution executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            -----------------------------------
                                                     Notary Public


[NOTARIAL SEAL]



                                       S-5
                                                 Pooling and Servicing Agreement

STATE OF MICHIGAN          )
                           )   ss.:
COUNTY OF OAKLAND          )


           On the ______ day of  ____________________,  2001,  before me,  Sally
Raffler, personally appeared Richard Geary, known to me to be a Senior Vice President of ABN AMRO Mortgage Group, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------------
                                                     Notary Public


[NOTARIAL SEAL]





                                       S-6
                                                 Pooling and Servicing Agreement

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                                                                     Exhibit A-1

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                        Portion of the Class IA-1 Principal Balance
                                     as of the Cut-Off Date evidenced by this
                                     Certificate: $_____________________

Class IA-1 Remittance Rate:        6.50%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IA-1 Principal Balance as of the Cut-Off Date: $_______________


                               ___________________
                                Registered Owner           Certificate No.




                                      A-1-1

                                                                     Exhibit A-2

                                                                 CUSIP: ________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.25% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                        Portion of the Class IA-2 Principal Balance
                                     as of the Cut-Off Date evidenced by this
                                      Certificate: $____________________

Class IA-2 Remittance Rate:        6.25%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IA-2 Principal Balance as of the Cut-Off Date: $__________________



                               ___________________
                                Registered Owner

                                                          Certificate No.




                                      A-2-1

                                                                     Exhibit A-3

                                                                CUSIP:__________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                     Portion of the Class IA-3 Principal Balance as
                                  of the Cut-Off Date evidenced by this
                                  Certificate: $____________________________

Class IA-3 Remittance Rate:        Initially 2.75% and for any Distribution
                                   Date after the first Distribution Date
                                   will equal a per annum rate of LIBOR + 0.65%, subject to a maximum rate of 8.50% and a minimum rate of 0.65%.

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IA-3 Principal Balance as of the Cut-Off Date: $_____________________



                               ___________________
                                Registered Owner           Certificate No.





                                      A-3-1

                                                                     Exhibit A-4

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                          Portion of the Class IA-4 Notional Amount
                                       as of the Cut-Off Date evidenced by this
                                       Certificate: $________________________

Class IA-4 Remittance Rate:        Initially 5.75% and for any Distribution Date
                                   after the first Distribution Date will equal a per annum rate of 7.85% - LIBOR, subject to a maximum rate of 7.85% and a minimum rate of 0.00%.

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IA-4 Notional Amount as of the Cut-Off Date: $____________



                               ___________________
                                Registered Owner           Certificate No.






                                      A-4-1

                                                                     Exhibit A-5

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75%.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                        Portion of the Class IA-5 Principal Balance
                                     as of the Cut-Off Date evidenced by this
                                     Certificate: $___________________

Class IA-5 Remittance Rate:        6.75%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IA-5 Principal Balance as of the Cut-Off Date: $_____________________


                               ___________________
                                Registered Owner           Certificate No.





                                      A-5-1

                                                                     Exhibit A-6

                                                               CUSIP: __________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-6

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                        Portion of the Class IA-6 Principal Balance
                                     as of the Cut-Off Date evidenced by this
                                     Certificate: $___________________

Class IA-6 Remittance Rate:         6.75%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IA-6 Principal Balance as of the Cut-Off Date: $______________




                             ______________________
                                Registered Owner
                                                          Certificate No.




                                      A-6-1

                                                                     Exhibit A-7

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IA-7

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.75% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IA-7 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $__________________________

Class IA-7 Remittance Rate:         6.75%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IA-7 Principal Balance as of the Cut-Off Date: $_______________________



                             ______________________
                                Registered Owner
                                                          Certificate No.



                                      A-7-1

                                                                     Exhibit A-8

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IIA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IIA-1 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $____________________

Class IIA-1 Remittance Rate:        6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IIA-1 Principal Balance as of the Cut-Off Date: $________________




                             ______________________
                                Registered Owner
                                                          Certificate No.



                                      A-8-1

                                                                     Exhibit A-9

                                                               CUSIP: __________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IIA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IIA-2 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_______________

Class IIA-2 Remittance Rate:        6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IIA-2 Principal Balance as of the Cut-Off Date: $__________________




                             ______________________
                                Registered Owner
                                                          Certificate No.



                                      A-9-1

                                                                    Exhibit A-10

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IIA-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IIA-3 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_________________

Class IIA-3 Remittance Rate:        6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IIA-3 Principal Balance as of the Cut-Off Date: $_______________



                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-10-1

                                                                    Exhibit A-11

                                                              CUSIP: ___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IIA-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IIA-4 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_____________

Class IIA-4 Remittance Rate:        6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IIA-4 Principal Balance as of the Cut-Off Date: $_____________




                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-11-1

                                                                    Exhibit A-12

                                                              CUSIP: ___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIIA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IIIA-1 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $________________________

Class IIIA-1 Remittance Rate:      6.50%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IIIA-1 Principal Balance as of the Cut-Off Date: $___________




                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-12-1

                                                                    Exhibit A-13

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIIA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IIIA-2 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $________________

Class IIIA-2 Remittance Rate:      6.50%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IIIA-2 Principal Balance as of the Cut-Off Date: $______________




                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-13-1

                                                                    Exhibit A-14

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIIA-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IIIA-3 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $____________________

Class IIIA-3 Remittance Rate:      6.50%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IIIA-3 Principal Balance as of the Cut-Off Date: $__________



                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-14-1

                                                                    Exhibit A-15

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IIIA-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IIIA-4 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $_______________________

Class IIIA-5 Remittance Rate:      6.50%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IIIA-4 Principal Balance as of the Cut-Off Date: $_____________________




                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-15-1

                                                                    Exhibit A-16

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.25% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IVA-1 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $_______________________

Class IVA-1 Remittance Rate:       6.25%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IVA-1 Principal Balance as of the Cut-Off Date: $______________________



                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-16-1

                                                                    Exhibit A-17

                                                               CUSIP: __________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.00% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IVA-2 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_________________________

Class IVA-2 Remittance Rate:        6.00%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IVA-2 Principal Balance as of the Cut-Off Date: $_________________



                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-17-1

                                                                    Exhibit A-18

                                                               CUSIP: __________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IVA-3 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $__________________

Class IVA-3 Remittance Rate:       Initially 2.41% and for any Distribution Date
                                   after the first Distribution Date will equal a per annum rate of LIBOR + 0.50%, subject to a maximum rate of 8.50% and a minimum rate of 0.50%.

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IVA-3 Principal Balance as of the Cut-Off Date: $____________




                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-18-1

                                                                    Exhibit A-19

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IVA-4 Notional Amount
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $____________

Class IVA-4 Remittance Rate:       Initially 6.09% and for any Distribution Date
                                   after the first Distribution Date will equal a per annum rate of 8.00% - LIBOR, subject to a maximum rate of 8.00% and a minimum rate of 0.00%.

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IVA-4 Notional Amount as of the Cut-Off Date: $___________




                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-19-1

                                                                    Exhibit A-20

                                                               CUSIP: __________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IVA-5 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $_________________________

Class IVA-5 Remittance Rate:       6.50%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IVA-5 Principal Balance as of the Cut-Off Date: $_____________



                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-20-1

                                                                    Exhibit A-21

                                                               CUSIP:__________-


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-6

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IVA-6 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_____________________

Class IVA-6 Remittance Rate:        6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IVA-6 Principal Balance as of the Cut-Off Date: $__________



                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-21-1

                                                                    Exhibit A-22

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-8

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IVA-8 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_______________

Class IVA-8  Remittance Rate:       6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IVA-8 Principal Balance as of the Cut-Off Date: $______________



                             ______________________
                                Registered Owner
                                                          Certificate No.


                                     A-22-1

                                                                    Exhibit A-23

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class IVA-9

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.00% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class IVA-9 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $________________

Class IVA-9  Remittance Rate:       6.00%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class IVA-9 Principal Balance as of the Cut-Off Date: $________




                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-23-1

                                                                    Exhibit A-24

                                                               CUSIP:___________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                  Class IVA-10

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.00% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                      Portion of the Class IVA-10 Principal Balance
                                   as of the Cut-Off Date evidenced by this
                                   Certificate: $_________________

Class IVA-10  Remittance Rate:     6.00%

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class IVA-10 Principal Balance as of the Cut-Off Date: $______________

                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-24-1

                                                                    Exhibit A-25

                                                                CUSIP:__________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class VA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.25% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class VA-1 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_________________

Class VA-1 Remittance Rate:         6.25%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class VA-1 Principal Balance as of the Cut-Off Date: $_________________



                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-25-1

                                                                    Exhibit A-26

                                                               CUSIP: __________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class VA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class VA-2 Principal Balance
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $_______________

Class VA-2 Remittance Rate:         6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class VA-2 Principal Balance as of the Cut-Off Date: $____________


                             ______________________
                                Registered Owner          Certificate No.



                                     A-26-1

                                                                   Exhibit A-27

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class VA-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                       Portion of the Class VA-3 Notional Amount
                                    as of the Cut-Off Date evidenced by this
                                    Certificate: $______________

Class VA-3  Remittance Rate:        6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class VA-3 Notional Amount as of the Cut-Off Date: $__________________


                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-27-1

                                                                    Exhibit A-28

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class VIA-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.00% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                                     Portion  of  the  Class  VIA-1
                                                  Principal  Balance  as of  the
                                                  Cut-Off Date evidenced by this
                                                  Certificate: $________________

Class VIA-1 Remittance Rate:        6.00%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class VIA-1 Principal Balance as of the Cut-Off Date: $________________________


                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-28-1

                                                                    Exhibit A-29

                                                              CUSIP:____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class VIA-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.25% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                              Portion  of  the  Class  VIA-2
                                           Principal  Balance  as of  the
                                           Cut-Off Date evidenced by this
                                           Certificate: $________________

Class VIA-2 Remittance Rate:        6.25%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class VIA-2 Principal Balance as of the Cut-Off Date: $______________________


                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-29-1

                                                                    Exhibit A-30

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1A-7

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                                     Portion   of  the  Class  1A-7
                                                  Principal  Balance  as of  the
                                                  Cut-Off Date evidenced by this
                                                  Certificate: $________________

Class 1A-7 Remittance Rate:         6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class 1A-7 Principal Balance as of the Cut-Off Date: $___________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-30-1

                                                                    Exhibit A-31

                                                           CUSIP:_______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1A-X

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                                     Portion   of  the  Class  1A-X
                                                  Notional   Amount  as  of  the
                                                  Cut-Off Date evidenced by this
                                                  Certificate: $________________

Class 1A-X Remittance Rate:         6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class 1A-X Notional Amount as of the Cut-Off Date: $___________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-31-1

                                                                    Exhibit A-32

                                                             CUSIP:_____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2A-X

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is 6.50% per annum.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                                     Portion   of  the  Class  2A-X
                                                  Notional   Amount  as  of  the
                                                  Cut-Off Date evidenced by this
                                                  Certificate: $________________

Class 2A-X Remittance Rate:         6.50%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class 2A-X Notional Amount as of the Cut-Off Date: $__________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-32-1

                                                                    Exhibit A-33

                                                             CUSIP:_____________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1A-P

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. Interest is not payable with respect to this Certificate.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                                     Portion   of  the  Class  1A-P
                                                  Principal  Balance  as of  the
                                                  Cut-Off Date evidenced by this
                                                  Certificate: $________________

Class 1A-P Remittance Rate:         0.00%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class 1A-P Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-33-1

                                                                    Exhibit A-34

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2A-P

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. Interest is not payable with respect to this Certificate.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2001-8                                     Portion   of  the  Class  2A-P
                                                  Principal  Balance  as of  the
                                                  Cut-Off Date evidenced by this
                                                  Certificate: $________________

Class 2A-P Remittance Rate:         0.00%

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017

Class 2A-P Principal Balance as of the Cut-Off Date: $___________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-34-1

                                                                    Exhibit A-35

                                                            CUSIP:______________


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class 1M

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 1M Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                   Portion   of  the   Class   1M
                                                Principal  Balance  as of  the
                                                Cut-Off Date evidenced by this
                                                Certificate: $________________

Class 1M Remittance Rate:            Variable

Cut-Off Date:                        December 1, 2001

First Distribution Date:             January 25, 2002

Last Scheduled Distribution Date:    January 25, 2032

Class 1M Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-35-1

                                                                    Exhibit A-36

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                    Class 2M

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 2M Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the   Class   2M
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 2M  Remittance  Rate:   The  Remittance  Rate on the  Crossed  Subordinate
                              Certificates will equal on any Distribution  Date,
                              the quotient  expressed as a percentage of (a) the
                              sum of (i) the  product  of (x)  6.45% and (y) the
                              Group V  Subordinate  Amount  (as  defined  in the
                              Pooling  Agreement)  and (ii) the  product  of (x)
                              6.125% and (y) the Group VI Subordinate Amount (as
                              defined in the  Pooling  Agreement),  over (b) the
                              sum of (i) the Group V Subordinate Amount and (ii)
                              the  Group  VI  Subordinate  Amount.  The  initial
                              Remittance  Rate  for each  Class  of the  Crossed
                              Senior    Subordinate    Certificates    will   be
                              approximately 6.27% per annum.



Cut-Off Date:                       December 1, 2001
First Distribution Date:            January 25, 2002
Last Scheduled Distribution Date:   January 25, 2017
Class 2M Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-36-1

                                                                    Exhibit A-37

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1B-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 1B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  1B-1
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________



Class 1B-1 Remittance Rate:         Variable

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2032

Class 1B-1 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-37-1

                                                                    Exhibit A-38

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1B-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 1B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  1B-2
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 1B-2 Remittance Rate:        Variable

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class 1B-2 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-38-1

                                                                    Exhibit A-39

                                                            CUSIP:______________



                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1B-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

     IN THE CASE OF ANY CLASS 1B-3 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class 1B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  1B-3
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 1B-3 Remittance Rate:          Variable

Cut-Off Date:                        December 1, 2001
First Distribution Date:             January 25, 2002
Last Scheduled Distribution Date:    January 25, 2032
Class 1B-3 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-39-1

                                                                    Exhibit A-40

                                                            CUSIP:______________


                       MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1B-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

     IN THE CASE OF ANY CLASS 1B-4 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR

The Class 1B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  1B-4
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 1B-4 Remittance Rate:          Variable

Cut-Off Date:                        December 1, 2001
First Distribution Date:             January 25, 2002
Last Scheduled Distribution Date:    January 25, 2032
Class 1B-4 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.




                                     A-40-1

                                                                    Exhibit A-41

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 1B-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

     IN THE CASE OF ANY CLASS 1B-5 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class 1B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  1B-5
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________



Class 1B-5 Remittance Rate:         Variable

Cut-Off Date:                       December 1, 2001
First Distribution Date:            January 25, 2002
Last Scheduled Distribution Date:   January 25, 2032
Class 1B-5 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-41-1

                                                                    Exhibit A-42

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2B-1

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

The Class 2B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  2B-1
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 2B-1 Remittance Rate:   The  Remittance  Rate on the  Crossed  Subordinate
                              Certificates will equal on any Distribution  Date,
                              the quotient  expressed as a percentage of (a) the
                              sum of (i) the  product  of (x)  6.45% and (y) the
                              Group V  Subordinate  Amount  (as  defined  in the
                              Pooling  Agreement)  and (ii) the  product  of (x)
                              6.125% and (y) the Group VI Subordinate Amount (as
                              defined in the Pooling Agreement) over (b) the sum
                              of (i) the Group V Subordinate Amount and (ii) the
                              Group   VI   Subordinate   Amount.   The   initial
                              Remittance  Rate  for each  Class  of the  Crossed
                              Senior    Subordinate    Certificates    will   be
                              approximately 6.27% per annum.

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017
Class 2B-1 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.


                                     A-42-1

                                                                    Exhibit A-43

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2B-2

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended. The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

[Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

The Class 2B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  2B-2
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 2B-2 Remittance Rate:   The  Remittance  Rate on the  Crossed  Subordinate
                              Certificates will equal on any Distribution  Date,
                              the quotient  expressed as a percentage of (a) the
                              sum of (i) the  product  of (x)  6.45% and (y) the
                              Group V  Subordinate  Amount  (as  defined  in the
                              Pooling  Agreement)  and (ii) the  product  of (x)
                              6.125% and (y) the Group VI Subordinate Amount (as
                              defined in the Pooling Agreement) over (b) the sum
                              of (i) the Group V Subordinate Amount and (ii) the
                              Group   VI   Subordinate   Amount.   The   initial
                              Remittance  Rate  for each  Class  of the  Crossed
                              Senior    Subordinate    Certificates    will   be
                              approximately 6.27% per annum.

Cut-Off Date:                       December 1, 2001

First Distribution Date:            January 25, 2002

Last Scheduled Distribution Date:   January 25, 2017
Class 2B-2 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.


                                     A-43-1

                                                                    Exhibit A-44

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2B-3

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable

     IN THE CASE OF ANY CLASS 2B-3 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class 2B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  2B-3
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 2B-3 Remittance Rate:   The  Remittance  Rate on the  Crossed  Subordinate
                              Certificates will equal on any Distribution  Date,
                              the quotient  expressed as a percentage of (a) the
                              sum of (i) the  product  of (x)  6.45% and (y) the
                              Group V  Subordinate  Amount  (as  defined  in the
                              Pooling  Agreement)  and (ii) the  product  of (x)
                              6.125% and (y) the Group VI Subordinate Amount (as
                              defined in the  Pooling  Agreement).  over (b) the
                              sum of (i) the Group V Subordinate Amount and (ii)
                              the  Group  VI  Subordinate  Amount.  The  initial
                              Remittance  Rate  for each  Class  of the  Crossed
                              Junior    Subordinate    Certificates    will   be
                              approximately 6.27% per annum.

Cut-Off Date:                        December 1, 2001
First Distribution Date:             January 25, 2002
Last Scheduled Distribution Date:    January 25, 2017
Class 2B-3 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.


                                     A-44-1

                                                                    Exhibit A-45

                                                            CUSIP:______________


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2B-4

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

     IN THE CASE OF ANY CLASS 2B-4 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR

The Class 2B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  2B-4
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 2B-4 Remittance Rate:   The  Remittance  Rate on the  Crossed  Subordinate
                              Certificates will equal on any Distribution  Date,
                              the quotient  expressed as a percentage of (a) the
                              sum of (i) the  product  of (x)  6.45% and (y) the
                              Group V  Subordinate  Amount  (as  defined  in the
                              Pooling  Agreement)  and (ii) the  product  of (x)
                              6.125% and (y) the Group VI Subordinate Amount (as
                              defined in the Pooling Agreement) over (b) the sum
                              of (i) the Group V Subordinate Amount and (ii) the
                              Group   VI   Subordinate   Amount.   The   initial
                              Remittance  Rate  for each  Class  of the  Crossed
                              Junior    Subordinate    Certificates    will   be
                              approximately 6.27% per annum.

Cut-Off Date:                        December 1, 2001
First Distribution Date:             January 25, 2002
Last Scheduled Distribution Date:    January 25, 2017
Class 2B-4 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.



                                     A-45-1

                                                                    Exhibit A-46

                                                            CUSIP:______________

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                   Class 2B-5

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to four-family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

This Certificate represents ownership of a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). The issue date (the "Issue Date") of this Certificate is December 21, 2001. The rate at which interest is payable as of the Issue Date with respect to this Certificate is variable.

     IN THE CASE OF ANY CLASS 2B-5 CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, IF ANY, OR THE DEPOSITOR.

The Class 2B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2001-8                                    Portion   of  the  Class  2B-5
                                                 Principal  Balance  as of  the
                                                 Cut-Off Date evidenced by this
                                                 Certificate: $________________

Class 2B-5 Remittance Rate:   The  Remittance  Rate on the  Crossed  Subordinate
                              Certificates will equal on any Distribution  Date,
                              the quotient  expressed as a percentage of (a) the
                              sum of (i) the  product  of (x)  6.45% and (y) the
                              Group V  Subordinate  Amount  (as  defined  in the
                              Pooling  Agreement)  and (ii) the  product  of (x)
                              6.125% and (y) the Group VI Subordinate Amount (as
                              defined in the Pooling Agreement) over (b) the sum
                              of (i) the Group V Subordinate Amount and (ii) the
                              Group   VI   Subordinate   Amount.   The   initial
                              Remittance  Rate  for each  Class  of the  Crossed
                              Junior    Subordinate    Certificates    will   be
                              approximately 6.127% per annum.

Cut-Off Date:                        December 1, 2001
First Distribution Date:             January 25, 2002
Last Scheduled Distribution Date:    January 25, 2017
Class 2B-5 Principal Balance as of the Cut-Off Date: $_____________________

                             ______________________
                                Registered Owner
                                                          Certificate No.


                                     A-46-1

                                    EXHIBIT B

                          FORM OF RESIDUAL CERTIFICATE
                                                            CUSIP_______________

                        MORTGAGE PASS-THROUGH CERTIFICATE

                                     Class R

Evidencing a Percentage Interest in certain distributions with respect to a pool of conventional one- to-four family mortgage loans formed and administered by

                          ABN AMRO MORTGAGE CORPORATION

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE  SHALL  BE  DEEMED  TO  HAVE  CONSENTED  TO THE  PROVISIONS  OF THIS
PARAGRAPH.

IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) (A "PLAN"), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, THE TRUSTEE OR CERTIFICATE REGISTRAR SHALL REQUIRE SUCH TRANSFEREE TO PROVIDE AN OFFICER'S CERTIFICATE SIGNED BY A RESPONSIBLE OFFICER OF SUCH TRANSFEREE STATING THAT THE TRANSFEREE IS AN INSURANCE COMPANY USING ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60) TO EFFECT SUCH PURCHASE AND SATISFIES ALL OF THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60, WHICH OFFICER'S CERTIFICATE SHALL NOT BE AN EXPENSE OF THE TRUSTEE OR THE DEPOSITOR.

Solely for U.S. federal income tax purposes, this Certificate represents "residual interests" in "real estate mortgage investment conduits," as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Series 2001-8                                    Percentage  Interest evidenced
                                                 by this Class R Certificate in
                                                 the  distributions  to be made
                                                 with  respect  to the  Class R
                                                 Certificate: 100%

Class R Remittance Rate:          6.75%.         [Additionally,   the  Class  R
                                                 Certificates  are  entitled to
                                                 Excess  Liquidation   Proceeds
                                                 and the Residual  Distribution
                                                 Amount  as   defined   in  the
                                                 Pooling     and      Servicing
                                                 Agreement.]

Cut-Off Date:                      December 1, 2001

First Distribution Date:           January 25, 2002

Last Scheduled Distribution Date:  January 25, 2032

Class R Principal Balance as of the Cut-Off Date:    $100


                             ______________________
                                Registered Owner
                                                          Certificate No.

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                                SCHEDULE OF LOANS

                                    EXHIBIT E

                           FIELDS OF LOAN INFORMATION

Deal Name
Distribution Date
Loan Number
Loan Group
City
State
Zip Code
Property Type (SFR, CONDO, etc.)
Occupancy Status (Owner,  Investor,  etc.)
Loan Purpose (Purchase, Refi, etc.)
Loan Type Loan Status (Current, Foreclosure, REO, Bankruptcy)
Original  Term of Loan
Amortization  Term
First  Payment  of Loan
Maturity Date
Appraisal Value
Original LTV
Original  Principal  Balance
Previous Month's Balance
Current Principal Balance
Prepay Date
Prepay Status (Loan has been prepaid, liquidated or repurchased by the Servicer) Original Scheduled P&I
Current  Scheduled P&I
Scheduled Interest Amount
Scheduled Principal Amount
Curtailment
Note Rate
Paid to Date
Payment Date

                                    EXHIBIT F


                       FORM OF TRANSFEROR CERTIFICATE FOR
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

JPMorgan Chase Bank, as Trustee
600 Travis Street, 10th Floor
Houston, Texas 77002
Attn: Institutional Trust Services

[LaSalle Bank National Association, as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: ABN AMRO Series 2001-8]

  Re:      Purchase of ABN AMRO Mortgage Corporation Mortgage
           Pass-Through Certificates Series 2001-8, Class [1B-3] [1B-4] [1B-5] [2B-3] [2B-4] [2B-5] (the "Certificates")
           ------------------------------------------------------------

Ladies and Gentlemen:

     In connection with our disposition of the above Certificates we certify that (a) we understand the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act") and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, and
(b) we have not offered or sold any certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act.

                                            Very truly yours,

                                            [Name of Transferor]

                                            By: ______________________
                                                 Authorized Officer

                                    EXHIBIT G


                      FORM OF TRANSFEREE'S CERTIFICATE FOR
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

JPMorgan Chase Bank
600 Travis Street, 10th Floor
Houston, Texas 77002
Attn: Institutional Trust Services

ABN AMRO Mortgage Corporation
135 South LaSalle Street
Suite 925
Chicago, Illinois 60603

[LaSalle Bank National Association, as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: ABN AMRO Series 2001-8]

     The undersigned (the "Purchaser") proposes to purchase [Class 1B-3] [Class 1B-4] [Class 1B-5] [Class 2B-3] [Class 2B-4] [Class 2B-5] Certificates evidencing an undivided interest in ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 2001-8 (the "Purchased Certificates") in the principal amount of $__________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 1, 2001, between ABN AMRO Mortgage Corporation ("AAMC"), ABN AMRO Mortgage Group, Inc., as servicer (the "Servicer") and JPMorgan Chase Bank, as trustee (the "Trustee"), of the ABN AMRO Mortgage Corporation Mortgage Pass-Through Certificates, Series 2001-8.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to AAMC, the Servicer, the Certificate Registrar and the Trustee that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Purchased Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement;

     (b) The Purchaser is acquiring the Purchased Certificates for its own account as principal and not with a view the distribution thereof, in whole or in part;

     (c) The Purchaser is an "accredited investor" as such term is defined in paragraph (a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Section 501 of Regulation D under the Securities Act of 1933, as amended (the "Act"), has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

     (d) The Purchaser is not affiliated with the Trustee;

     (e) The Purchaser confirms that AAMC has made available to the Purchaser the opportunity to ask questions of, and receive answers from AAMC concerning the Trust, the purchase by the Purchaser of the Purchased Certificates and all matters relating thereto that AAMC possesses or can acquire without unreasonable effort or expense;

     (f) If applicable, the Purchaser has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System; and

     (g) The Purchaser will provide the Trustee and the Servicer with affidavits substantially in the form of Exhibit A attached hereto.

     Section 3. Transfer of Purchased Certificates.

     (a) The Purchaser understands that the Purchased Certificates have not been registered under the Act, or any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Act and under applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither AAMC nor the Trust is under any obligation to register the Purchased Certificates or make an exemption available. In the event that such a transfer is to be made within two years from the Closing Date without registration under the Act or applicable state securities laws, (i) the Trustee or the Certificate Registrar shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferees each certify to AAMC, the Certificate Registrar and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) the Trustee, the Certificate Registrar or AAMC may require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or AAMC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and AAMC against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Purchased Certificate shall be made unless the transferee provides AAMC, the Certificate Registrar and the Trustee with (i) a Transferee's Agreement, substantially in the form of this Agreement, and (ii) an affidavit substantially in the form of Exhibit A hereto that the proposed transferee (x) is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, or comparable provisions of any subsequent enactments (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition or (y) is an insurance company, the source of funds to be used by it to purchase the Purchased Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and is eligible for, and satisfies all the requirements for, exemptive relief under Sections I and III of PTCE 95-60.

     (c) The Purchaser acknowledges that its Purchased Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                 [Purchaser]


                                 By:________________________________
                                    Its:

              Exhibit A to Form of Transferee Agreement (Exhibit G)

                             BENEFIT PLAN AFFIDAVIT

RE: ABN AMRO Mortgage Corporation Mortgage Pass-through Certificates, Series 2001-8 (The "Trust") [Class 1B-3] [Class 1B-4] [Class 1B-5] [Class 2B-3] [Class 2B-4] [Class 2B-5] Certificates (The "Purchased Certificates")

     Under penalties of perjury, I, __________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

     1. That I am the  ________________ of  ________________  (the "Purchaser"),
whose taxpayer identification number is ________________ , and on behalf of which I have the authority to make this affidavit.

     2. That the Purchaser is acquiring a Purchased Certificate representing an interest in Trust.

     3. That the Purchaser (i) is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable provisions of any subsequent enactments (a "Plan"), a trustee of any Plan, or any other Person who is using the "plan assets" of any Plan to effect such acquisition, or (ii) has provided an Officer's Certificate signed by a Responsible Officer of the Purchaser satisfactory to ABN AMRO Mortgage Corporation (the "Depositor"), the Certificate Registrar, and the Trustee of the Trust stating that the Purchaser is an insurance company using assets of an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and is eligible for, and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Depositor or the Trustee.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this ____ day of __________, 20__.

[Purchaser]


By:______________________
Its:

     Personally appeared before me , known or proved to me to be the same person who executed the foregoing instrument and to be a of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

     SUBSCRIBED and SWORN to before me this ___ day of ____________________, 20__.

                            _________________________
                                  Notary Public

                                    EXHIBIT H

                                   [RESERVED]

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE


                                     [Date]


JPMorgan Chase Bank, as Trustee
600 Travis Street, 10th Floor
Houston, Texas 77002
Attn: Institutional Trust Services

[LaSalle Bank National Association, as Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attn: ABN AMRO Series 2001-8_________________________]

         Re:  ABN AMRO Mortgage Corporation Mortgage Pass-Through
                     Certificates, Series 2001-8 Class R

     This  letter  is  delivered  to  you  in   connection   with  the  sale  by
________________   (the  "Seller")  to  ________________  (the  "Purchaser")  of
$________________ initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2001-8, Class R (the "Certificate"), pursuant to Section
5.1 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2001 among ABN AMRO Mortgage Corporation, as depositor (the "Company"), ABN AMRO Mortgage Group, Inc., as servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with the Depositor, the Servicer, the Certificate Registrar and the Trustee that:

     1. No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

     2. The Seller understands that the Purchaser has delivered to the Trustee, the Servicer, the Certificate Registrar and the Depositor a transferee affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

     3. The Seller has no actual knowledge that the Proposed Transferee is not a Permitted Transferee.

     4. The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

     5. At the time of this transfer (i) the Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future and (ii) either (A) the Seller both (1) has determined all of the following (I) at the time of the transfer, and at the close of each of the Purchaser's two fiscal years preceding the year of transfer, the Purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Purchaser within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Purchaser to satisfy this minimum gross asset or net asset requirement), (II) the Purchaser is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (III) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Certificates will not be paid, (IV) the Purchaser is not a foreign branch of a domestic corporation, and (V) the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Certificate is at any time subject to net tax by a foreign country or U.S. possession) and the Purchaser will not hereafter engage in any such transfer or assignment (or any such arrangement), and (2) does not know or have reason to know that the Purchaser will not honor the restrictions on subsequent transfers of any Class R Certificate described in paragraph 12 and 13 of the Transferee's Transfer Affidavit, or (B) the Seller has determined that the present value of the anticipated tax liabilities associated with the holding of the Certificates do not exceed the sum of (1) the present value of any consideration given to the Purchaser to acquire the Certificates, (2) the present value of the expected future distributions on the Certificates, and (3) the present value of the anticipated tax savings associated with holding the Certificates as the REMIC generates losses (having made such determination by (I) assuming that the Purchaser pays tax at a rate equal to the highest rat of tax specified in
Section 11(b)(1) of the Code, and (II) utilizing a discount rate for present valuation purposes equal to the applicable Federal rate prescribed by Section 1274(d) of the Code compounded semi-annually (or a lower discount rate based on the Purchaser having demonstrated that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties)).

     6. The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

     7. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless there is compliance with the standards of paragraph 5. above as to any transfer.

                                 Very truly yours,


                                 [Seller]


                                 By:_______________________________
                                    Name:__________________________
                                    Title:_________________________

                                    EXHIBIT J

                   FORM OF TRANSFEREE AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           )       ss:
COUNTY OF                  )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the "Owner")), a [savings institution]
[corporation] duly organized and existing under the laws of [the State of ________________] [the United States], on behalf of which he makes this affidavit and agreement.

     2. That the Owner (i) is not and will not be a "disqualified organization" as of the [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificate, and (ii) is acquiring the Class R Certificate for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity, or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

     3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificate; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificate may represent "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

     4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificate if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. That the Owner is aware that the Trustee and the Certificate Registrar will not register the transfer of the Class R Certificate unless the transferee, or other transferee's agent, delivers to each of them an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

     6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificate and the provisions of Section 5.1 of the Pooling and Servicing Agreement under which the Class R Certificate was issued. The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

     7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

     8. The Owner's Taxpayer Identification Number is .

     9. That no purpose of the Owner relating to the purchase of the Class R Certificate by the Owner is or will be to enable the transferor to impede the assessment or collection of tax.

     10. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

     11. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

     12. The Owner will, in connection with any transfer that it makes of the Class R Certificate deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit I to the Pooling and Servicing Agreement. [The Owner hereby agrees that it will not make any transfer of any Class R
Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and
(ii) the transfer is in compliance with the conditions set forth in paragraph 5 of Exhibit I of the Pooling and Servicing Agreement.]1/.

------------------
1/
     Bracketed text to be included if the Owner is relying on the transferee's compliance with the "Asset Test Safe Harbor" (which is generally described as the second "safe harbor" in the Prospectus Supplement)

     13. The Owner (i) is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust and (ii) if the Owner is a partnership for U.S. federal income tax purposes, each person or entity which holds an interest (directly or indirectly, through a pass-through entity) is a person or entity described in (i). To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

     14. The Owner hereby agrees to cooperate with the Depositor and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the REMIC I or the REMIC II.

     15. The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMIC I or the REMIC II, as applicable, or result in the imposition of tax on the REMIC I or the REMIC II unless counsel for, or acceptable to, the Depositor has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

     16. The Owner as transferee of the Class R Certificate has represented to their transferor that, if the Class R Certificate represents noneconomic residual interests, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificate as they become due.

     [17. The Owner hereby represents to and for the benefit of the transferor that (i) at the time of the transfer, and at the close of each of the Owners's two fiscal years preceding the year of transfer, the Owners's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Owner within the meaning of section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring that asset is to permit the Owner to satisfy this minimum gross asset or net asset requirement), (ii) the Owner is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a

------------------
rather then the "Formula Test Safe Harbor" (which is generally described as the first "safe harbor" in the Prospectus Supplement). See "Federal Income Tax Consequences - Special Tax Considerations Applicable to the Residual Certificate" in the Prospectus Supplement.

cooperative  organization  to which part I of  subchapter T of the Code applies,
(iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Class R Certificate will not be paid, and (iv) the Owner is not a foreign branch of a domestic corporation, the transfer does not involve a transfer or assignment to a foreign branch of a domestic corporation (or any other arrangement by which any Class R Certificate is at any time subject to net tax by a foreign country or U.S. possession), and the Owner will not hereafter engage in any such transfer or assignment (or any such arrangement).]1/

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 20__.


                                                 [Name of Owner]

                                                 By:____________________________
                                                          [Name of Officer]
                                                          [Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

--------
1/
Bracketed text to be included if the Owner is relying on the transferee's compliance with the "Asset Test Safe Harbor" (which is generally described as the second "safe harbor" in the Prospectus Supplement) rather then the "Formula Test Safe Harbor" (which is generally described as the first "safe harbor" in the Prospectus Supplement). See "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificate" in the Prospectus Supplement.

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and free act and deed of the Owner.

     Subscribed and sworn before me this _____ day of ___________, 20___.


                                            NOTARY PUBLIC

                                            COUNTY OF
                                            STATE OF
                                            My Commission expires the ______ day
                                            of ____________________, 20___

                                    EXHIBIT K

                     FORM OF ADDITIONAL MATTER INCORPORATED
                        INTO THE FORM OF THE CERTIFICATES

     This Certificate does not represent an obligation of or interest in ABN AMRO Mortgage Corporation or any of its affiliates. Neither this Certificate nor the underlying Loans are guaranteed by any agency or instrumentality of the United States.

     This certifies that the above-mentioned Registered Owner is the registered owner of certain interests in a trust fund (the "Certificate Trust Fund") whose assets consist of, among other things, a pool (the "Mortgage Pool") of conventional one- to four-family mortgage loans (the "Loans"), formed by ABN AMRO Mortgage Corporation (the "Depositor"). The Loans were originated or acquired by various financial institutions and subsequently acquired by the Depositor. The Mortgage Pool was created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-Off Date stated above (the "Pooling Agreement"), between the Depositor, ABN AMRO Mortgage Group, Inc., as Servicer (the "Servicer"), and JPMorgan Chase Bank, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

     Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the portion of the Certificate Distribution Amount for such Distribution Date then distributable on the Certificates of this Class, as specified in Section 4.1 of the Pooling Agreement.

     Distributions on this Certificate will be made by the Trustee or its Paying Agent by wire transfer or by other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee or its Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

     Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                 JPMORGAN CHASE BANK, as Trustee


                                                 By:____________________________


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

JPMORGAN CHASE BANK,
as Trustee


By:___________________
Dated:________________

                          ABN AMRO MORTGAGE CORPORATION
                        MORTGAGE PASS-THROUGH CERTIFICATE

     This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass- Through Certificates of the Series and Class specified hereon (herein called the "Certificates") and representing certain interests in the Certificate Trust Fund.

     The Certificates do not represent an obligation of, or an interest in, the Depositor or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Loans, all as more specifically set forth herein and in the Pooling Agreement. To the extent described in the Pooling Agreement, the Servicer is obligated to advance its own funds to cover certain shortfalls with respect to payments on the Loans. In the event Servicer funds are advanced with respect to any Loan, such advance is reimbursable to the Servicer from the related recoveries on such Loan or from other cash deposited in the Custodial Account for P&I to the extent that such advance is not otherwise recoverable.

     As provided in the Pooling Agreement, withdrawals from the Custodial Account for P&I may be made by the Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

     The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Servicer, and the rights of the Certificateholders under the Pooling Agreement at any time by the Depositor and the Trustee, with the consent of the Holders of the Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all of the Certificates of the Trust Fund. For the purposes of such provision and except as provided below, voting rights related to 100% of the Aggregate Certificate Principal Balance of any Class will be allocated pro rata (by Certificate Principal Balance) among the Certificates of such Class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth herein above will be issued to the designated transferee or transferees.

     No transfer of a Certificate will be made unless such transfer is exempt from or is made in accordance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws. No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with Section 5.1(e) or Section 5.1(f) of the Pooling Agreement. Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of such Section 5.1(e) and Section 5.1(f), as applicable. No transfer of a Junior Subordinate Certificate shall be deemed to be made in accordance with such Section 5.1(e) unless such transfer is made pursuant to an effective registration statement under the Securities Act or unless the Trustee and the Certificate Registrar are provided with the certificates and an Opinion of Counsel, if required, on which the Trustee and the Certificate Registrar may conclusively rely, which establishes or establish to the Trustee's and the Certificate Registrar's satisfaction that such transfer is exempt from the registration requirements under the Securities Act, as follows: In the event that a transfer is to be made in reliance upon an exemption from the Securities Act, the Trustee and the Certificate Registrar shall require, in order to assure compliance with the Securities Act, that the Certificateholder desiring to effect such transfer certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached as Exhibit F to the Pooling Agreement, the facts surrounding the transfer, with such modifications to such Exhibit F as may be appropriate to reflect the actual facts of the proposed transfer, and that the Certificateholder's proposed transferee certify to the Trustee and the Certificate Registrar in writing, in substantially the form attached as Exhibit G to the Pooling Agreement, the facts surrounding the transfer, with such modifications to such Exhibit G as may be appropriate to reflect the actual facts of the proposed transfer. If such certificate of the proposed transferee does not contain substantially the substance of Exhibit G, the Trustee and the Certificate Registrar shall require an Opinion of Counsel satisfactory to it that such transfer may be made without registration, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Certificate Registrar, the Trust Fund or the Depositor.

     Transfers of the Junior Subordinate Certificates may also be made in accordance with Section 5.1(f) of the Pooling Agreement. To effectuate a Certificate transfer in accordance with such Section 5.1(f), the proposed transferee of such Certificate must provide the Trustee, the Certificate Registrar and the Depositor with an investment letter substantially in the form of Exhibit L attached to the Pooling Agreement, which investment letter shall not be an expense of the Trustee, the Certificate Registrar or the Depositor, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee, the Certificate Registrar or the Depositor with Annex 1 or Annex 2 to the form of such Exhibit L if the Depositor so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of Section 5.1(f) of the Pooling Agreement. The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trustee, and the Certificate Registrar, the Depositor, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with the Pooling Agreement.

     The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations evidencing the same aggregate interest in the portion of the Available Distribution Amount distributable on this Class of Certificate, as requested by the Holder surrendering the same.

     A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Depositor, the Certificate Registrar, the Certificate Administrator, the Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Certificate Registrar, the Certificate Administrator, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The respective obligations and responsibilities of the Servicer and the Trustee created under the Pooling Agreement (other than the obligation to make payments to Certificateholders as set forth therein) shall terminate upon the earlier of (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Loan remaining in the Trust Fund and the disposition of all property acquired in respect of any Loan or (ii) the purchase by the Class R Certificateholder of all Loans at a price established pursuant to the Pooling Agreement; provided, however, that in no event shall the trust created hereby continue beyond 21 years from the death of the survivor of certain persons identified in the Pooling Agreement.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto
________________________________________________________________________________

________________________________________________________________________________

(Please  print or  typewrite  name and  address,  including  postal  zip code of
assignee.   Please  insert  social  security  or  other  identifying  number  of assignee.)

the within Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints ________________________________________ Attorney to transfer said
Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:______________________                _________________________________
                                            Signature Guaranteed

                                            _________________________________
                                            NOTICE:

                                            The  signature  to  this  assignment
                                            must  correspond  with  the  name as
                                            written  upon the face of the within
                                            instrument   in  every   particular,
                                            without alteration or enlargement or
                                            any change whatever.

                                    EXHIBIT L


                   FORM OF RULE 144A INVESTMENT REPRESENTATION

             Description of Rule 144A Securities, including numbers:

                       _________________________________
                       _________________________________
                       _________________________________
                       _________________________________

The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

     1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or any disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities in violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

     2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, the Certificate Registrar and the Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement") dated as of August 1, 2001 between ABN AMRO Mortgage Corporation, as Depositor, ABN AMRO Mortgage Group, Inc., as Servicer, and JPMorgan Chase Bank, as Trustee) pursuant to Section 5.1(f) of the Agreement, as follows:

          (a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

          (b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

          (c) The Buyer has received and reviewed the Private Placement Memorandum dated as of August 29, 2001 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Depositor or the Servicer.

          (d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

          (e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or
(2) obtained the waiver of the Depositor with respect to Annex 1 and Annex 2 pursuant to Section 5.1(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          (f) The Buyer is not affiliated with (i) the Trustee or (ii) any Rating Agency that rated the Rule 144A Securities.

          (g) If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 12 issued December 13, 1988, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

     [Required only in the case of a transfer of a Class 1B-3, Class 1B-4, Class 1B-5, Class 2B-3, Class 2B-4 or Class 2B-5 Certificate][3. The Buyer warrants and represents to, and covenants with, the Seller, the Servicer, the Certificate Registrar and the Depositor that (1) the Buyer is not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), subject to the prohibited transaction provisions of ERISA ("Plan"), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")) subject to Section 4975 of the Code (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of any Plan, or (2) the Buyer has provided the Seller, the Servicer, the Certificate Registrar and the Depositor with an Officer's Certificate signed by a Responsible Officer of the Buyer stating that the Buyer is an insurance company using assets of an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) to effect such purchase and is eligible for, and satisfies all of the requirements for exemptive relief under Sections I and III of PTCE 95-60, which Officer's Certificate shall not be an expense of the Servicer or the Depositor.]

     3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

         IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


___________________________________      _______________________________________
        Print Name of Seller                    Print Name of Seller

By:_______________________________       By:____________________________________

Name:                                    Name:
Title:                                   Title:

Taxpayer Identification                  Taxpayer Identification
No.:______________________________       No.:___________________________________

Date:_____________________________       Date:__________________________________

                                                            Annex 1 to Exhibit L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice-President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 2/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ________ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ________ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ________ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

--------

2/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                      L-1-1

               Broker-Dealer.  The  Buyer is a  dealer  registered  pursuant  to
               Section 15 of the Securities Exchange Act of 1934.

               Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

               State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ERISA Plan. The Buyer is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is subject to the fiduciary responsibility provisions of ERISA.

               Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

               SBIC. The Buyer is a Small Business Investment Company licensed by the U.S.

               Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

               Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

               Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivision, or any agency or instrumentality of the State or its political subdivision, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.



                                      L-1-2

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      ______ _____  Will the Buyer be purchasing the Rule 144A
       Yes    No    Securities only for the Buyer's own account?

     6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

     7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                                 _______________________________
                                                        Print Name of Buyer


                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                 Date:__________________________



                                      L-1-3

                                                            Annex 2 to Exhibit L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice-President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is a part of a Family of Investment Companies (as defined below), is such an officer the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

         ____ The Buyer owned $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser in a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made



                                      L-2-1
herein because one or more sales to the Buyer will be reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    -------------------------------------------
                                                  Print Name of Buyer

                                    By: _______________________________________
                                        Name:
                                        Title:


                                    Date: _____________________________________

                                    IF AN ADVISER


                                    -------------------------------------------
                                                 Print Name of Buyer


                                    By: _______________________________________
                                        Name:
                                        Title:


                                    Date: ______________________________________


(SEAL)



                                      L-2-2

                                    EXHIBIT M

                                   [RESERVED]

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                      Targeted Principal Balance Table***/

                                                                   Aggregate
                                                                  Class IVA-9
Distribution Date                                              and Class IVA-10
-----------------                                              ----------------
Initial Balance...............................................  $22,500,000.00
January 25, 2002..............................................   22,250,165.02
February 25, 2002.............................................   22,002,103.37
March 25, 2002................................................   21,755,802.80
April 25, 2002................................................   21,511,251.13
May 25, 2002..................................................   21,268,436.29
June 25, 2002.................................................   21,027,346.26
July 25, 2002.................................................   20,787,969.14
August 25, 2002...............................................   20,550,293.08
September 25, 2002............................................   20,314,306.34
October 25, 2002..............................................   20,079,997.24
November 25, 2002.............................................   19,847,354.19
December 25, 2002.............................................   19,616,365.69
January 25, 2003..............................................   19,387,020.31
February 25, 2003.............................................   19,159,306.69
March 25, 2003................................................   18,933,213.57
April 25, 2003................................................   18,708,729.75
May 25, 2003..................................................   18,485,844.13
June 25, 2003.................................................   18,264,545.66
July 25, 2003.................................................   18,044,823.39
August 25, 2003...............................................   17,826,666.43
September 25, 2003............................................   17,610,063.97
October 25, 2003..............................................   17,395,005.29
November 25, 2003.............................................   17,181,479.73
December 25, 2003.............................................   16,969,476.70
January 25, 2004..............................................   16,758,985.69
February 25, 2004.............................................   16,549,996.27
March 25, 2004................................................   16,342,498.07
April 25, 2004................................................   16,136,480.81
May 25, 2004..................................................   15,931,934.26
June 25, 2004.................................................   15,728,848.28
July 25, 2004.................................................   15,527,212.78
August 25, 2004...............................................   15,327,017.77
September 25, 2004............................................   15,128,253.30
October 25, 2004..............................................   14,930,909.50
November 25, 2004.............................................   14,734,976.59
December 25, 2004.............................................  $14,540,444.81
January 25, 2005..............................................   $4,347,304.52

____________________
***/ The targeted principal balance for each Class of TAC Certificates on each distribution date were calculated assuming that (i) the Loans have the characteristics set forth in the Modeling Assumptions described under the heading "Prepayment and Yield considerations -- Prepayment Speed Assumption and Modeling Assumptions," and (ii) the Loans are prepaid at a constant prepayment rate of 8% per annum.

                                                                   Aggregate
                                                                  Class IVA-9
Distribution Date                                               and Class IVA-10
-----------------                                               ----------------
February 25, 2005..............................................  14,155,546.12
March 25, 2005.................................................  13,965,160.07
April 25, 2005.................................................  13,776,136.92
May 25, 2005...................................................  13,588,467.27
June 25, 2005..................................................  13,402,141.79
July 25, 2005..................................................  13,217,151.21
August 25, 2005................................................  13,033,486.33
September 25, 2005.............................................  12,851,138.02
October 25, 2005...............................................  12,670,097.20
November 25, 2005..............................................  12,490,354.86
December 25, 2005..............................................  12,311,902.06
January 25, 2006...............................................  12,134,729.91
February 25, 2006..............................................  11,958,829.59
March 25, 2006.................................................  11,784,192.34
April 25, 2006.................................................  11,610,809.45
May 25, 2006...................................................  11,438,672.30
June 25, 2006..................................................  11,267,772.30
July 25, 2006..................................................  11,098,100.94
August 25, 2006................................................  10,929,649.75
September 25, 2006.............................................  10,762,410.33
October 25, 2006...............................................  10,596,374.35
November 25, 2006..............................................  10,431,533.52
December 25, 2006..............................................  10,267,879.62
January 25, 2007...............................................  10,124,013.39
February 25, 2007..............................................   9,981,297.20
March 25, 2007.................................................   9,839,723.07
April 25, 2007.................................................   9,699,283.09
May 25, 2007...................................................   9,559,969.43
June 25, 2007..................................................   9,421,774.27
July 25, 2007..................................................   9,284,689.88
August 25, 2007................................................   9,148,708.56
September 25, 2007.............................................   9,013,822.70
October 25, 2007...............................................   8,880,024.70
November 25, 2007..............................................   8,747,307.05
December 25, 2007..............................................   8,615,662.26
January 25, 2008...............................................   8,489,021.32
February 25, 2008..............................................   8,363,408.46
March 25, 2008.................................................   8,238,816.42
April 25, 2008.................................................   8,115,238.00
May 25, 2008...................................................   7,992,666.02
June 25, 2008..................................................   7,871,093.40
July 25, 2008..................................................   7,750,513.07
August 25, 2008................................................   7,630,918.02
September 25, 2008.............................................   7,512,301.30
October 25, 2008...............................................   7,394,655.99
November 25, 2008..............................................   7,227,975.25
December 25, 2008..............................................   7,162,252.25
January 25, 2009...............................................  $7,054,968.09
February 25, 2009..............................................  $6,948.553.76
March 25, 2009.................................................   6,843,002.90
April 25, 2009.................................................   6,738,309.19

                                                                   Aggregate
                                                                  Class IVA-9
Distribution Date                                               and Class IVA-10
-----------------                                               ----------------
May 25, 2009...................................................   6,634,466.39
June 25, 2009..................................................   6,531,468.27
July 25, 2009..................................................   6,429,308.65
August 25, 2009................................................   6,327,981.41
September 25, 2009.............................................   6,227,480.45
October 25, 2009...............................................   6,127,799.74
November 25, 2009..............................................   6,028,933.28
December 25, 2009..............................................   5,930,875.10
January 25, 2010...............................................   5,840,608.65
February 25, 2010..............................................   5,751,047.94
March 25, 2010.................................................   5,662,187.79
April 25, 2010.................................................   5,574,023.03
May 25, 2010...................................................   5,486,548.54
June 25, 2010..................................................   5,399,759.23
July 25, 2010..................................................   5,313,650.05
August 25, 2010................................................   5,228,216.00
September 25, 2010.............................................   5,143,452.10
October 25, 2010...............................................   5,059,353.40
November 25, 2010..............................................   4,975,915.01
December 25, 2010..............................................   4,893,132.05
January 25, 2011...............................................   4,817,404.42
February 25, 2011..............................................   4,742,219.74
March 25, 2011.................................................   4,667,574.23
April 25, 2011.................................................   4,593,464.13
May 25, 2011...................................................   4,519,885.73
June 25, 2011..................................................   4,446,835.31
July 25, 2011..................................................   4,374,309.19
August 25, 2011................................................   4,302,303.72
September 25, 2011.............................................   4,230,815.28
October 25, 2011...............................................   4,159,840.27
November 25, 2011..............................................   4,089,375.09
December 25, 2011..............................................   4,019,416.21
January 25, 2012...............................................   3,949,960.09
February 25, 2012..............................................   3,881,003.24
March 25, 2012.................................................   3,812,542.17
April 25, 2012.................................................   3,744,573.42
May 25, 2012...................................................   3,677,093.57
June 25, 2012..................................................   3,610,099.21
July 25, 2012..................................................   3,543,586.95
August 25, 2012................................................   3,477,553.43
September 25, 2012.............................................   3,411,995.33
October 25, 2012...............................................   3,346,909.32
November 25, 2012..............................................   3,282,292.11
December 25, 2012..............................................   3,218,140.43
January 25, 2013...............................................   3,154,451.05
February 25, 2013..............................................   3,091,220.73
March 25, 2013.................................................   3,028,446.28
April 25, 2013.................................................  $2,966,124.51
May 25, 2013...................................................  $2,904,252.28
June 25, 2013..................................................   2,842,826.45
July 25, 2013..................................................   2,781,843.89
August 25, 2013................................................   2,721,301.54
September 25, 2013.............................................   2,661,196.30

                                                                   Aggregate
                                                                  Class IVA-9
Distribution Date                                               and Class IVA-10
-----------------                                               ----------------
October 25, 2013...............................................   2,601,525.14
November 25, 2013..............................................   2,542,285.03
December 25, 2013..............................................   2,483,472.96
January 25, 2014...............................................   2,425,085.95
February 25, 2014..............................................   2,367,121.02
March 25, 2014.................................................   2,309,575.25
April 25, 2014.................................................   2,252,445.70
May 25, 2014...................................................   2,195,729.47
June 25, 2014..................................................   2,139,423.67
July 25, 2014..................................................   2,083,525.45
August 25, 2014................................................   2,028,031.96
September 25, 2014.............................................   1,972,940.37
October 25, 2014...............................................   1,918,247.89
November 25, 2014..............................................   1,863,951.72
December 25, 2014..............................................   1,810,049.11
January 25, 2015...............................................   1,756,537.29
February 25, 2015..............................................   1,703,413.56
March 25, 2015.................................................   1,650,675.20
April 25, 2015.................................................   1,598,319.52
May 25, 2015...................................................   1,546,343.84
June 25, 2015..................................................   1,494,745.52
July 25, 2015..................................................   1,443,521.93
August 25, 2015................................................   1,392,670.44
September 25, 2015.............................................   1,339,889.31
October 25, 2015...............................................   1,261,354.28
November 25, 2015..............................................   1,183,029.68
December 25, 2015..............................................   1,104,912.12
January 25, 2016...............................................   1,026,998.25
February 25, 2016..............................................     949,284.71
March 25, 2016.................................................     871,768.17
April 25, 2016.................................................     794,445.29
May 25, 2016...................................................     717,312.76
June 25, 2016..................................................     640,367.29
July 25, 2016..................................................     563,605.58
August 25, 2016................................................     487,024.36
September 25, 2016.............................................     410,620.36
October 25, 2016...............................................     334,390.32
November 25, 2016..............................................     258,331.02
December 25, 2016..............................................     182,439.21
January 25, 2017...............................................     106,711.68
February 25, 2017..............................................      31,145.22
March 25, 2017.................................................  $        0.00

                                    EXHIBIT Q

                                 BLOOMBERG DATA

Loan Number
Property Type
Owner Occupied
Loan Purpose
Loan Type
Loan Group
Current Interest Rate
Original Balance
Current Balance
First Payment Date
Maturity Date
Current PNI
Servicing Fee
Loan Term
Foreclosure/REO
Loan to Value Ratio
State Code
Interest Paid to Date
Zip Code
PIF Data
Amortized Remaining Term

                                    EXHIBIT R

                       FORM OF SPECIAL SERVICING AGREEMENT

     This SPECIAL SERVICING AGREEMENT (the "Agreement") is made and entered into as of ____________ 1, 20__, between _______________, as seller and master servicer (the "Company"), _______________, as holder of the Class B Certificates identified on Schedule I (the "Class B Holder") and _______________, [an affiliate of the Class B Holder,] as special servicer (the "Special Servicer").

                              PRELIMINARY STATEMENT

     WHEREAS, the Class B Holder is the holder of at least 75% of each the classes of Mortgage Pass-Through Certificates (each a "Class B Certificate") of the series of issuances (each a "Series") issued by the Company identified on
Schedule I attached hereto (such Schedule I, as may be modified or amended to reflect (i) the purchase from time to time by the Class B Holder of interests in any class of Class B Certificates of a Series such that the Class B Holder owns not less than 75% of the then outstanding Certificate Principal Balance of such Class B Certificates and (ii) the sale from time to time of the Class B Holder of interests in any class of Class B Certificates of a Series such that the Class B Holder owns less than 75% of the then outstanding Certificate Principal Balance of such Class B Certificates, the "Schedule I").

     WHEREAS, each of the Class B Certificates was issued by the Company pursuant to the Pooling and Servicing Agreement or Agreements (each a "Pooling and Servicing Agreement") identified on Schedule I and evidences an ownership interest in a pool of Mortgage Loans.

     WHEREAS, the Company is the Master Servicer of the Mortgage Loans related to each Series and the Mortgage Loans are serviced in accordance with the applicable Pooling and Servicing Agreement [and the Company's [Servicer Guide] (the "Servicer Guide")].

     WHEREAS, in connection with the purchase by Class B Holder of a Series of Class B Certificates (whether owned by the Class B Holder on the date hereof or purchased by the Class B Holder at any time in the future), the Class B Holder and the Company have agreed that (i) the Class B Holder, if it owns 75% of the most subordinate outstanding class of Class B Certificates of a Series (calculated by dividing the then outstanding Certificate Principal Balance of such Class B Certificates by the then outstanding Certificate Principal Balance of all certificates of the same class) may elect to have certain Mortgage Loans with respect to the related Series that become 90 or more days delinquent (each such Mortgage Loan, a "Delinquent Mortgage Loan") serviced by the Special Servicer (each such Delinquent Mortgage Loan, a "Specially Serviced Mortgage Loan"), and (ii) with respect to Delinquent Mortgage Loans other than Specially Serviced Mortgage Loans, the Company will provide to the Class B Holder such information as is generated [pursuant to the terms of the Servicer Guide] by the Company or a subservicer with respect to such Delinquent Loan.

     NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company, the Class B Holder and the Special Servicer hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions Incorporated by Reference.

     Capitalized terms used but not otherwise defined in this Agreement shall have the respective meaning ascribed thereto as set forth in the related Pooling and Servicing Agreement [or the Servicer Guide, as the context may require].

                                   ARTICLE II

          DESIGNATION OF SPECIALLY SERVICED MORTGAGE LOANS AND SPECIAL
                              SERVICING PROCEDURES

     Section 2.01 [Approval of _______________ as an Approved Servicer under the Servicer Guide.

     The Company hereby approves _______________ as an approved servicer for all purposes under the terms of the Servicer Guide.]

     Section 2.02 Specially Serviced Mortgage Loans.

     To the extent and for so long as the Class B Certificates of a Series are outstanding and the Class B Holder owns at least 75% of the most subordinate outstanding class of the Class B Certificates of such Series (calculated by dividing the then outstanding Certificate Principal Balance of such Class B Certificates by the then outstanding Certificate Principal Balance of all certificates of the same class), Delinquent Mortgage Loans of the related Series may, at the option of the Class B Holder, be designated in writing by the Class B Holder as Specially Serviced Mortgage Loans and transferred to the Special Servicer for servicing. The Special Servicer shall service the Specially Serviced Mortgage Loans in accordance with the terms of the related Pooling and Servicing Agreement [and the Servicer Guide].

     Following the designation of a Delinquent Mortgage Loan as a Specially Serviced Loan, the Company shall transfer servicing of such Delinquent Mortgage Loan to the Special Servicer substantially in the manner set forth herein and in
Schedule II hereto. [The parties hereto agree that any fees resulting from the transfer of the servicing of a Delinquent Mortgage Loan from the Company or a subservicer to the Special Servicer (or any successor thereto) shall be the obligation of the Company.]

     As of the Effective Date (as defined below) of each Specially Serviced Mortgage Loan, the Special Servicer shall succeed to and undertake all rights, duties and obligations of the prior servicer (including, without limitation, the making of advances, any right to purchase such Specially Serviced Mortgage Loan at the purchase price set forth in the related Pooling and Servicing Agreement and the right to receive the servicing fee with respect to such Specially Serviced Mortgage Loan) pursuant to and in accordance with the terms of the related Pooling and Servicing Agreement [and the terms and conditions of the Servicer Guide].

     With respect to each Specially Serviced Mortgage Loan, the effective date (the "Effective Date") shall be the first day of the month immediately following the month of designation of such Specially Serviced Mortgage Loan as such, provided that such written designation is received by the Company on or prior to the 15th calendar day of such month.

     Once a Delinquent Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Delinquent Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, until the earlier of the liquidation or other disposition of such Specially Serviced Mortgage Loan or the termination of this Agreement, regardless of delinquency status, whether the related Mortgaged Property becomes an REO Property or otherwise; provided, however, that if the Company exercises its right as Master Servicer to purchase all of the Mortgage Loans in a Trust Fund pursuant to an optional termination provision under the related Pooling and Servicing Agreement, the servicing of any related Specially Serviced Mortgage Loans with respect to which foreclosure proceedings have not been commenced shall be transferred promptly by the Special Servicer in accordance with written instructions from the Company.

     If the Class B Holder (i) transfers such percentage interest in any Class B Certificates of a Series such that the Class B Holder owns less than 75% of the then outstanding Certificate Principal Balance of such class, or (ii) purchases such percentage interest in any Class B Certificates of a Series such that the Class B Holder owns 75% or more of the then outstanding Certificate Principal Balance of such class, the Class B Holder shall promptly notify the Company and the Special Servicer in writing of any such transfer or acquisition. Upon receipt of written notice from the Class B Holder, the Company or the Class B Holder shall revise Schedule I hereto to reflect any such transfer or acquisition and shall forward promptly a copy of such revised schedule to the Company or the Class B Holder, as applicable, and the Special Servicer. With respect to the purchase of at least 75% of the Class B Certificates of any Series by the Class B Holder after the date hereof, this Agreement shall be effective as of the date such written notice of acquisition is received by the Company.

     If and to the extent the Company is permitted to purchase Delinquent Mortgage Loans under the related Pooling and Servicing Agreement, the Class B Holder may direct the Company to purchase any Specially Serviced Mortgage Loan and to promptly resell such Mortgage Loan to the Class B Holder at the price and on the terms set forth in such Pooling and Servicing Agreement. In the event the Class B Holder directs the Company to purchase a Specially Serviced Mortgage Loan as permitted under this Section, the Company shall promptly take all action necessary under the terms of the related Pooling and Servicing Agreement in order to accomplish such purchase (i.e. provide notification to the Trustee and/or Custodian) and to resell such Specially Serviced Mortgage Loan to the Class B Holder. The Class B Holder, and not the Company, shall be required to remit the purchase price for such Specially Serviced Mortgage Loan to the related Trustee. The Company will inform the Trustee in writing of the purchase of such Specially Serviced Mortgage Loan by the Class B Holder and further shall promptly take all actions necessary or desirable to effect the conveyance of such Mortgage Loan and the related servicing rights to the Class B Holder or its designee, time being of the essence.

     Notwithstanding any provision herein to the contrary, the Special Servicer shall (i) in no event be obligated to effect any cure or remedy in connection with a deficiency in the documentation for any Specially Serviced Mortgage Loan to the extent such deficiency existed at the time such Mortgage Loan became a Specially Serviced Mortgage Loan or (ii) have any responsibility for any obligations, duties, or liabilities of the Company with respect to the servicing of a Specially Serviced Mortgage Loan that arose prior to the related Effective Date for such Specially Serviced Mortgage Loan, other than those which would customarily be assumed after the Effective Date.

     Section 2.03 Termination of Special Servicer for Default.

     The Company shall have the right, immediately upon written notice, to terminate the Special Servicer's right and obligation to subservice all of the Specially Serviced Mortgage Loans hereunder in the event (each such event, an "Event of Default") of:

     (i) any failure by the Special Servicer to remit to the Company for distribution to the Certificateholders of a Series any payment (including without limitation, any failure to make any required Advance) required to be made under the terms of this Agreement or the related Pooling and Servicing Agreement which continues unremedied for a period of one day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Company; or

     (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Sub-Servicer contained in this Agreement (including any breach of the Special Servicer's representations and warranties contained in
Section 4.03 hereof, which materially and adversely affects the interests of the Certificateholders of a Series) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Company; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

     (iv) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer or of or relating to all or substantially all of its property; or

     (v) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     If an Event of Default shall occur, then, and in each and every such case, upon receipt of written notice from the Company, the Special Servicer shall immediately remit to the Company all amounts in the Collection Accounts and the Escrow Accounts and all rights of the Special Servicer to service the Specially Serviced Mortgage Loans shall terminate. Following the receipt of written notice from the Company as provided above, all authority and power of the Special Sub-Servicer to subservice all the Specially Serviced Mortgage Loans shall pass to and be vested in the Company pursuant to and under this Section 2.03, and the Special Servicer shall do all things necessary to effect a transfer of the servicing rights back to the Company. In this regard, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the affected Specially Serviced Mortgage Loans and related documents, or otherwise. The Special Servicer agrees to cooperate with the Company in implementing the termination of the Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Company or its appointed agent for administration by it of all amounts in the possession of the Special Servicer or thereafter be received with respect to the Specially Serviced Mortgage Loans and the transfer of the] servicing rights back to the Company.

     Section 2.04 Appointment of Successor Special Servicer.

     The Class B Holder shall have the right, upon 90 days prior written notice to the Company and the Special Servicer appoint a successor special servicer having the characteristics set forth in clauses (i), (ii) and (iii) below, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement simultaneously with the termination of the Special Servicer's responsibilities, duties and liabilities under this Agreement. In the event that the Special Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the foregoing, the Special Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The removal of the Special Servicer shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Special Servicer of the representations and warranties made pursuant to Section 4.03 and the remedies available to the Class B Holder and/or the Company under Sections 4.04 and 5.01, it being understood and agreed that the provisions of such Sections
4.04 and 5.01 shall be applicable to the Special Servicer notwithstanding any such termination of it, or the termination of this Agreement.

     Any successor special servicer shall (i) [be an institution having a net worth of not less than $1,000,000][meet the eligibility requirements of an approved servicer under the Company's Servicer Guide], (ii) the appointment of such successor servicer will not result in the downgrading in any rating by any applicable rating agency of any security issued in connection with the applicable Pooling and Servicing Agreements, and (iii) have and keep in full effect its existence, rights and franchises as a corporation (or such other corporate form), and shall obtain its qualification to do business as a foreign corporation (or such other corporate form) in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Specially Serviced Mortgage Loans and to perform its duties under this Agreement. Any successor appointed as provided herein shall execute, acknowledge and deliver to the Class B Holder and the Company an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.03, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement.

     Within 30 days of the appointment of a successor special servicer by the Class B Holder, the Special Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all servicing files related to the Specially Serviced Mortgage Loans, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination [, including but not limited to the transfer and endorsement of the related Mortgage Notes and other documents, and the Class B Holder shall do or cause to be done the preparation and recordation of Assignments of Mortgage and Deeds at the Class B Holder's sole expense].

     The Special Servicer shall cooperate with the Class B Holder and such successor in effecting the termination of the Special Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor special servicer, including without limitation, the transfer to such successor of all amounts received by it with respect to the Specially Serviced Mortgage Loans. Further, the Special Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer.

                                   ARTICLE III

             DELINQUENT MORTGAGE LOANS OTHER THAN SPECIALLY SERVICED
                                 MORTGAGE LOANS

     Section 3.01 Reporting of Delinquent Mortgage Loans.

     (a) To the extent and for so long as the Class B Certificates of a Series are outstanding and any interest in such Class B Certificates is held by the Class B Holder, the Company, as Master Servicer of the Mortgage Loans related to each Series, hereby agrees to provide to the Class B Holder the following notices and reports:

     Within three (3) Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the related Pooling and Servicing Agreement), the Company shall provide to the Class B Holder a report, in tape format, containing the following information:

(1) With respect to each Series, the number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more, together with the Principal Balance of each Mortgage Loan delinquent, one, two and three months or more;

(2) With respect to each Series, the (i) number and aggregate Principal Balance of Mortgage Loans with respect to which foreclosure proceedings have been initiated, and (ii) the number and aggregate book value of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the Mortgage Loans, and with respect to each Mortgage Loan, the (i) Principal Balance of each such Mortgage Loan with respect to which foreclosure proceedings have been initiated, and (ii) the book value of each Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's security interest in the related Mortgage Loan; and

(3) With respect to each Series, the amount of Realized Losses allocable to the Certificates on the related Distribution Date and the cumulative amount of Realized Losses allocated to such Certificates since the Cut-off Date, and with respect to each Mortgage Loan, the amount of Realized Losses attributable to such Mortgage Loan on the related Distribution Date and the cumulative amount of Realized Losses attributable to such Mortgage Loan since the Cut- off Date.

In addition, the Company, as Master Servicer of the Mortgage Loans, shall send, or shall cause the related servicer to send, to the Class B Holder all other written reports, documentation, instruments, certificates and correspondences provided by a servicer under the terms of the Servicer Guide with respect to any Mortgage Loan that becomes sixty (60) days or more delinquent.

     (b) If requested by the Class B Holder, the Company shall make its servicing personnel available to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, in connection with any Mortgage Loan identified in any report or document provided pursuant to clause (a) above; provided, that the Company shall only be required to provide information that is reasonably accessible to its servicing personnel (or its subservicers).

     (c) In addition to the information described above, the Company shall provide to the Class B Holder such information as the Class B Holder may reasonably request; provided, however, that the Mortgage Loans are Delinquent Mortgage Loans or the Mortgaged Property has been foreclosed upon. The Class B Holder will reimburse the Company for any reasonable out-of-pocket expenses incurred by it in providing such information.

     Section 3.02 Servicing of Delinquent Mortgage Loans.

     (a) Prior to the Commencement of Foreclosure of any Mortgage Loan, the Company shall provide, or cause the related servicer to provide, the Class B Holder with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount due under the Mortgage Note.

     For purposes of this Agreement, "Commencement of Foreclosure" shall mean the first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclosure, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in
(i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     (b) In connection with any Delinquent Mortgage Loan with respect to which a notice under clause (a) above has been delivered to the Class B Holder, the Class B Holder shall provide the Company with written direction as to the action to be taken with respect to such Delinquent Mortgage Loan, including, without limitation, to proceed with foreclosure, to accept a deed-in-lieu of foreclosure, to consent to a pre-foreclosure sale of Mortgaged Property at a loss, or, if permitted under the terms of the related Pooling and Servicing Agreement, to purchase Delinquent Mortgage Loans. Such written direction must be received by the Company within two (2) Business Days of transmission of the notice provided by the Company under clause (a) above. Such two (2) Business Day period shall be extended for no longer than an additional three (3) Business Days after the receipt of additional information requested if the Class B Holder requests additional information related to such Delinquent Mortgage Loan; provided, however that the Class B Holder will have at least one Business Day to provide written direction after receipt of any requested additional information. Any such additional information shall be provided only to the extent it is obtainable by the Company from existing reports, certificates or statements or otherwise be reasonably accessible to its servicing personnel (or subservicing personnel). The Company shall as promptly as practicable carry out, or cause the relevant servicer to carry out, the instruction of the Class B Holder in the manner prescribed in such written direction. The Class B Holder agrees that it has no right to negotiate directly with the Mortgagor during such period.

     In the event the Class B Holder fails to provide any written direction as provided above, the Company may take any such action as would be consistent with customary servicing practices of prudent mortgage loan servicers and the Company's normal policies and practice.

     (c) With respect to any Delinquent Mortgage Loan for which the Company has not provided a notice as contemplated in clause (a) above, the Class B Holder may, at any time, provide the Company with written direction as to the action to be taken with respect to such Delinquent Mortgage Loan, including, without limitation, to commence foreclosure proceedings, to accept a deed-in-lieu of foreclosure, to consent to a sale of Mortgaged Property at a loss, or, if permitted under the terms of the related Pooling and Servicing Agreement, to purchase Delinquent Mortgage Loans. To the extent such action is not inconsistent with the terms of the related Pooling and Servicing Agreement or the Company's duties thereunder as master servicer, the Company shall as promptly as practicable carry out, or cause the relevant servicer to carry out, the instruction of the Class B Holder in the manner prescribed in such written direction.

     (d) Any foreclosure of a Delinquent Mortgage Loan that has been initiated in accordance with clauses (b) or (c) above may be discontinued if (i) the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Class B Holder), (ii) the Company has agreed to the terms of a forbearance agreement with the Mortgagor and such forbearance agreement has been approved by the Class B Holder, or (iii) if and to the extent permitted under the related Pooling and Servicing Agreement, Class B Holder directs the Company to purchase such Delinquent Mortgage Loan at the price and on the terms set forth in the related Pooling and Servicing Agreement.

     (e) In the event the Class B Holder directs the Company to purchase a Delinquent Mortgage Loan as permitted under Sections 2.02 and 3.02 (b), (c) and
(d), the Class B Holder may direct the Company to purchase any Delinquent Mortgage Loan and to promptly resell such Mortgage Loan to the Class B Holder at the price and on the terms set forth in the applicable Pooling and Servicing Agreement. In the event the Class B Holder directs the Company to purchase a Delinquent Mortgage Loan as permitted under this Section, the Company shall promptly take all action necessary under the terms of the related Pooling and Servicing Agreement in order to accomplish such purchase (i.e. provide notification to the Trustee and/or Custodian) and to resell such Delinquent Mortgage Loan to the Class B Holder. The Class B Holder, and not the Company, shall be required to remit the purchase price for such Delinquent Mortgage Loan to the related Trustee. The Company will inform the Trustee in writing of the purchase of such Delinquent Mortgage Loan by the Class B Holder and further shall promptly take all actions necessary or desirable to effect the conveyance of such Mortgage Loan and the related servicing rights to the Class B Holder or its designee, time being of the essence. [The parties hereto agree that, in connection with a purchase of a Delinquent Mortgage Loan as provided above, any fees resulting from the transfer of the servicing of such purchased Delinquent Mortgage Loan from the Company or a subservicer to a servicer designated by the Class B Holder shall be the obligation of the Company.]

     Section 3.03 Review of the Company's Procedures.

     The Company and the Class B Holder hereby agree that the Class B Holder shall have the right, at its own expense and during normal business hours, to review any and all of the books, records, or other information of the Company which may be relevant to the Company's direct collection, loss mitigation foreclosure and REO management procedures currently in place in order to confirm that the procedures used by the Company and its subservicers are in accordance with the customary servicing practices of prudent mortgage loan servicers. In order to discuss such books, records or other information, the Company shall make personnel available who are knowledgeable about such matters.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01 Organizational and Other Related Warranties of the Class B Holder. The Class B Holder hereby makes the following representations and warranties to the Company and the Special Servicer:

     (i) Organization and Good Standing. The Class B Holder is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States.

     (ii) No Violation. Neither the execution and delivery by the Class B Holder of this Agreement, nor the consummation by the Class B Holder of the transactions contemplated hereby, nor the performance of and compliance by the Class B Holder with the provisions of this Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Class B Holder, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Class B Holder, or any of its respective properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Class B Holder is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The

Class B Holder is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Class B Holder's, good faith and reasonable judgment, is likely to affect materially and adversely its ability to perform its obligations hereunder.

     (iii) Authorization and Enforceability. The execution and delivery by the Class B Holder of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Class B Holder with the terms hereof are within the powers of the Class B Holder, and have been duly authorized by all necessary action on the part of the Class B Holder. All organizational resolutions and consents necessary for the Class B Holder to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Class B Holder and constitutes the legal, valid and binding obligation of the Class B Holder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Class B Holder has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over it, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Class B Holder.

     (iv) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Class B Holder's knowledge, threatened against it, which, if determined adversely to the Class B Holder would prohibit the Class B Holder from entering into this Agreement or, in the good faith and reasonable judgment of the Class B Holder, is likely to materially and adversely affect either the ability of the Class B Holder to perform its obligations hereunder.

     Section 4.02 Organizational and Other Related Warranties of the Company. The Company hereby makes the following representations and warranties to the Class B Holder and the Special Servicer:

     (i) Organization and Good Standing. The Company is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder and the Pooling and Servicing Agreement.

     (ii) No Violation. Neither the execution and delivery by Company of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Company with the provisions hereof or of the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Company, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Company, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document (including, without limitation, any Pooling and Servicing Agreement) to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Company is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Company's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements, or the financial condition of the Company.

     (iii) Authorization and Enforceability. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Company with the terms hereof and of the Pooling and Servicing Agreements are within the powers of the Company, and have been duly authorized by all necessary action on the part of the Company. All organizational resolutions and consents necessary for the Company to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Company has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Company, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Company.

     (iv) Approvals and Permits. The Company possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

     (v) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Company's knowledge, threatened against it, which, if determined adversely to the Company would prohibit the Company from entering into this Agreement or, in the good faith and reasonable judgment of the Company, is likely to materially and adversely affect either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements or the financial condition of the Company. The Company has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder or under the Pooling and Servicing Agreements.

     (vi) Fidelity Bond: Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Company with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the related Pooling and Servicing Agreement for it to maintain. Neither the Company nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

     Section 4.03 Organizational and Other Related Warranties of the Special Servicer. The Special Servicer hereby makes the following representations and warranties to the Company and the Class B Holder:

     (i) Organization and Good Standing. The Special Servicer is an entity duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation or the laws of the United States, and is in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder.

     (ii) No Violation. Neither the execution and delivery by Special Servicer of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Special Servicer with the provisions hereof , will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of the Special Servicer, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Special Servicer, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which the Special Servicer is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. The Special Servicer is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of the Special Servicer.

     (iii) Authorization and Enforceability. The execution and delivery by the Special Servicer of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Special Servicer with the terms hereof are within the powers of the Special Servicer, and have been duly authorized by all necessary action on the part of the Special Servicer. All organizational resolutions and consents necessary for the Special Servicer to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by the Special Servicer and constitutes the legal, valid and binding obligation of the Special Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Special Servicer has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Special Servicer, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Special Servicer.

     (iv) Approvals and Permits. The Special Servicer possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and its has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Special Servicer.

     (v) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against it, which, if determined adversely to the Special Servicer would prohibit the Special Servicer from entering into this Agreement or, in the good faith and reasonable judgment of the Special Servicer, is likely to materially and adversely affect either its ability to perform its obligations hereunder or the financial condition of the Special Servicer. The Special Servicer has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder.

     (vi) Fidelity Bond, Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Special Servicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the related Pooling and Servicing Agreement to be maintained by the Company as master servicer. Neither the Special Servicer nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

     (vii) Approved Seller/Servicer. The Special Servicer is approved as a seller/servicer of single-family mortgage loans by the Department of Housing and Urban Development.

     Section 4.04 Remedies for Breach of Representation and Warranty.

     Upon discovery by any of the Company, the Class B Holder or the Special Servicer of a breach of any of the representations and warranties contained in
Article IV which materially and adversely affects the value of the Specially Serviced Mortgage Loans or Delinquent Mortgage Loans, the party discovering such breach shall give prompt written notice to the others.

     Each of the parties hereto shall indemnify the others and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such party's representations and warranties contained in Article IV. It is understood and agreed that the obligations to indemnify as provided in this
Section 4.04 constitute the sole remedies of each of the Company, Class B Holder and Special Servicer respecting a breach of any other party's representations and warranties.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

     Section 5.01 Indemnification.

     Each of the Company, the Class B Holder and the Special Servicer (each as such, an "Indemnifying Party") shall indemnify the other parties hereto (each as such, an "Indemnified Party") and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (individually and collectively, the "Claims") that such Indemnified Party may sustain in any way related to the failure of the Indemnifying Party to perform its duties in compliance with the terms of this Agreement; provided, that none of the Company, the Class B Holder or the Special Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Class B Holder or the Special Servicer against any material breach of warranties, representations or covenants made herein, or against any specific liability imposed on such party pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     Section 5.02 Amendment.

     This Agreement may be amended from time to time by written agreement signed by each of the parties hereto.

     Section 5.03 Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

     Section 5.04 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 5.05 Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

               (i)  in the case of the Company,

               Company
               Address:         ___________________
               Attention:       ___________________
               Telephone:       ___________________
               Facsimile:       ___________________

               or such other address as may hereafter be furnished to the Class B Holder and the Special Servicer in writing.

               (ii)  in the case of the Class B Holder,

               Address:         ___________________
               Attention:       ___________________
               Telephone:       ___________________
               Facsimile:       ___________________

               or such other address as may hereafter be furnished to the Company in writing.

               (iii)  in the case of the Special Servicer,

               Address:         ___________________
               Attention:       ___________________
               Telephone:       ___________________
               Facsimile:       ___________________

               or such other address as may hereafter be furnished to the Company in writing.

     Section 5.06 Termination.

     This Agreement shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero or (ii) if mutually agreed to by the parties hereto.

     Section 5.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     Section 5.08 Successors and Assigns.

     This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 5.09 Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 5.10 Confidentiality.

     The Class B Holder agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.02 or 3.01, including individual account information, is the property of the Company and the Class B Holder agrees to use such information only for the purposes contemplated by this Agreement and otherwise hold such information confidential and not to disclose such information, except to the extent such information is made publicly available by or on behalf of the Company or the relevant Trustee.

     Section 5.11 Publicly Registered Certificates.

     The Class B Holder agrees, that without the prior written consent of the Company, so long as Class B Holder is a party to this Agreement and a holder of any Class B Certificates of a Series, it will not purchase, sell or trade any publicly registered Certificates of the same Series.

     Section 5.12 No Partnership.

     Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as an agent for the Company.

     Section 5.13 Rights of the Class B Holder. Notwithstanding anything herein to the contrary, it is agreed by the parties hereto that the rights of the Class B Holder set forth under Article II and Section 3.02(e) of this Agreement shall relate to, and be exercisable with respect to, the related Mortgage Loans of any Series to the extent that and for so long as, the Class B Holder owns at least 75% of the most subordinate outstanding class of Class B Certificates of the
related  Series  (calculated  by  dividing  the  then  outstanding   Certificate
Principal Balance of such Class B Certificates by the then outstanding Certificate Principal Balance of all certificates of the same class).

     IN WITNESS WHEREOF, each of the parties hereto have caused its name to be signed hereto by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                     COMPANY

                                     By: _____________________________
                                     Name: ___________________________
                                     Title: __________________________




                                     By: _____________________________
                                     Name: ___________________________
                                     Title: __________________________





                                     By: _____________________________
                                     Name: ___________________________
                                     Title: __________________________

                                                                      SCHEDULE I

Describe each Series of Class B Certificates and the related Pooling and Servicing Agreement

                                                                     SCHEDULE II

                      SPECIAL SERVICING TRANSFER PROCEDURES

     Any transfer of servicing with respect to a Specially Serviced Mortgage Loan shall be effected substantially in accordance with the following example. All dates set forth below are for illustrative purposes only. Capitalized terms used in this Exhibit shall have the meanings ascribed thereto in the Agreement.


                                    Timeline

Last Business Day of Month One
     Mortgagor is 89 Days Delinquent.

3rd Business Day of Month Two
     The Company receives an electronic file from its Collections Department on all 90+delinquent loans.

4th Business Day of Month Two
     The Company sends the electronic file to Class B Holder/Special Servicer of all 90+ delinquent loans with information designating those loans where a forbearance plan or workout is in progress and those loans where there is no plan in place. The Company and the Special Servicer have a discussion. The loans to be transferred are determined by the Class B Holder/Special Servicer.

6th Business Day of Month Two
     The Special Servicer informs the Company of the loans designated as Specially Serviced Mortgage Loans. The Company and the Special Servicer coordinate the transfer of servicing of the Specially Serviced Mortgage Loans. The Company prepares and mails the mortgagor notification no later than the 13th calendar day of the month. If a loan reinstates to a current or less than 90 days delinquent status before the mortgagor notification (i.e., the "goodbye letter") is sent, such loan will be removed from the transfer, and the Company will notify the Special Servicer thereof. The borrower will be instructed to send the payment due on the effective date of transfer and any past due payments to the Special Servicer.

7th Business Day of Month Two
     Relevant Trustee receives monthly electronic data file from the Company. The subject loan is included in the Company's report as an active loan serviced by the Company. The Company reports scheduled P&I on the subject loan.

On or prior to 15th Calendar Day of Month Two
     The Company sends a foreclosure referral letter to the Special Servicer's foreclosure counsel with a corresponding foreclosure package.

18th Calendar Day (or Business day immediately preceding the 18th) of Month Two
     The Company makes its monthly remittance, including advancing scheduled P&I payment due for current month for the subject loan.

Last business Day of Month Two
     Month-end cut-off.

1st Business Day of Month Three
     Effective Date.

On or Before 3rd Business Day of Month Three
     In accordance with the Servicing Transfer Instructions:

     Company sends Special Servicer final transfer data (e.g., trial balance, loan files, current and previous 2 years' history records (if applicable), all default-related correspondence, and all collection, foreclosure and bankruptcy files);

     Company provides Special Servicer with detailed reimbursement request relating to advances; and

     Company sends Special Servicer a check or wire for the net escrow and unapplied funds.

On or before the 6th Business Day of Month Three
     In accordance with the Servicing Transfer Instructions, Special Service reimburses Company for all outstanding advances, and the scheduled mortgage payment due on the Effective Date.

-------------------

Note:

1. If the loan has been transferred to Special Servicer and it cures, Special Servicer continues to service the loan and report it to Company as herein provided.

2. If the Class B Certificates of the related Series are reduced to zero, Special Servicer will continue to service the mortgage loans until they payoff or are liquidated. No other Delinquent Mortgage Loans of a Series will be transferred to Special Servicer after the Class B Certificates of such Series are reduced to zero.

                         Servicing Transfer Instructions

I. NOTIFICATION OF LOANS TO TRANSFER

A. Company will coordinate and provide a listing of all loans past 90 days delinquent. The list will be provided to Special Servicer for review and discussion on the 4th Business day of each month.

B. Class B Holder and Special Servicer to agree upon the loans to be transferred at month-end. The list must be provided via Facsimile or E-mail by the 6th business day of the month to:

                               [COMPANY]
                               [Address and contact]

II. CONVERSION DATA

Dependent upon the volume of loans transferring each month, the loans will be transferred effective the first of each month based on the prior month-end cut off by one of the following mutually agreed upon conversion methods.

A.   Manual conversion

     1. Company to provide a "master file data record" (COMPANY reference for master file data record?) for each loan (accompanied by a listing of all code definitions).

     2.   Company to provide a trial balance containing all the loans.

B.   Electronic conversion

     1. Information will be provided in a Microsoft Excel spreadsheet (or such other mutually agreeable format) containing mutually agreed upon fields.

     2.   Company to provide a trial balance containing all the loans.

Preliminary information for either a manual or electronic conversion will be provided within 3 business days of receipt of the List of Loans to Transfer to provide time for Special Servicer to verify and load the information, with the exception of the specific data that is determined at the transfer date.

III. HOMEOWNER NOTIFICATION

A. Company will mail the mortgagor notification (good-bye letter) fifteen days prior to the transfer date. Company will forward a copy of its good-bye letter to Special Servicer c/o [Dept.] (fax number ___-___-____) for approval prior to mailing.

B. Copies of Company's mortgagor notification letters will be provided to Special Servicer.

C. Company to receive a sample of Special Servicer's mortgagor notification (welcome letter) for approval prior to mailing.

IV.  HAZARD/FLOOD INSURANCE

A.   Company to prepare a change to the mortgagee clause as follows:

         Address:        ___________________

         Attention:       ___________________
         Telephone:       ___________________
         Facsimile:       ___________________

B. Copies of the mortgagee clause change requests will be provided to Special Servicer.

C. Any unpaid policies, expiration notices, cancellation notices, loans with expired policies will be properly identified, sorted and marked for special handling.

D. Company to provide a list of loans under "force place coverage" program. Force place hazard insurance policies with ASG will be canceled upon transfer of the loans. WNC force place flood policy coverage will stay in place after transfer until the expiration date.

V.   FHA LOANS

A. Company to provide screen prints to include the following items on FHA Loans with a monthly premium.

     1.     Loan number
     2.     FHA case number
     3.     Anniversary date
     4.     Annual premium
     5.     Monthly amount
     6.     Total MIP paid to date
     7.     Next month the premium is due

B. Company to provide screen prints to include the following items on FHA loans that the full premium was paid up front.

     1.     Loan number
     2.     FHA case number
     3.     Insuring date
     4.     Amount of prepaid premium

C. Company to prepare HUD Form 92080 with Special Servicer's HUD mortgagee number (72313) and forward to HUD electronically. Proof of submission will be forwarded to Special Servicer.

VI.  CONVENTIONAL LOANS

A.   Individual loan PMI certificates will be retained in the Servicing File

B. Company to prepare notifications to the PMI companies requesting a change of servicer to Special Servicer. Copies will be forwarded to Special Servicer.

C.   Company to provide screen prints of all loans with PMI to include:

     1.     Loan number
     2.     PMI company
     3.     PMI certificate number
     4.     Next due date
     5.     Last amount paid

VII. REAL ESTATE TAXES

A. Company to forward individual loan tax records showing payee, due dates, frequency of payment, next due date, last paid date and last paid amount.

B Company to provide copies of the notifications to the individual tax authorities and the Tax Service requests for a change of servicer to Special Servicer under the following contract numbers (Transamerica-2489 Pinnacle - 119)

C.   All property taxes due and payable will be paid prior to the transfer date.

D. All tax bills received after the transfer date will be forwarded to Special Servicer for payment.

E. Company to provide a listing of any loans with delinquent taxes containing the pertinent information as of the transfer date.

VIII. OPTIONAL INSURANCE

A. Company to provide a list of loans with A&H, life insurance, accidental death insurance, etc., which will include the following information.

     1.     Loan number
     2.     Insurance company
     3.     Type of coverage
     4.     Amount of monthly premium
     5.     Last monthly premium paid

B. Company to provide copies of the master and/or individual policies for the insurance coverage.

C. Company to provide copies of the notification sent to the insurance companies.

IX.  INVESTOR REPORTS

A. Company to provide a copy of the final remittance report to the investor including a trial balance as of cutoff date.

B.   Company to provide ending loan scheduled balance at transfer date.

C. Company to provide a report detailing advanced delinquent net interest monthly by due date.

D. Company to provide a report detailing advanced delinquent principal monthly by due date.

X.   OTHER

A. Company to provide hard copies of the last 24 months history for each loan accompanied by an explanation of transaction codes.

B. Company to provide copies of the last escrow analysis for each loan with an explanation of analysis method (cushion, etc.).

C. Company to provide the loan servicing file in hard copy or microfiche format.

D. Company to provide the currently active collection records and pertinent information on delinquent loans.

E. Net escrow and unapplied funds as of the transfer date will be sent to Special Servicer via check or wire within three business days of the transfer, accompanied by an explanation of Unapplied Funds codes.

F. The advances (exclusive of escrow advances, which will be handled in Section X (E) above) incurred by Company will be billed to Special Servicer accompanied by appropriate documentation. Special Servicer to reimburse Company via check or wire for all advances (exclusive of escrow advances, which will be handled in Section X (E) above) on the subject loans within three business days of receipt of billing.

G. Company to provide a listing containing the mortgagor name, co-mortgagor name, property address and mailing address for preparation of Special Servicer's Notification Letters.

H. Company to provide the following items, sorted and clearly marked for special handling.

     1. Active foreclosure and bankruptcy files should have the status shown on the front of each file.

     2. Insurance loss drafts should provide all documentation on the current status.

     3. Unprocessed payoff funds should be accompanied by a copy of the payoff quotation.

     4.   Information should be furnished on any pending payoff or assumption.

     5.   Information on any incomplete partial releases should be provided.

I. Loan payments received after the cutoff will be endorsed to __________ and forwarded by overnight service to the following address within twenty-four hours, properly identified with Company's loan number.

         [Address]

     Returned Items received after the transfer date will be forwarded to Special Servicer for reimbursement. Special Servicer to reimburse Company within 10 business days of receipt.

J. Company to ship all loan files and documentation related to the individual transfers by the 3rd business day after the cut-off. Any information, such as preliminary trial balances, master file data records, delinquency information, etc. will be furnished as early as possible prior to the transfer date.

All shipments to be sent to:

         [Address]

K. Company to furnish all required IRS reporting statements for the current year up to the transfer date, both to the mortgagors and to the appropriate government agencies. Special Servicer to furnish all required year-end reporting commencing on the effective date of transfer through the year-end.

                                                        EXHIBIT A to Schedule II


                   LOAN INFORMATION TO BE PROVIDED TO COMPANY